EXHIBIT 10.1

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT
between
44 BROOKLINE HOTEL, LLC
AFFORDABLE HOSPITALITY ASSOCIATES, L.P.
HHLP DC CONVENTION CENTER ASSOCIATES, LLC
HHLP GEORGETOWN II ASSOCIATES, LLC
HHLP LA WESTSIDE ASSOCIATES, LLC
HHLP SUNNY ASSOCIATES, LLC
HHLP SUNNYVALE TPS ASSOCIATES, LLC
44 BROOKLINE MANAGEMENT, LLC
PHILLY ONE TRS, LLC
HHLP DC CONVENTION CENTER LESSEE, LLC
44 LA WESTSIDE LESSEE, LLC
HHLP SUNNYVALE TPS LESSEE, LLC
HHLP GEORGETOWN II LESSEE, LLC
HHLP SUNNY LESSEE, LLC

collectively, as Seller
and

BCORE HALO HOLDINGS LLC
as Purchaser

Dated: April 27, 2022

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PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of this 27th day of April, 2022 (the “Effective Date”), by and among 44 BROOKLINE HOTEL, LLC, a Delaware limited liability company, AFFORDABLE HOSPITALITY ASSOCIATES, L.P., a Pennsylvania limited partnership, HHLP DC CONVENTION CENTER ASSOCIATES, LLC, a Delaware limited liability company, HHLP GEORGETOWN II ASSOCIATES, LLC, a Delaware limited liability company, HHLP LA WESTSIDE ASSOCIATES, LLC, a Delaware limited liability company, HHLP SUNNY ASSOCIATES, LLC, a Delaware limited liability company, HHLP SUNNYVALE TPS ASSOCIATES, LLC, a Delaware limited liability company, 44 BROOKLINE MANAGEMENT, LLC, a Delaware limited liability company, PHILLY ONE TRS, LLC, a Pennsylvania limited liability company, HHLP DC CONVENTION CENTER LESSEE, LLC, a Delaware limited liability company, 44 LA WESTSIDE LESSEE, LLC, a Delaware limited liability company, HHLP SUNNYVALE TPS LESSEE, LLC, a Delaware limited liability company, HHLP GEORGETOWN II LESSEE, LLC, a Delaware limited liability company, and HHLP SUNNY LESSEE, LLC, a Delaware limited liability company (individually and collectively, “Seller”), and BCORE HALO HOLDINGS LLC, a Delaware limited liability company (“Purchaser”). Seller and Purchaser are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

W I T N E S S E T H:
WHEREAS, Seller owns seven (7) separate hotel facilities more particularly described on Exhibit A attached hereto (each a “Hotel” and, collectively, the “Hotels”);
WHEREAS, Seller desires to sell each and every Hotel to Purchaser, and Purchaser desires to purchase each and every Hotel from Seller, on the terms and subject to the covenants and conditions hereinafter set forth; and
NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, covenant and agree as follows:
ARTICLE I.
DEFINITIONS
Section 1.1    Definitions. In addition to the terms defined above in the introduction and recitals to this Agreement, the following terms, when used in this Agreement, shall have the meanings set forth in this Section 1.1.
“ABC” means the California Department of Alcoholic Beverage Control.
“Accounts Receivable” means all amounts which Seller or Operating Lessee is entitled to receive from the Business which are not paid as of the Closing, including, without limitation, charges for the use or occupancy of any guest, conference or banquet rooms or other facilities at the Hotel, any restaurant, bar or banquet services, or any other goods or services provided by or on behalf of Seller or Operating Lessee at the Hotel, but expressly excluding all (i) credit card charges, checks and other instruments which have been submitted for payment as of the Closing, and (ii) items of income otherwise prorated pursuant to Section 11.2 or 11.3.1 hereof.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, (i) owns or controls fifty percent (50%) or more of the outstanding voting and/or equity interests of the Person, or (ii) controls, is controlled by or is under common control with, the Person. For the purposes of this definition, the term “control” and its derivations means having the power, directly or indirectly, to direct the management, policies or general conduct of business of a Person, whether by the ownership of voting securities, contract or otherwise.
“Aggregate Amounts” shall mean the Aggregate Courtyard LA Westside Amount, the Aggregate Courtyard Sunnyvale Amount and the Aggregate TPS Sunnyvale Amount.
“Aggregate Courtyard LA Westside Amount” shall mean that certain amount, in excess of $100,000, reasonably agreed to by the Parties prior to Closing.
“Aggregate Courtyard Sunnyvale Amount” shall mean that certain amount, in excess of $60,000, reasonably agreed to by the Parties prior to Closing.
“Aggregate TPS Sunnyvale Amount” shall mean that certain amount, in excess of $5,000, reasonably agreed to by the Parties prior to Closing.
“Anti-Terrorism Laws” means all domestic and foreign money laundering and anti-terrorist laws, statutes, treaties, codes, permits, decrees, ordinances, orders (judicial, executive or administrative), rules, regulations (temporary, interim and final), directives, determinations, judgments or requirements, including the USA Patriot Act of 2001, Pub. L. No. 107 56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et seq., the Trading with the Enemy Act, 50 U.S.C. Section 1701 et seq., rules, regulations and policies promulgated pursuant to OFAC, and laws and regulations relating to prevention and detection of money laundering in 18 U.S.C. Section 1956 and 1957, as all of the foregoing may be amended, modified, supplemented or superseded from time to time.
“Applicable Law” means (i) all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority, stock exchange, board of fire underwriters and similar quasi-governmental authority, and (ii) any judgment, injunction, order or other similar requirement of any court or other adjudicatory authority, in effect at the time in question and in each case to the extent any Person or property is subject to the same.
“Assumed Loan” has the meaning set forth in Section 3.3.2 hereof.
“Assumed Loan Documents” has the meaning set forth in Section 7.1.16 hereof.
“Assumption Fees” has the meaning set forth in Section 4.2.1 hereof.
“Bank” has the meaning set forth in Section 18.1.6 hereof.
“Benefit Credits” has the meaning set forth in Section 11.2.12 hereof.
“Benefit Plan” has the meaning set forth in Section 11.2.12 hereof.
“Bookings” has the meaning set forth in Section 2.1.16 hereof.
“Books and Records” has the meaning set forth in Section 2.1.13 hereof.
“Broker” means Goldman Sachs Group, Inc.
“Brookline Ground Lease” means that certain Ground Lease dated May 2, 2001, notice of which has been filed with the Norfolk Registry of Deeds in Book 15088 at Page 32, and Webster

Street Hotel, LLC, as tenant, as assigned to 44 Brookline Hotel, LLC pursuant to that certain Assignment and Assumption of Ground Lease and Improvements dated June 16, 2005 by and between Webster Street Hotel, LLC, as assignor and 44 Brookline Hotel, LLC as assignee as filed with the Norfolk Registry of Deeds in Book 22524, Page 425.
“Business” means, with respect to each Hotel, the lodging business and all activities related thereto conducted at the Hotel, including, without limitation, (i) the rental of any guest, conference or banquet rooms or other facilities at the Hotel, (ii) the operation of any restaurant, bar or banquet services at the Hotel, together with all other goods and services provided at the Hotel, (iii) the rental of any commercial or retail space to tenants at the Hotel, (iv) the maintenance and repair of the Real Property and tangible Personal Property comprising a part of the Hotel, (v) the employment of the Employees at the Hotel, and (vi) the payment of Taxes for the Hotel.
“Business Day” means any day other than a Saturday, Sunday or any federal legal holiday.
“California Hotels” means, collectively, the Courtyard Sunnyvale Hotel, the Hotel known as Courtyard LA Westside located at 6333 Bristol Parkway, Culver City, CA 90230, and the Hotel known as TownePlace Suites Sunnyvale located at 606 S Bernardo Avenue, Sunnyvale, CA 94087.
“California Liquor Assets” means, collectively, the California Liquor Licenses and the California Liquor Inventory.
“California Liquor Inventory” means all alcoholic beverages, in date and in original seal, on hand at the California Hotels as of the Effective Date, whether issued to the food and beverage department or held in reserve storage, subject to such depletion and resupply as shall occur and be made in the Ordinary Course of Business.
“California Liquor Licenses” means the liquor license(s) for the California Hotels issued by the ABC.
“California Natural Hazard Laws” has the meaning set forth in Section 19.1.1 hereof.
“Cash Consideration” means that portion of the Purchase Price to be paid by Purchaser to Seller, in the form of good and valid U.S. funds, at Closing, as the same is more particularly shown on Schedule 3.3.5 attached hereto.
“Cash Flow Reserve Account” has the meaning set forth in Section 11.2.15 hereof.
“Casualty” has the meaning set forth in Section 14.1 hereof.
“Closing” means the First Closing or the Second Closing, as applicable, in each case as extended pursuant to this Agreement.
“Closing Certificate” has the meaning set forth in Section 10.3.1(A) hereof.
“Closing Date” means the First Closing Date or the Second Closing Date, as applicable, in each case as extended pursuant to this Agreement.
“Closing Escrow” has the meaning set forth in Section 10.2 hereof
“Closing Escrow Agreement” has the meaning set forth in Section 10.2 hereof

“Closing Statement” has the meaning set forth in Section 11.1 hereof.
“COBRA” has the meaning set forth in Section 11.2.12 hereof.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations, rulings and guidance issued by the Internal Revenue Service.
“Courtyard Sunnyvale Hotel” means the Hotel known as Courtyard Marriott Sunnyvale located at 660 West El Camino Real, Sunnyvale, California.
“Condemnation” has the meaning set forth in Section 14.3 hereof.
“Confidential Information” has the meaning set forth in Section 8.1.1 hereof.
“Contracts” means the Equipment Leases and the Operating Agreements, but excluding the Tenant Leases, the Operating Leases, the Management Agreements, the Existing Franchise Agreements, the Grant Agreements and the Ground Leases.
“Courtyard Sunnyvale Artwork” means those certain works of art described as “Untitled, 2014 by Cliff Garten Studio – Two abstract sculptures constructed from 3/8” stainless steel rods that are hand molded and lit from within with L.E.D. lights – each sculpture measures 11’ tall by 6” and 1’5” in diameter” in that certain Covenant Running with the Land recorded as document 23465940 in the Office of the City Recorder of Santa Clara County.
“Courtyard Sunnyvale Loan Agreement” means that certain Loan Agreement, dated as of August 14, 2015, by and between T Alliance Three-Sunnyvale, LLC and Goldman Sachs Commercial Mortgage Capital, L.P., as original lender as assigned to Deutsche bank Trust Company Americas, as Trustee, on behalf of the Registered Holders of Citigroup Commercial Mortgage Securitas Inc., Commercial Mortgage Pass-Through Certificates, Series 2015-GC33, as amended and supplemented pursuant to the Assumption Agreement dated October 20, 2016 between Lender and HHLP Sunnyvale Associates, LLC in connection with the acquisition of the Courtyard Sunnyvale Hotel. CGCMT 2015-GC33; Loan No. 304591005.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.
“COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, operating standard, shut down, closure, sequester, safety or similar Law, guideline or recommendation by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and Families First Coronavirus Response Act (Pub. L. 116-127).
“Cut-Off Time” has the meaning set forth in Section 11.2 hereof.
“Data Room Web Site” the web site located at: “https://americas.datasite.com/manda/project/61f9acbeaa0712386368a1a4/content/new?mode=new” established by Broker on Seller’s behalf.
“DC Grant Agreements” means, collectively, (i) that certain Grant Agreement between Washington Convention and Sports Authority T/A Events DC and HHLP DC Convention Center Lessee, LLC, dated as of January 21, 2022, and (ii) that certain Grant Agreement between Washington Convention and Sports Authority T/A Events DC and HHLP Georgetown II Lessee, LLC, dated as of January 21, 2022.

“DC Hotels” means, collectively, the Hotel known as Hampton Inn Washington DC located at 901 6th Street, Washington, DC 20001 and the Hotel known as the Hilton Garden Inn M Street located at 2201 M St NW, Washington, DC 20037.
“Deed” has the meaning set forth in Section 10.3.1(B) hereof.
“Deposit” has the meaning set forth in Section 3.2 hereof.
“Effective Date” has the meaning set forth in the preamble to this Agreement.
“Employees” means, at the time in question, all persons employed full time or part time at the Property by HHM Manager.
“Employer” means the employer of the Employees.
“Environmental Laws” means any Applicable Laws which regulate the manufacture, generation, formulation, processing, use, treatment, handling, storage, disposal, distribution or transportation, or an actual or potential spill, leak, emission, discharge or release of any Hazardous Substances, including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, (ii) the Resource Conservation and Recovery Act, (iii) the Federal Water Pollution Control Act, (iv) the Toxic Substances Control Act, (v) the Clean Water Act, (vi) the Clean Air Act, and (vii) the Hazardous Materials Transportation Act, and similar state and local laws, as amended as of the time in question.
“Equipment Leases” has the meaning set forth in Section 2.1.9 hereof.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Escrow Agent” means Fidelity National Title Insurance Company, 1700 Market Street, Suite 2100, Philadelphia, PA 19103 Attention: Bernie Bittner, Vice President Commercial Underwriting Counsel, Telephone: 215-875-4139, Bernie.Bittner@FNF.com.
“Excluded Property” has the meaning set forth in Section 2.2 hereof.
“Existing Franchise Agreement” means each existing license agreement between Franchisor and Seller with respect, without limitation, to the branding and operation of the Hotel.
“Existing Guarantees” means Item 6 and Item 7 set forth on Schedule 7.1.16-A.
“F&B” has the meaning set forth in Section 2.1.6 hereof.
“First Closing” has the meaning set forth in Section 10.1.1 hereof.
“First Closing Date” has the meaning set forth in Section 10.1.1 hereof.
“FF&E” has the meaning set forth in Section 2.1.3 hereof.
“Financial Statement” has the meaning set for in Section 7.1.13 hereof.
“Franchise Agreement” means a license agreement between Franchisor and Purchaser with respect, without limitation, to the branding and operation of the Hotel.
“Franchise Approval” has the meaning set forth in Section 4.3.1 hereof.

“Franchisor” means the licensor under any Franchise Agreement entered into by Purchaser with respect to the Hotel.
“Function Revenues” has the meaning set forth in Section 11.2.11 hereof.
“Fundamental Representations” shall mean those certain items set forth in Section 7.1.1, 7.1.2, 7.1.3, 7.1.11, 7.1.12, 7.1.15 and 7.1.19.

“Governmental Authority” means any federal, state or local government or other political subdivision thereof, including, without limitation, any Person exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.
“Ground Lease Consent” has the meaning set forth in Section 4.4.
“Ground Lease Consent Date” has the meaning set forth in Section 4.4.
“Ground Lease Consent Fees” has the meaning set forth in Section 4.4.
“Guest Ledger” means all charges accrued to the open accounts of any guests or customers at the Hotel as of the Cut-Off Time for the Hotel for the use or occupancy of any guest, conference or banquet rooms or other facilities at the Hotel, and any restaurant, bar or banquet services at or for the Hotel, or any other goods or services provided by or on behalf of Seller or Operating Tenant at the Hotel.
“Hazardous Substances” means (A) those substances included within the definitions of any one or more of the terms “hazardous substances,” “toxic pollutants”, “hazardous materials”, “toxic substances”, and “hazardous waste” in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (as amended), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801 et seq., the Resource Conservation and Recovery Act of 1976 as amended, 42 U.S.C. Section 6901 et seq., Section 311 of the Clean Water Act, 15 U.S.C. § 2601 et seq., 33 U.S.C. § 1251 et seq., 42 U.S.C. 7401 et seq. and the regulations and publications issued under any such laws, (B) petroleum, radon gas, lead based paint, asbestos or asbestos containing material and polychlorinated biphenyls
“Hersha” means Hersha Hospitality Trust, a Maryland real estate investment trust.
“HHM Manager” means Hersha Hospitality Management L.P.
“Hilton” has the meaning set forth in Section 7.2.7 hereof.
“Hotel” and “Hotels” has the meaning set forth in the recitals hereof.
“Hotel Guest Data and Information” means all guest or customer profiles, contact information (e.g., addresses, phone numbers, facsimile numbers and email addresses), histories, preferences and any other guest or customer information in any database of Seller, Operating Tenant, Franchisor or any hotel manager (including HHM Manager), whether obtained or derived by Seller or Operating Tenant from guests or customers of the Hotel.
“Hyatt” has the meaning set forth in Section 7.2.7 hereof.
“Improvements” has the meaning set forth in Section 2.1.2 hereof.
“Indemnification Claim” has the meaning set forth in Section 15.7.1 hereof.

“Indemnification Deductible” has the meaning set forth in Section 15.4.2 hereof.
“Indemnification Loss” means, with respect to any Indemnitee, any actual (and not contingent) liability, damage, loss, cost or expense, including, without limitation, reasonable attorneys’ fees and expenses and court costs, incurred by such Indemnitee as a result of the act, omission or occurrence in question.
“Indemnitee” has the meaning set forth in Section 15.7.1 hereof.
“Indemnitor” has the meaning set forth in Section 15.7.1 hereof.
“Intellectual Property” has the meaning set forth in Section 2.1.12 hereof.
“Inventoried Baggage” has the meaning set forth in Section 12.2 hereof.
“Inventoried Safe Deposit Box” has the meaning set forth in Section 12.2 hereof.
“IT System” has the meaning set forth in Section 2.1.5 hereof.
“Knowledge” means with respect to Seller, the actual knowledge, without independent investigation, except as described below, of William J. Walsh, Senior Vice President, Asset Management and Christopher Doyle, Senior Vice President, Asset Management, and expressly excludes the knowledge of any other shareholder, partner, member, trustee, beneficiary, director, officer, manager, employee, agent or representative of Seller. For the purposes of this definition, the term “actual knowledge” means, with respect to any person, the conscious awareness of such person at the time in question, and expressly excludes any constructive or implied knowledge of such person. The individuals named herein shall have no personal liability by virtue of their inclusion in this definition.
“Land” has the meaning set forth in Section 2.1.1 hereof.
“Lease Assumption Agreements” has the meaning set forth in Section 10.3.1(B) hereof.
“Lender” means the lender under and pursuant to the Assumed Loan.
“Lender Approval” has the meaning set forth in Section 4.2.1 hereof.
“Liabilities” means any liabilities, obligations, damages, losses, costs and expenses of any kind or nature whatsoever, whether accrued or un-accrued, actual or contingent, known or unknown, foreseen or unforeseen, and unrelated to a breach of a Seller representation, warranty or covenant contained herein.
“Licenses and Permits” has the meaning set forth in Section 2.1.11 hereof.
“Liquor License” has the meaning set forth in Section 8.4 hereof.
“Liquor Assets Escrow” means the escrow opened with the Liquor Assets Escrow Agent and established for the sale to Purchaser of the California Liquor Assets.
“Liquor Assets Escrow Agent” means California Business Escrow, Inc.
“Liquor Assets Escrow Agreement” has the meaning set forth in Section 19.2.1.
“Liquor Assets Purchase Price” has the meaning set forth in Section 19.2.3.

“Liquor Designee” means Purchaser or an Affiliate of Purchaser who Purchaser designates to become the licensee under (i) the California Liquor Licenses, and/or (ii) a temporary retail permit from the ABC.
“Liquor Seller” means each Seller that is the owner of the California Hotels.
“Loan Application Date” has the meaning set forth in Section 4.2.1 hereof.
“Management Agreement” means any contract for the management of the Hotel between Seller or Operating Lessee and HHM Manager.
“Marriott” has the meaning set forth in Section 7.2.7 hereof.
“Material Casualty” has the meaning set forth in Section 14.2 hereof.
“Material Condemnation” has the meaning set forth in Section 14.3.1 hereof.
“Material Contract” means any Contract (A) (I) that requires payments in the aggregate after the Closing Date of Fifty Thousand Dollars ($50,000) or more per year, and (II) which is not terminable upon sixty (60) days’ or less prior written notice without penalty or (B) that requires payments in the aggregate after the Closing Date of One Hundred Thousand Dollars ($100,000) or more for the remaining term of such Contract, and in each case, is not a purchase order for consumables, F&B, retail merchandise, supplies or similar items.
“Monetary Defects” has the meaning set forth in Section 5.3.1 hereof.
“Multiemployer Pension Plans” means the funds identified on Schedule 1.1 attached hereto.
“New Hotel Management Agreement” means a hotel management agreement for the management of each Hotel to be entered into between Purchaser and HHM Manager on or prior to the Closing Date in accordance with the terms attached hereto as Exhibit C and on such other terms as agreed by HHM Manager and Purchaser acting reasonably.
“New Title Election Notice” has the meaning set forth in Section 5.3.3 hereof.
“New Title Objection Notice” has the meaning set forth in Section 5.3.3 hereof.
“New Title Response Notice” has the meaning set forth in Section 5.3.3 hereof.
“New Title Exception” has the meaning set forth in Section 5.3.3 hereof.
“Notice” has the meaning set forth in Section 16.1 hereof.
“OFAC” has the meaning set forth in Section 7.1.15 hereof.
“Operating Agreements” means all maintenance, repair, improvement, service and supply contracts, and all other agreements for goods or services which are held by or on behalf of Seller or Operating Tenant in connection with the Business, other than the Operating Leases, Tenant Leases, Equipment Leases, Licenses and Permits, Management Agreements, Existing Franchise Agreements, Ground Leases and Grant Agreements.
“Operating Lease(s)” means, individually and collectively, the operating lease agreement between each Seller and each Operating Tenant with respect to each Hotel.

“Operating Tenant(s)” means, individually and collectively, 44 Brookline Management, LLC, Philly One TRS, LLC, HHLP DC Convention Center Lessee, LLC, 44 LA Westside Lessee, LLC, HHLP Sunnyvale TPS Lessee, LLC, HHLP Georgetown II Lessee, LLC and HHLP Sunny Lessee, LLC, which are the tenants under each Operating Lease.
“Ordinary Course of Business” means the ordinary course of business consistent with Seller’s and Operating Tenant’s, as applicable, past custom and practice for the Business, taking into account the facts and circumstances in existence from time to time.
“Pennsylvania Real Property” has the meaning set forth in Section 19.5.1 hereof.
“Permitted Exception” has the meaning set forth in Section 5.3.2 hereof.
“Person” means any natural person, corporation, general or limited partnership, limited liability company, association, joint venture, trust, estate, Governmental Authority or other legal entity, in each case whether in its own or a representative capacity.
“Personal Property” means the Property other than the Real Property.
“PIP” means, individually and collectively, the property improvement plan for a Hotel required by the Franchisor as part of the New Franchise Agreement.
“Plans and Specifications” has the meaning set forth in Section 2.1.14 hereof.
“Property/Properties” has the meaning set forth in Section 2.1 hereof.
“Proprietary Property” has the meaning set forth in Section 12.4 hereof.
“Prorations” has the meaning set forth in Section 11.2 hereof.
“Purchase Price” has the meaning set forth in Section 3.1 hereof.
“Purchaser Closing Condition Failure” has the meaning set forth in Section 13.1 hereof.
“Purchaser Closing Conditions” has the meaning set forth in Section 9.1 hereof.
“Purchaser Closing Deliveries” has the meaning set forth in Section 10.3.2 hereof.
“Purchaser Default” has the meaning set forth in Section 13.2 hereof.
“Purchaser Documents” has the meaning set forth in Section 7.2.2 hereof.
“Purchaser Indemnitees” means Purchaser and its Affiliates, and each of their respective shareholders, members, partners, trustees, directors, officers and employees.
“Purchaser’s Costs” has the meaning set forth in Section 13.1 hereof.
“Real Property” has the meaning set forth in Section 2.1.2 hereof.
“Representation Schedule Update” has the meaning set forth in Section 16.16 hereof.
“Retail Merchandise” has the meaning set forth in Section 2.1.7 hereof.
“Second Closing” has the meaning set forth in Section 10.1.2 hereof.

“Second Closing Date” has the meaning set forth in Section 10.1.2 hereof.
“Seller Closing Conditions” has the meaning set forth in Section 9.2 hereof.
“Seller Closing Deliveries” has the meaning set forth in Section 10.3.1 hereof.
“Seller Cure Period” has the meaning set forth in Section 13.1 hereof.
“Seller Default” has the meaning set forth in Section 13.1 hereof.
“Seller Documents” has the meaning set forth in Section 7.1.2 hereof.
“Seller Due Diligence Materials” has the meaning set forth in Section 4.1.3 hereof.
“Seller Franchise Guarantor” means Hersha.
“Seller Indemnitees” means Seller, Operating Tenant, the Employer and their respective Affiliates, and each of their respective shareholders, members, partners, trustees, trust beneficiaries, directors, officers, agents and employees.
“Seller Loan Guarantor” means Hersha.
“Seller’s Possession” means in the physical possession and/or control of or reasonably available to any officer of Seller; provided, however, that any reference in this Agreement to Seller’s Possession of any documents or materials expressly excludes the possession of any documents or materials that (i) are legally privileged or constitute attorney work product, (ii) are subject to a confidentiality obligation or Applicable Law prohibiting their disclosure by Seller, or (iii) constitute confidential internal assessments, reports, studies, memoranda, notes or other correspondence prepared by or on behalf of any officer or employee of Seller.
“Supplies” has the meaning set forth in Section 2.1.4 hereof.
“Surety Period” has the meaning set forth in Section 8.5.3(B)(ii).
“Survey Defects” means any matters set forth in or disclosed on any of the Updated Surveys.
“Taxes” means any federal, state, local or foreign taxes, assessments, levies, charges or fees imposed by any Governmental Authority with respect to the Property or the Business, including (i) any federal, state, local or foreign real property, personal property, sales, use, room, occupancy, ad valorem, income, capital gain, gross receipts, capital stock, franchise, profits, estate, conveyance, excise, recording, escheat, gift or generation skipping tax, (ii) transfer, documentary stamp, recording or similar tax, levy, charge or fee incurred with respect to the transactions described in this Agreement, and (iii) any interest, penalty or fine with respect thereto.
“Tenant Lease” has the meaning set forth in Section 2.1.8 hereof.
“Tenant Security Deposits” has the meaning set forth in Section 2.1.8 hereof.
“Third-Party Claim” means, individually and collectively: (i) with respect to any Seller Indemnitee, any claim, demand, lawsuit, arbitration or other legal or administrative action or proceeding against such Seller Indemnitee by any Person which is not Purchaser or an Affiliate of Purchaser; and (ii) with respect to any Purchaser Indemnitee, any claim, demand, lawsuit, arbitration or other legal or administrative action or proceeding against such Purchaser Indemnitee by any Person which is not Seller or an Affiliate of Seller.
“Third Party Loans” shall mean all loans, mortgages, deeds of trust, notes, indentures and other documents evidencing borrowing related to, or secured by an interest in, the Property excluding the Courtyard Sunnyvale Loan Documents.
“Title Commitments” has the meaning set forth in Section 5.1 hereof.
“Title Company” means Fidelity National Title Insurance Company, 1700 Market Street, Suite 2100, Philadelphia, PA 19103 Attention: Bernie Bittner, Vice President Commercial Underwriting Counsel, Telephone: 215-875-4139, Bernie.Bittner@FNF.com.
“Title Exceptions” means all liens, encumbrances or other exceptions to title disclosed in the Title Commitments.
“Title Policy” means a 2006 American Land Title Association (ALTA) Extended Owner’s Title Insurance Policy (6-17-06) issued by the Title Company.
“Trade Payables” has the meaning set forth in Section 11.2.9 hereof.
“TPS Sunnyvale Ground Lease” means that certain lease dated October 8, 2002 executed by Donna Maria Russo, as lessor, and Sunnyvale Suites, LLC, a Kansas limited liability company, as lessee, as referenced in the document entitled Memorandum of Ground Lease, which was recorded October 22, 2002 at 16543207 of Official Records of Santa Clara County, California as assigned from Sunnyvale Suites, LLC, a Kansas limited liability company to HHLP Sunnyvale TPS Associates, LLC, a Delaware limited liability company as referenced in the document entitled Assignment and Assumption of Ground Lease recorded August 28, 2015, Instrument No. 23066402 of the Official Records of Santa Clara County, California.
“TPS Sunnyvale Ground Lease Lessor” means Donna Maria Russo.
“Unencumbered Properties” means all of the Properties except for the Courtyard Sunnyvale Hotel.
“Union Contract” means, that certain Collective Bargaining Agreement by and between Hampton Inn 13th & Race Streets, Philadelphia, PA 19107 and UNITE HERE, Local 274, dated as of January 17, 2022.
“U.S. Person” has the meaning set forth in Section 7.1.15 hereof.
“WARN Act” means the Worker’s Adjustment and Retraining Notification Act, 29 U.S.C. § 2101, et seq., as well as the rules and regulations thereto, set forth in 20 CFR 639, et seq., and any similar state and local laws, as amended from time to time, and any regulations, rules and guidance issued pursuant thereto.
“Warranties” has the meaning set forth in Section 2.1.15 hereof.

ARTICLE II.
THE PROPERTY AND LIABILITIES
Section 2.1    Description of the Property. Subject to the terms set forth in this Agreement, at Closing, Seller shall, or shall cause Operating Tenant to, sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase and accept from Seller or Operating Tenant, as applicable, the property and assets being conveyed, as more particularly set forth in this Section 2.1 below but excluding the Excluded Property (each, a “Property” and, collectively, the “Properties”):
2.1.1.    Land. Each individual parcel of land described in Schedule 2.1.1 attached hereto, together with all appurtenant easements and any other rights and interests appurtenant thereto (collectively, the “Land”);
2.1.2.    Improvements. All buildings, structures (surface and subsurface), parking areas and other improvements located on or affixed to the Land and all fixtures on the Land which constitute real property under Applicable Law (the “Improvements,” and together with the Land, the “Real Property”);
2.1.3.    FF&E. All fixtures (other than those which constitute Improvements), furniture, furnishings, equipment, machinery, tools, vehicles, appliances, art work, including, without limitation, the Courtyard Sunnyvale Artwork, and other items of tangible personal property which are located at the Real Property and used exclusively in the Business, other than the Supplies, IT System, F&B, Retail Merchandise, Books and Records and Plans and Specifications (the “FF&E”).
2.1.4.    Supplies. All china, glassware and silverware, linens, uniforms, engineering, maintenance, cleaning and housekeeping supplies, matches and ashtrays, soap and other toiletries, stationery, menus, directories and other printed materials, and all other similar supplies and materials, in each case whether partially used, unused or held in reserve storage for future use, which are located at the Real Property or ordered for future use at the Real Property as of Closing thereon (the “Supplies”);
2.1.5.    IT System. All computer hardware, telecommunications and information technology systems located at the Real Property, including all telephone exchanges located at the Real Property (the “IT System”);
2.1.6.    Food and Beverage. All food and beverages (alcoholic and non-alcoholic) which are located at the Real Property, whether opened or unopened, or ordered for future use at the Real Property in the Ordinary Course of Business, as of the Closing, including, without limitation, all food and beverages located in the guest rooms, but expressly excluding any alcoholic beverages to the extent the sale or transfer of the same is not permitted under Applicable Law (the “F&B”);
2.1.7.    Retail Merchandise. All merchandise located at the Real Property and held for sale to guests and customers of the Hotel at the Real Property, or ordered for future sale at the Real Property as of the Closing, including, without limitation, the inventory held for sale in any gift shop, pro shop or newsstand operated by or on behalf of Seller or Operating Tenant at the Real Property, but expressly excluding the F&B (the “Retail Merchandise”);
2.1.8.    Tenant Leases. All leases, subleases, licenses, concessions, occupancy and/or similar agreements granting to any other Person the right to use or occupy any portion of the Real Property (for the avoidance of doubt, including, but not limited to any billboard, cell tower, antenna roof, solar, signage or any similar leases) other than the Bookings, together with all security deposits held by or on behalf of Seller or Operating Tenant thereunder

(the “Tenant Security Deposits”) and letters of credit and all guaranties relating thereto, if any (each, a “Tenant Lease” and, collectively, the “Tenant Leases”). The Tenant Leases are more particularly described on Schedule 2.1.8 attached hereto;
2.1.9.    Equipment Leases. Subject to Section 8.3 hereof, all leases and purchase money security agreements for any equipment, machinery, vehicles, furniture or other personal property located at the Hotel which are held by or on behalf of Seller or Operating Tenant and used exclusively in the Business, including all guarantees and letters of credit relating thereto (each, an “Equipment Lease” and, collectively, the “Equipment Leases”); provided, however, if such Equipment Leases require consent of the vendor party (or other counterparty), Purchaser shall use commercially reasonable good faith efforts to obtain such consent as of Closing (in any event, Purchaser shall assume all such Equipment Leases and provide replacement guarantees by Purchaser, if applicable, to the applicable vendor party in the event Seller or any Affiliate thereof has theretofore executed a guarantee in connection therewith);
2.1.10.    Operating Agreements. Subject to Section 8.3, all Operating Agreements including, without limitation, all energy agreements for utilities provided, however, if any such Operating Agreement requires the consent of the vendor party (or any other counterparty), Purchaser shall use commercially reasonable good faith efforts to obtain such consent as of the Closing and in any event Purchaser shall assume all such Operating Agreements even if such consent has not been obtained;
2.1.11.    Licenses and Permits. All licenses, permits, consents, authorizations, approvals, registrations and certificates issued by any Governmental Authority which are held by or on behalf of Seller in connection with the operation of the Hotel to the extent the same may be transferred under Applicable Law without consent or to the extent the consent is obtained (the “Licenses and Permits”);
2.1.12.    Intellectual Property. All trademarks, trade names, service marks and other intellectual property rights owned or assignable by Seller, Operating Tenant or any Affiliate of Seller used in connection with the Business but expressly excluding any trademarks, trade names, service mark or other intellectual property rights owned by the Franchisors or HHM Manager (the “Intellectual Property”);
2.1.13.    Books and Records. All books and records which relate exclusively to the Property or the Business, but expressly excluding (a) all Hotel Guest Data and Information (except in connection with Bookings), and (b) all documents and other materials which (i) are legally privileged or constitute attorney work product, (ii) are subject to an Applicable Law prohibiting their disclosure, or (iii) constitute confidential internal assessments, reports, studies, memoranda, notes or other correspondence prepared by or on behalf of any officer or employee of Seller, Operating Tenant or any of their Affiliates, including, without limitation, all (1) internal financial analyses, appraisals, income or similar Tax returns, financial statements, and (2) corporate or other entity governance records (the “Books and Records”); provided, however, Seller may retain copies of Books and Records;
2.1.14.    Plans and Specifications. To the extent in Seller’s Possession, all surveys, plans and specifications, blue prints, architectural plans, engineering diagrams and similar items located at the Hotel which relate exclusively to the Hotel, to the extent the same are transferable (the “Plans and Specifications”);
2.1.15.    Warranties. All unexpired warranties and guaranties, if any, held by or made for the benefit of Seller or Operating Tenant with respect to the Improvements or Personal Property situated at the Hotel owned or operated by Seller or Operating Tenant, or otherwise in Seller’s Possession, to the extent the same are transferable or the Parties obtain any consent necessary to effectuate such a transfer (the “Warranties”) (provided that Seller agrees to reasonably cooperate at the request of Purchaser to obtain any such consent);
2.1.16.    Bookings. All bookings and reservations for guest, conference and banquet rooms or other facilities the Property from and after the Closing, together with all deposits held by or on behalf of Seller or Operating Tenant with respect to the Hotel (the “Bookings”) and to the extent permitted by Applicable Law, Hotel Guest Data and Information with respect to such bookings and reservations;
2.1.17.    Leaseholds. All of the leasehold interest, including all appurtenant rights and interests thereto, pursuant to the Brookline Ground Lease and the TPS Sunnyvale Ground Lease; and
2.1.18.    Union Contract. The Union Contract.
Section 2.2    Excluded Property. Notwithstanding anything to the contrary in Section 2.1 above, the property, assets, rights and interests set forth in this Section 2.2 below (individually and collectively, the “Excluded Property”) shall not be transferred, assigned or conveyed to Purchaser (and shall be deemed excluded from the words “Property,” “Properties,” “Hotel” and “Hotels,” as used herein):
2.2.1.    Cash. Except (i) for deposits expressly included in Section 2.1 hereof, (ii) as otherwise contemplated by Section 11.2 hereof, and (iii) as otherwise expressly provided in this Agreement, all cash on hand or on deposit in any house bank, operating account or other account or reserve, including, without limitation, seasonal reserves and FF&E reserves, maintained in connection with the Business;
2.2.2.    Reserves. Without limiting Section 2.2.1 above, all security, escrows and/or deposits held by any lender or its agent in connection with the Third Party Loans and the Assumed Loan to the extent that Seller does not receive a credit at Closing pursuant to Section 11.2.15;
2.2.3.    Proprietary Property. All HHM Manager’s (i) internal management, operational, employee and similar manuals, handbooks and publications; employee time clock equipment and (ii) centralized systems and programs used in connection with the Business conducted by Seller or Operating Tenant, including, without limitation, the sales and marketing, guest program, purchasing systems and programs, financial and accounting software applications (collectively, “Proprietary Property”);
2.2.4.    Operating Leases and Management Agreements. The Operating Leases and Management Agreements, which shall be terminated by Seller and Operating Tenant at the Closing without cost or expense to Purchaser;
2.2.5.    Accounts Receivable. All Accounts Receivable (including the Guest Ledger) as of the Closing, to the extent expressly retained by Seller pursuant to Section 11.3 to this Agreement;
2.2.6.    Third-Party Property. Any fixtures, personal property or intellectual property owned by (i) the lessor under any Equipment Leases (subject to Purchaser’s rights under the Equipment Leases), (ii) the supplier, vendor, licensor or other Person under any Operating Agreements or Licenses and Permits, (iii) HHM Manager and not held by HHM at the Property for the benefit of Seller, (iv) Franchisor, (v) the tenant under any Tenant Leases, (vi) any Employee, or (vii) any guest or customer of the Hotel;

2.2.7.    Insurance Proceeds. Any insurance claims or proceeds arising out of or relating to events that occur prior to the Closing Date (in the case of casualty subject to the terms of Section 14.1); and
2.2.8.    DC Grant Agreement. The DC Grant Agreements and any liabilities and/or obligations related thereto.
ARTICLE III.
PURCHASE PRICE
Section 3.1    Purchase Price. The aggregate purchase price for the Properties is Five Hundred Five Million Dollars ($505,000,000) (the “Purchase Price”), which shall be adjusted at Closing for the Prorations pursuant to Section 11.2 hereof, and as otherwise expressly provided in this Agreement. The Parties acknowledge and agree that the Purchase Price is comprised of the sum of (i) the outstanding principal balance of the Assumed Loan, and (ii) the Cash Consideration, as more particularly set forth on Schedule 3.3.5 attached hereto, which shall be adjusted at Closing for the Prorations pursuant to Section 11.2 hereof and as otherwise provided in this Agreement, as the same may be amended from time to time in accordance with the terms and conditions of this Agreement.
Section 3.2    Deposit. Within two (2) Business Days of the Effective Date, Purchaser shall deposit with Escrow Agent, cash in the amount of Fifteen Million Dollars ($15,000,000) (the “Cash Deposit”), and concurrent with the execution hereof BREIT SS Holdings LLC shall deliver a limited guaranty to Seller guaranteeing the payment obligations of Purchaser with respect to Ten Million Dollars ($10,000,000) of the Deposit (as reduced pursuant to this Agreement, the “Limited Guaranty Amount”; the Cash Deposit and the Limited Guaranty Amount, including all interest which may accrue on the Cash Deposit, collectively, the “Deposit”). The Parties acknowledge and agree that the Deposit is comprised of the Cash Deposit together with an obligation of Purchaser to deliver to Seller the Limited Guaranty Amount pursuant to any express provision of this Agreement pursuant to which Seller is entitled to the Deposit upon the termination of this Agreement. In any event in which the Purchaser is entitled to a refund of all or any portion of the Deposit, Purchaser shall receive a return of the applicable amount of the Cash Deposit based on the allocation of the Cash Deposit as set forth in Schedule 3.3.5 and an automatic reduction of the applicable amount of the Limited Guaranty Amount based on the allocation of the Limited Guaranty Amount as set forth in Schedule 3.3.5. If the Limited Guaranty Amount is reduced to zero, the Limited Guaranty shall automatically terminate and be of no further force or effect. The Deposit or a portion thereof relating to the applicable Property, as applicable in accordance with this Agreement, shall be promptly refunded to Purchaser or paid to Seller in the form of a credit against the Purchase Price at Closing, as applicable, as set forth in this Agreement. The Cash Deposit shall be non-refundable to Purchaser, except as otherwise expressly set forth in this Agreement.
3.2.1.    Escrow of Deposit. The Cash Deposit shall be held by Escrow Agent, in escrow, pursuant to the terms and provisions set forth and contained in this Agreement.
3.2.2.    Investment of Deposit. At the direction of Purchaser and provided Purchaser delivers a signed W-9 to Escrow Agent, Escrow Agent shall invest the Cash Deposit in an interest-bearing account. No investment of the Cash Deposit shall have a maturity date beyond the Closing Date. Any interest earned on the Cash Deposit shall be credited and delivered to the Party receiving the Deposit, provided, however, that at each Closing, the portion of the interest earned on the Cash Deposit that is allocable to the Property or Properties with respect to which the Closing shall have occurred, based on the allocation of the Cash Deposit as set forth on Schedule 3.3.5, shall be credited to Purchaser by applying the same against the Purchase Price.
3.2.3.    Disbursement of Deposit to the Seller. Escrow Agent shall disburse the Cash Deposit to the Parties in accordance with the terms and conditions of this

Agreement. At Closing, the portion of the Cash Deposit allocable to the Property subject to the Closing shall be credited against the Purchase Price payable for the Property which is subject to the Closing. Additionally, at each Closing, the Limited Guaranty shall be reduced by the Limited Guaranty Amount allocated to the Property or Properties to which the Closing shall have occurred based on the allocation of the Limited Guaranty Amount as set forth in Schedule 3.3.5. This Section 3.2 shall survive the initial Closing and all subsequent Closings hereunder, as well as the termination of this Agreement.
Section 3.3    Payment of Purchase Price.
3.3.1.    Payment at Closing. At Closing, subject to satisfaction of the terms and conditions of this Agreement, Purchaser shall pay to the Seller an amount equal to a portion of the Purchase Price, as set forth on Schedule 3.3.5 attached hereto, as adjusted pursuant to Section 3.1 hereof, less the portion of the Cash Deposit applicable to the Property that the Closing relates to, as set forth on Schedule 3.3.5 attached hereto by causing the wire transfer of a portion of the Cash Consideration, as set forth on Schedule 3.3.5 attached hereto which shall be adjusted at Closing pursuant to Section 3.1 hereof, to be received by Escrow Agent no later than 5:00 p.m. (Eastern Time) on the Closing Date.
3.3.2.    Assumed Loan. Subject to Section 4.2 of this Agreement, Purchaser shall acquire title to the Courtyard Sunnyvale Hotel subject to the Third-Party Loan described on Schedule 3.3.2 hereof (the “Assumed Loan”). Subject to Section 4.2, at Closing, the amount of the then outstanding principal balance of the Assumed Loan shall be applied and credited toward payment of the Purchase Price.
3.3.3.    Credit of Deposit. At Closing, the amount of the Cash Deposit allocated to the Property with respect to which the Closing relates in accordance with Schedule 3.3.5 hereof, together with the interest thereon as set forth in Section 3.2.2 shall be applied and credited toward payment of the Purchase Price. At each Closing, the Limited Guaranty shall be reduced by the Limited Guaranty Amount allocated to the Property or Properties to which the Closing shall have occurred based on the allocation of the Limited Guaranty Amount as set forth in Schedule 3.3.5.
3.3.4.    Method of Payment. All amounts to be paid by Purchaser to the Seller pursuant to this Agreement shall be paid to Escrow Agent by wire transfer of immediately available U.S. federal funds.
3.3.5.    Allocation of Purchase Price, Cash Consideration and Deposit. The Parties hereby agree that the Purchase Price, Cash Consideration and Deposit shall be allocated among the Properties as set forth in Schedule 3.3.5 attached hereto. The Parties acknowledge and agree that the Purchase Price allocations set forth in Schedule 3.3.5 attached hereto represents an arm’s length agreement based on the Parties’ best judgment as to the fair market value of each Property. In addition, Schedule 3.3.5 sets forth the allocation of the Purchase Price for each Property among the Real Property, personal property and intangible property solely for purposes of the payment of any city, county, state transfer taxes payable in connection with the transfer of the real estate or the leaseholds pursuant to this Agreement (the “Personal Property Allocation”). At any time following the Effective Date, if either Party requests amendments or modifications to the Personal Property Allocation, the other shall act reasonably in considering such amendments or modifications to the Personal Property Allocation. The Parties shall file all federal, state and local tax returns and related tax documents, consistent with the Purchase Price allocations set forth in Schedule 3.3.5 or as otherwise agreed in writing, as the same may be adjusted pursuant to Article XI or any other provision in this Agreement.

3.3.6.    Withholding. Purchaser, the Escrow Agent, and any other applicable withholding agent shall be entitled to deduct and withhold from any payments made pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of any such payment under any Applicable Law. To the extent that amounts are so withheld, and paid to the proper Governmental Authority pursuant to any Applicable Law, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding was made. Notwithstanding the foregoing, Purchaser shall not withhold any amounts under Section 1445 of the Code payable to a Seller to the extent the affidavit described in section 10.3.1(G) has been provided with respect to such Seller, unless required as a result of a change in law after the date of this Agreement.

ARTICLE IV.
CONTINGENCIES
Section 4.1    Due Diligence.
4.1.1.    Due Diligence. Purchaser has had the period of time from its date of execution of a Confidentiality Agreement with Seller or an Affiliate thereof until the Effective Date, to perform its due diligence review of the Property and all matters related thereto which Purchaser deems advisable, including, without limitation, any engineering, environmental, title, survey, financial, operational and legal compliance matters relating to the Property. Purchaser is satisfied with the results of its due diligence review of the Properties and the Closing is not contingent on further due diligence.
4.1.2.    Access to the Property. Purchaser, together with its representatives, prospective lenders, and the representatives of its prospective lenders, shall have the right through Closing to enter onto the Property; provided, that: (i) Purchaser shall provide Seller with at least twenty-four (24) hours’ prior notice of each of the visits to the Property (which may be by email to Chris Doyle (christopher.doyle@hersha.com) and Bill Walsh (bill.walsh@hersha.com)); (ii) an employee, agent or representative of Seller may accompany Purchaser on any such visit; (iii) the visit shall be conducted by Purchaser during normal business hours; (iv) Purchaser shall not perform any drilling, coring or other invasive testing, without Seller’s prior written consent; (v) Purchaser’s right to visit such property shall be subject to the rights of tenants, guests and customers at the Hotel; and (vi) the Purchaser’s visits shall not unreasonably interfere with the Business, and Purchaser shall comply with Seller’s reasonable requests with respect to the such visits to minimize such interference.
4.1.3.    Seller Due Diligence Materials. All documents and materials provided by Seller to Purchaser, including all information contained in the Data Room Web Site, together with any copies or reproductions of such documents or materials, or any summaries, abstracts, compilations or other analyses made by or for Purchaser based on the information in such documents or materials are referred to collectively herein as the “Seller Due Diligence Materials”).
4.1.4.    Release and Indemnification. Purchaser (for itself and all Purchaser Indemnitees) hereby releases Seller Indemnitees for any Indemnification Loss incurred by any Purchaser Indemnitee arising from or in connection with any inspections by Purchaser, its representatives, its prospective lenders, and the representatives of its prospective lenders (including, without limitation, any liens placed on the Property caused by or at the direction of Purchaser), except to the extent resulting from Seller’s or any Seller Indemnitees’ negligent act or omission or breach by Seller of this Agreement. Purchaser shall defend, indemnify and hold harmless Seller Indemnitees in accordance with Article XV hereof from and against any

Indemnification Loss incurred by Seller Indemnitees arising from or in connection with any inspections by Purchaser, its representatives, its prospective lenders, and the representatives of its prospective lenders. Purchaser’s foregoing obligations shall not include any obligation or duty whatsoever with respect to Indemnification Loss (including Indemnification Loss that the Property has declined in value) arising out of, resulting from or incurred in connection with (i) the mere discovery of any pre-existing conditions at the Property to the extent not exacerbated by Purchaser or any Purchaser Indemnitee, or (ii) the gross negligence or willful misconduct of Seller or any Seller Indemnitee. Upon Seller’s request, Purchaser, at its cost and expense, shall repair any damage to the Property arising from or in connection with any inspections by Purchaser, any Purchaser Indemnitee or any third parties engaged by Purchaser, and restore the Property to substantially the same condition as existed prior to any inspections, or replace the Property with property of substantially the same quantity and quality in each case, to the extent such repair or damage would be an indemnified Indemnification Loss by Purchaser under this Section 4.1.4. This Section 4.1.4 shall survive the termination of this Agreement.
4.1.5.    Insurance. Prior to commencing any Inspections, Purchaser shall provide to Seller a certificate of insurance, in form and substance reasonably satisfactory to Seller, evidencing that Purchaser maintains commercial general liability insurance in an amount no less than Two Million Dollars ($2,000,000.00) per occurrence, with an insurance company with a Best’s rating of no less than A-VII, insuring Purchaser against its indemnification obligations under Section 4.1.4 hereof and naming each Seller and Operating Tenant, HHM Manager as an additional insured thereunder. Purchaser’s maintenance of the insurance policies shall not (i) release or limit Purchaser’s indemnification obligations under Section 4.1.4 hereof or (ii) be terminable, unless thirty (30) days’ prior written notice (ten (10) days for non-payment of any premium) shall have been given to Seller.
Section 4.2    Loan Assumption.
4.2.1.    Lender Approval Contingency. The Parties shall cooperate in obtaining the approval of the Lender to the transfer of the Property to Purchaser or a Purchaser Affiliate Designee and the assumption by Purchaser or applicable Purchaser Affiliate Designee of the Assumed Loan with respect to the Courtyard Sunnyvale Hotel and executing and delivering a loan assumption agreement and such other documents reasonably required by Lender in connection therewith, subject to the limitations in this Agreement (the “Lender Approval”). In connection with obtaining the Lender Approval, Seller and Purchaser agree that (i) Seller and Seller Loan Guarantor shall deliver to the Lender any and all applications, authorizations, consents, approvals and other documents that may be necessary for the Lender to commence the Lender Approval process as soon as reasonably practicable following the Effective Date and that may otherwise be required by Lender with respect to the Property and obtaining the Lender Approval, provided Purchaser shall be provided a reasonable opportunity to review and consent (not to be unreasonably withheld, conditioned or delayed) to any applications or consent or approval requests, (ii) in no event shall Seller be obligated to pay any fees and expenses of Purchaser or Lender (including assumption fees) in connection with the foregoing or in connection with obtaining Lender Approval (other than fees and expenses with respect to the Loan not specifically related to the Lender Approval), (iii) Purchaser shall in good faith diligently pursue and use commercially reasonable efforts to obtain the Lender Approval on or prior to the Second Closing Date, (iv) Purchaser shall pay any and all expenses of Purchaser and Lender, arising in connection with obtaining Lender Approval that are, with respect to Lender, expressly required by the loan documents, including, without limitation, any preparation fees, assumption or transfer fees (not to exceed 1.0% of the outstanding principal balance of the loan) and other actual costs and expenses required by the loan documents in connection with the Lender Approval (clause (iv) hereinafter referred to as “Assumption Fees”. Purchaser may negotiate modifications to the Assumed Loan Documents; provided that, any such requested modifications shall not delay the timing for the receipt of the Lender Approval past the last closing date provided for herein, including all extensions thereof, and shall not be a condition to the Lender Approval that such modifications are consented to by the Lender other than such changes as are necessary to reflect the organizational requirements of Purchaser and permitted transfer provisions that are necessitated by Purchaser’s organizational structure. Additionally, the Lender Approval shall provide for the release of Seller Loan Guarantor as guarantor with respect to the Assumed Loan (excluding Lender’s customary carveouts such as (x) misrepresentation of Seller or Seller Loan Guarantor in connection with obtaining the Lender Approval, including the documents executed by Seller Loan Guarantor and Seller in connection therewith and (y) the obligations under the environmental indemnities executed by Seller Loan Guarantor or Seller as part of the Assumed Loan Documents that are caused by such parties or any of their respective Affiliates and result from conditions existing prior to the Closing Date or migrating to or from the Property prior to the Closing Date), from any and all obligations related to the Assumed Loan from and after the Closing, which release shall be on Assumed Lender’s customary form or otherwise in form and substance reasonably acceptable to Seller (provided, Purchaser may satisfy the requirements of this sentence by posting a back-to-back guaranty from the same entity that provides the replacement of the Existing Guarantees to indemnify Seller with respect to matters under such Existing Guarantees first arising or accruing from and after Closing).
Notwithstanding anything to the contrary contained herein, Purchaser shall not be obligated to do any of the following in order to obtain the Lender’s Approval: (i) repay any portion of the outstanding principal balance of the Assumed Loan, (ii) fund any additional reserves (it being understood that the replenishment of any existing reserves may be required under the Assumed Loan Documents) beyond those required under the Assumed Loan Documents, (iii) provide any guarantee or indemnity with respect to the Assumed Loan, other than the replacement of the Existing Guarantees that are Assumed Loan Documents by BREIT SS Holdings LLC (or such other Affiliate of Purchaser as Lender may require) on the same terms and conditions as such Existing Guaranty, provided such replacement shall only relate to matters arising from and after the applicable Closing Date (provided, a credit worthy Affiliate of Seller (which Purchaser agrees that Hersha is a credit worthy Affiliate of Seller) reasonably approved by Purchaser may satisfy the requirements of this sentence by posting a back-to-back guaranty to indemnify Purchaser with respect to matters under such Existing Guaranty arising or accruing with respect to the period prior to Closing), (iv) make any other payments required by the Lender other than the Assumption Fees and with respect to interest payments until the next scheduled payment date, (v) otherwise amend the Assumed Loan Documents to modify the monetary or economic obligations of the Purchaser or any guarantor or otherwise modify any non-monetary or non-economic obligation of Purchaser or any guarantor or reduce the rights of Purchaser and any guarantor thereunder other than to a de minimus extent, or (vi) assume the Assumed Loan if a default or event of default exists and is continuing on or prior to the Closing Date if Purchaser, Purchaser Affiliate Designee or their Affiliates would be liable for such default from and after the Closing Date, provided, that, this clause (vi) shall not apply if the default or event of default shall be cured by Seller and accepted by Lender at Closing and Seller shall be responsible for all fees, costs and expenses relating to matters under the Assumed Loan that relate to periods prior to the Closing Date except the Assumption Fees. Promptly following the execution of this Agreement by the Parties, the Parties shall, if they have not already done so, commence the process of obtaining the Lender Approval and use diligent efforts to proceed to obtain the Lender Approval. For the avoidance of doubt, Purchaser shall have the right to engage directly with the Lender with respect to the Assumed Loan.
4.2.2.    Third Party Loans. The Parties acknowledge and agree that Purchaser is not assuming the Third-Party Loans for any of the Unencumbered Properties. Seller, at its sole cost and expense, shall cause the liens of the Third-Party Loans with respect to the Unencumbered Properties to be released at Closing.

Section 4.3    Franchise Approval.
4.3.1.    Franchise Approval Covenant. No later than ten (10) days after the Effective Date, Purchaser shall (i) complete and submit to each Franchisor its then-current form of application for a new franchise agreement (for a term to be determined by Franchisor) and Franchisor’s then-current questionnaire as contemplated by its then-current franchise disclosure document, and (ii) pay all applicable franchise application fees to Franchisor required by Franchisor for approval of Purchaser as a new franchisee under the existing Hotel brands (the “Franchise Approval”), which Franchise Approval, shall contemplate the execution by and between Franchisor and Purchaser of a new franchise agreement (together with such other agreements required by Franchisor, the “New Franchise Agreement”), on the terms and conditions applicable to a proposed transferee as required by Franchisor as a condition to the Franchise Approval including, but not limited to, (A) providing to Franchisor in a timely fashion all documents, information and representations and warranties required by Franchisor (including, without limitation, any information relating to Purchaser, its ownership, hotel management company and personnel, or any guarantor of Purchaser’s obligations under the New Franchise Agreement, if any, but not any shareholders or indirect owners of Blackstone Real Estate Income Trust, Inc.), (B) the agreement of Purchaser to pay Franchisor’s then-current franchise application fee and any and all costs associated with any PIP required by Franchisor to be carried out by Purchaser as a condition to issuing the New Franchise Agreement to Purchaser, (C) seeking Franchisor’s approval of HHM Manager as the manager of the Hotel from and after the Closing, and (D) if required, the delivery of an executed guaranty by a guarantor approved by Franchisor of all of Purchaser’s obligations under the New Franchise Agreement for the benefit of Franchisor, if required. Seller shall reasonably cooperate with Purchaser’s efforts to obtain the Franchise Approval, provided that Seller shall not be required to incur any out-of-pocket costs, liabilities or obligations in connection therewith except as provided in Section 4.3.2 below and such other costs and expenses pursuant to the Franchise Agreement not specifically related to the entry into the New Franchise Agreement, all such obligations to remain with Seller. Purchaser shall pay any and all costs and expenses of Purchaser and Franchisor arising in connection with obtaining Franchise Approval to the extent required by the Franchise Agreement, including, without limitation, any PIP related expenses (except as provided below) and any preparation fees and transfer required by the Franchise Agreement, but Purchaser shall not be responsible for any fees or costs under the Franchise Agreement unrelated to obtaining the New Franchise Agreement. Without limitation of the foregoing, but subject to Section 4.3.2, nothing herein shall be deemed to obligate Seller to incur any expenses for, or to pay any amounts related to, any inspections of the Properties conducted by or on behalf of Franchisor in connection with the Franchise Approval or the execution of the New Franchise Agreement. Within ten (10) days after the Effective Date, Purchaser shall provide Seller with reasonable evidence that Purchaser has (i) commenced the application for Franchise Approval with respect to each and every Property, and (ii) paid all application fees and other costs and expenses which are due and payable and necessary for Franchisor to process Purchaser’s applications for Franchise Approval with respect to each and every Property. Purchaser agrees that the negotiation of the PIP shall not be a contingency to the Franchisor Approval. Purchaser acknowledges that the terms of any New Franchise Agreement between Purchaser and Franchisor may be more or less favorable to Purchaser than the Existing Franchise Agreement currently in place with respect to the Property. Purchaser may negotiate the provisions of the New Franchise Agreement; provided, Purchaser agrees and acknowledges that Franchisor Approval shall not require Franchisor’s approval of any changes to its standard form of agreement as issued with its franchise disclosure document. The provisions of this Section 4.3.1 shall survive the Closing or earlier termination of this Agreement.
4.3.2.    Certain Franchisor Expenses. Notwithstanding Section 4.3.1, Seller shall pay all fees and expenses of Franchisor arising in connection with the Franchisor’s preparation of the PIPs and inspection of the Property.

Section 4.4    Ground Lease Consent. The Parties shall cooperate in obtaining the approval of TPS Sunnyvale Ground Lease Lessor to the assignment by Seller to Purchaser of the TPS Sunnyvale Ground Lease on substantially the form attached hereto as Exhibit H (the “Ground Lease Consent”). In connection with obtaining the Ground Lease Consent, Seller and Purchaser agree that (i) Seller shall deliver to the TPS Sunnyvale Ground Lease Lessor a consent request and any and all information and documents, including such information set forth in Section 19A of the TPS Sunnyvale Ground Lease, that may be reasonably necessary for the TPS Sunnyvale Ground Lease Lessor to commence the Ground Lease Consent process as soon as reasonably practicable following the Effective Date, such consent request subject to the approval of Purchaser (not to be unreasonably withheld, conditioned or delayed), (ii) in no event shall Seller be obligated to pay any fees and expenses of Purchaser or TPS Sunnyvale Ground Lease Lessor in connection with the foregoing (other than obligations of Seller pursuant to the TPS Sunnyvale Ground Lease not specifically relating to the Ground Lease Consent), (iii) Purchaser shall in good faith diligently pursue and use commercially reasonable efforts to obtain the Ground Lease Consent on or prior to the Closing Date, (iv) Purchaser shall pay any and all expenses of Purchaser and reasonable out-of-pocket fees of TPS Sunnyvale Ground Lease Lessor specifically relating to obtaining the Ground Lease Consent that are specifically required by the TPS Sunnyvale Ground Lease (clause (iv) hereinafter referred to as “Ground Lease Consent Fees”), provided, however, Purchaser shall not be required to (A) agree to or accept any modifications to the TPS Sunnyvale Ground Lease, (B) provide any guarantees to the TPS Sunnyvale Ground Lessor or (C) accept the assignment of the TPS Sunnyvale Ground Lease if a default or event of default exists and is continuing on or prior to the Closing Date if Purchaser, Purchaser Affiliate Designee or their Affiliates would be liable for such default from and after the Closing Date, provided, that, this clause (C) shall not apply if the default or event of default shall be cured by Seller and accepted by the TPS Sunnyvale Ground Lessor at Closing and Seller shall be responsible for all fees, costs and expenses relating to matters under the TPS Sunnyvale Ground Lease that relate to periods prior to the Closing Date except fees and costs relating to obtaining the Ground Lease Consent. Following the execution of this Agreement by the Parties, Seller and Purchaser shall, if they have not already done so, commence the process of obtaining the Ground Lease Consent. For the avoidance of doubt, Purchaser shall have the right to engage directly with respect to the Ground Lease Consent and shall have the right to request (and include in the initial Ground Lease Consent request) such other agreements and estoppel matters Purchaser desires, provided the inclusion of such additional agreements and estoppel matters in the Ground Lease Consent shall not be a condition to Closing.
Section 4.5    Delivery of Due Diligence Materials Upon Termination. Upon any termination of this Agreement pursuant to this Article IV, Purchaser promptly shall either, at Purchaser’s election, return or destroy all Seller Due Diligence Materials provided to Purchaser and shall direct each Person to whom Purchaser has provided Seller Due Diligence Materials to return or destroy all such Seller Due Diligence Materials. Notwithstanding the foregoing, Purchaser and its Representatives (as defined in the Confidentiality Agreement signed by an Affiliate of Purchaser) may retain Seller Due Diligence Materials to comply with Applicable Law, regulation, internal document retention policies or professional standards or as part of automatic electronic archiving and back-up procedures. This Section 4.5 shall survive the initial Closing and all subsequent Closings hereunder, as well as the termination of this Agreement.
ARTICLE V.
TITLE TO THE PROPERTY
Section 5.1    Title Commitments. Seller has provided to Purchaser the commitments for ALTA owner’s title insurance policies from the Title Company for the Real Property (collectively, the “Title Commitments”) as set forth on Schedule 5.1A, together with copies of all documents referenced therein obtained from the Title Company. Purchaser has reviewed the Title Commitments and except for the documents set forth on Schedule 5.1B with respect to the Third-Party Loans and the termination of any recorded memorandum of the Operating Leases and matters which may be removed or endorsed over by

Seller’s provision of the Title Affidavit set forth on Exhibit B, the matters set forth in Schedule B, Part II of each Title Commitment are deemed to be Permitted Exceptions.
Section 5.2    Surveys. Seller has provided to Purchaser surveys of each of the Properties (each, an “Updated Survey”). Purchaser has reviewed the Updated Surveys and all matters as set forth on the Updated Survey shall constitute Permitted Exceptions, including, without limitation, encroachments by improvements on adjoining properties onto or over the Land, any encroachments of the improvements onto or over adjoining properties or easements or any other survey matters depicted on the Updated Survey. The foregoing waiver of any objections to the Updated Surveys shall not preclude Purchaser from obtaining affirmative title insurance coverage for any matters set forth in the Updated Surveys, provided, however the attainment of such coverage shall not be a Purchaser Closing Condition.
Section 5.3    Exceptions to Title.
5.3.1.    Unpermitted Exceptions. Notwithstanding the foregoing, Seller covenants and agrees at its sole cost and expense to remove or cause the removal on or prior to the Closing Date of all of the following (the “Monetary Defects”): (i) any mortgages, deeds of trust or other security interests relating to a Third Party Loan incurred by Seller (other than the Assumed Loan and, if applicable, subject to Section 8.15), (ii) any mechanics’ liens for work at the Property authorized by Seller, any Operating Tenant or HHM Manager, any judgment liens against Seller, any Operating Tenant or HHM Manager (with respect to the Property), and any other monetary lien or lien securing a monetary obligation granted or expressly created by Seller, Operating Tenant or HHM Manager that can be removed with the payment of a liquidated sum, provided, however, that Seller shall have no obligation to remedy any Monetary Defect under this clause (ii) if the cost to do so would equal or exceed One Million Dollars ($1,000,000.00); (iii) Taxes which constitute Title Exceptions which are due and payable on or prior to the Closing; provided, however, that if any Taxes are payable in installments, such obligation shall apply only to the extent such installments would be due and payable on or prior to the Closing and (iv) any encumbrance voluntarily created by Seller after the Effective Date, which was not caused by, or consented to, by Purchaser or its contractors or agents.
5.3.2.    Permitted Exceptions. All Title Exceptions and Survey Defects that are not Monetary Defects and that are otherwise expressly set forth in the Title Commitments and Updated Surveys described in Section 5.3.1 hereof shall constitute “permitted exceptions” to title to the Real Property (the “Permitted Exceptions”). Permitted Exceptions shall also include the following matters: (i) the rights and interests of customers and guests at the Hotel to occupy rooms on a transient license basis, (ii) the rights of each tenant, as tenants only, under a Tenant Leases without any purchase right, and (iii) all liens and encumbrances caused or created solely by any Purchaser Indemnitee.
5.3.3.    Updated Title Commitments. If any update of any Title Commitment delivered to Purchaser after the Effective Date discloses any Title Exception (other than a Monetary Defect) which is not disclosed in the Title Commitment provided to Purchaser prior to the Effective Date (a “New Title Exception”), and the New Title Exception was not caused by Purchaser or any Person on behalf of Purchaser, then Purchaser shall have the right to request that Seller remove or cure the New Title Exception at or prior to the Closing by providing written notice to Seller within the earlier of: (A) five (5) Business Days after receiving such update of the Title Commitment, or (B) the Closing (the “New Title Objection Notice”). If Purchaser provides a New Title Objection Notice to Seller, Seller may elect, by providing written notice (the “New Title Election Notice”) to Purchaser within the earlier of: (A) five (5) Business Days after Seller’s receipt of the New Title Objection Notice, or (B) the Closing, (1) to accept the New Title Exception as an additional Monetary Defect to be removed or cured at or prior to the Closing, or (2) other than with respect to Monetary Defects, not to remove or cure the New Title Exception. If Seller does not provide a New Title Election Notice to Purchaser within such time period, then Seller shall be deemed to have elected not to remove or cure the New Title Exception pursuant to clause (2) of the preceding sentence. If Seller elects or is deemed to have elected not to remove or cure a New Title Exception, then Purchaser shall have the right to, by providing written notice (the “New Title Response Notice”) to Seller, within the earlier of (A) five (5) Business Days after Purchaser’s receipt of the New Title Election Notice, or (B) the Closing, to (x) proceed to Closing and accept title to the Real Property, subject to the New Title Exception, which thereafter shall be deemed to constitute a Permitted Exception, without any credit against the amount of the Purchase Price allocated to the Property or (y) terminate the Agreement, in which event the Purchaser shall be entitled to the Deposit and the Escrow Agent shall disburse the amount of the Deposit that has not been applied in a prior Closing, as set forth on Schedule 3.3.5 attached hereto, to Purchaser no later than two (2) Business Days after the termination. Notwithstanding the foregoing, Seller shall remove or cause the removal of all Monetary Defect on or prior to the Closing Date.
5.3.4.    Removal of Unpermitted Exceptions. Seller shall have no obligation to cure any Title Exceptions or Survey Defects other than the Monetary Defects and Seller may cure any Monetary Defects by causing the Title Company to commit to remove or, with Purchaser’s reasonable approval, to insure over the exception in the Title Policy at any time prior to or at the Closing.
5.3.5.    Extension of Closing Date. If Seller determines that it will be unable to remove or cure any Monetary Defects prior to the Closing, Seller shall have the right, but not the obligation, to postpone the Closing one (1) or more times, for up to thirty (30) days in the aggregate, in each case by providing written notice to Purchaser no later than three (3) Business Days prior to the Closing Date.
5.3.6.    Update to Property Descriptions. Seller shall be permitted to update Schedule 2.1.1 to reflect the legal descriptions of the Land for each Property as set forth on the Title Commitments and Updated Surveys in form and substance as approved by Purchaser.
ARTICLE VI.
CONDITION OF THE PROPERTY
Section 6.1    PROPERTY SOLD “AS IS”. PURCHASER ACKNOWLEDGES AND AGREES THAT (A) THE PURCHASE OF THE PROPERTY SHALL BE ON AN “AS IS,” “WHERE IS,” “WITH ALL FAULTS” BASIS, SUBJECT TO REASONABLE WEAR AND TEAR FROM THE EFFECTIVE DATE OF THIS AGREEMENT UNTIL THE CLOSING DATE, AND (B) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER THE SELLER, THE OPERATING TENANT NOR ANY OF THEIR AFFILIATES HAS ANY OBLIGATION TO REPAIR ANY DAMAGE TO OR DEFECT IN THE PROPERTY, REPLACE THE PROPERTY OR OTHERWISE REMEDY ANY MATTER AFFECTING THE CONDITION OF THE PROPERTY.
6.1.1.    LIMITATION ON REPRESENTATIONS AND WARRANTIES. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT AND/OR IN ANY OF THE DOCUMENTS DELIVERED AT CLOSING, NEITHER THE SELLER, HHM MANAGER, THE FRANCHISOR, OPERATING TENANT, THE EMPLOYER OR ANY OF THEIR AFFILIATES, NOR ANY OF THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, TRUSTEES, BENEFICIARIES, DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, CONTRACTORS, CONSULTANTS, AGENTS OR REPRESENTATIVES, NOR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING, HAVE MADE ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH

RESPECT TO THE PROPERTY OR THE BUSINESS BEING CONDUCTED AT THE PROPERTY, WRITTEN OR ORAL, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY REPRESENTATION OR WARRANTY AS TO (A) THE CONDITION, SAFETY, QUANTITY, QUALITY, USE, OCCUPANCY OR OPERATION OF THE PROPERTY, (B) THE PAST, PRESENT OR FUTURE REVENUES OR EXPENSES WITH RESPECT TO THE PROPERTY OR THE BUSINESS BEING CONDUCTED AT THE PROPERTY, (C) THE COMPLIANCE OF THE PROPERTY OR THE BUSINESS WITH ANY ZONING REQUIREMENTS, BUILDING CODES OR OTHER APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT OF 1990, (D) THE ACCURACY OF ANY ENVIRONMENTAL REPORTS OR OTHER DATA OR INFORMATION SET FORTH IN THE SELLER DUE DILIGENCE MATERIALS PROVIDED TO PURCHASER WHICH WERE PREPARED FOR OR ON BEHALF OF THE SELLER, OR (E) ANY OTHER MATTER RELATING TO THE SELLER, THE PROPERTY OR THE BUSINESS BEING CONDUCTED AT THE PROPERTY.
6.1.2.    RELIANCE ON DUE DILIGENCE. PURCHASER ACKNOWLEDGES AND AGREES THAT:
(A)    PURCHASER HAS HAD THE OPPORTUNITY TO CONDUCT ALL DUE DILIGENCE INSPECTIONS OF THE PROPERTY AND THE BUSINESS BEING CONDUCTED AT THE PROPERTY AS OF THE EFFECTIVE DATE, INCLUDING REVIEWING ALL SELLER DUE DILIGENCE MATERIALS AND OBTAINING ALL INFORMATION WHICH IT DEEMS NECESSARY TO MAKE AN INFORMED DECISION AS TO WHETHER IT SHOULD PROCEED WITH THE PURCHASE OF THE PROPERTY AND THE BUSINESS. PURCHASER ACKNOWLEDGES AND AGREES THAT PURCHASER HAS KNOWLEDGE AND EXPERTISE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE PURCHASER TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT;
(B)    PURCHASER SHALL BE DEEMED TO BE SATISFIED WITH THE RESULTS OF ITS DUE DILIGENCE REVIEW OF THE PROPERTY AND THE BUSINESS CONDUCTED AT THE PROPERTY;
(C)    PURCHASER WILL BE RELYING ONLY ON ITS DUE DILIGENCE INSPECTIONS OF THE PROPERTY, ITS REVIEW OF THE SELLER DUE DILIGENCE MATERIALS AND THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE SELLER IN THIS AGREEMENT AND THE DOCUMENTS DELIVERED AT CLOSING IN PURCHASING THE PROPERTY; AND
(D)    PURCHASER WILL NOT BE RELYING ON ANY STATEMENT MADE OR INFORMATION PROVIDED TO PURCHASER BY THE SELLER (EXCEPT FOR THE REPRESENTATIONS, WARRANTIES AND COVENANTS EXPRESSLY MADE BY THE SELLER IN THIS AGREEMENT AND THE DOCUMENTS DELIVERED AT CLOSING) OR ANY OF SELLER’S SHAREHOLDERS, MEMBERS, PARTNERS, TRUSTEES, BENEFICIARIES, DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, CONTRACTORS, CONSULTANTS, AGENTS OR REPRESENTATIVES, OR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING.
(E)    ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY IS SOLELY FOR PURCHASER’S CONVENIENCE AND WAS OR WILL BE OBTAINED FROM A VARIETY OF SOURCES. SELLER HAS

NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO (AND EXPRESSLY DISCLAIMS ALL) REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION., EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE INSTRUMENTS EXECUTED AND DELIVERED BY SELLER AT CLOSING. SELLER SHALL NOT BE LIABLE FOR ANY MISTAKES, OMISSIONS, MISREPRESENTATION OR ANY FAILURE TO INVESTIGATE THE PROPERTY NOR SHALL SELLER BE BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, APPRAISAL, ENVIRONMENTAL ASSESSMENT REPORTS OR OTHER INFORMATION PERTAINING TO THE PROPERTY OR THE OPERATION THEREOF, FURNISHED BY SELLER, ITS REPRESENTATIVES OR ANY OTHER PERSON OR ENTITY ACTING ON SELLER’S BEHALF EXCEPT, IN EACH CASE, AS EXPRESSLY SET FORTH IN THIS AGREEMENT. OR THE INSTRUMENTS EXECUTED AND DELIVERED BY SELLER AT CLOSING. ACCORDINGLY, PURCHASER ACKNOWLEDGES AND AGREES THAT PURCHASER SHALL HAVE NO RIGHT TO TERMINATE THIS AGREEMENT AFTER THE EFFECTIVE DATE BASED ON ITS INSPECTIONS OR FOR ANY OTHER REASON EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.

Section 6.2    RELEASE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR THE INSTRUMENTS EXECUTED AND DELIVERED BY SELLER AT CLOSING, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PURCHASER, ITS SUCCESSORS AND ASSIGNS, AND ANYONE CLAIMING BY, THROUGH OR UNDER PURCHASER, HEREBY FULLY RELEASES AND DISCHARGES SELLER, AND EACH OF SELLER INDEMNITEES FROM ALL LIABILITY AND RESPONSIBILITY FOR ANY LIABILITIES, LOSSES, CLAIMS (INCLUDING THIRD PARTY CLAIMS), DEMANDS, DAMAGES (OF ANY NATURE WHATSOEVER), CAUSES OF ACTIONS, COSTS, PENALTIES, FINES, JUDGMENTS, REASONABLE ATTORNEYS’ FEES, CONSULTANTS’ FEES AND COSTS AND EXPERTS’ FEES, WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE PHYSICAL, ENVIRONMENTAL AND STRUCTURAL CONDITION OF THE PROPERTY OR ANY LAW OR REGULATION APPLICABLE THERETO, INCLUDING, WITHOUT LIMITATION, RELATING TO OR ARISING FROM, REGARDLESS OF WHEN IT FIRST APPEARED, (i) THE PRESENCE OF ANY ENVIRONMENTAL PROBLEMS, OR THE USE, PRESENCE, STORAGE, RELEASE, DISCHARGE, OR MIGRATION OF HAZARDOUS SUBSTANCES ON, IN UNDER OR AROUND THE PROPERTY, (ii) ANY PATENT OR LATENT DEFECTS OR DEFICIENCIES WITH RESPECT TO THE PROPERTY, (iii) ANY AND ALL MATTERS RELATED TO THE PROPERTY OR ANY PORTION THEREOF, INCLUDING WITHOUT LIMITATION, THE CONDITION AND/OR OPERATION OF THE PROPERTY AND EACH PART THEREOF, AND (iv) THE PRESENCE, RELEASE AND/OR REMEDIATION OF ASBESTOS AND ASBESTOS CONTAINING MATERIALS IN, ON OR ABOUT THE PROPERTY REGARDLESS OF WHEN SUCH ASBESTOS AND ASBESTOS CONTAINING MATERIALS WERE FIRST INTRODUCED IN, ON OR ABOUT THE PROPERTY; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL SELLER BE RELEASED FROM ANY CLAIMS ARISING FROM ANY FRAUDULENT ACTS COMMITTED BY SELLER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. PURCHASER HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH IS SET FORTH BELOW:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
BY INITIALING BELOW, PURCHASER HEREBY WAIVES THE PROVISIONS OF SUCH SECTION 1542 SOLELY IN CONNECTION WITH THE MATTERS WHICH ARE THE SUBJECT OF THE FOREGOING WAIVERS AND RELEASES:

_______________________
    PURCHASER’S INITIALS

Section 6.3    SURVIVAL. This Article VI shall survive the initial Closing and all subsequent Closings hereunder, as well as the termination of this Agreement.
ARTICLE VII.
REPRESENTATIONS AND WARRANTIES
Section 7.1    Seller’s Representations and Warranties. To induce Purchaser to enter into this Agreement and to consummate the transactions described herein, Seller hereby makes the representations and warranties in this Section 7.1, upon which Seller acknowledges and agrees Purchaser is entitled to rely.
7.1.1.    Organization and Power. Seller is duly incorporated or formed (as the case may be), validly existing, in good standing in the jurisdiction of its incorporation or formation, and is qualified to do business in the jurisdiction in which the Property is located, and has all requisite power and authority to own the Property and conduct the Business as currently owned and conducted.
7.1.2.    Authority and Binding Obligation. (i) Seller has full power and authority to execute and deliver this Agreement and all other documents to be executed and delivered by Seller pursuant to this Agreement (collectively, the “Seller Documents”), and to perform all obligations of Seller under each of Seller Documents to which it is a party, (ii) the execution and delivery by the signer on behalf of Seller of Seller Documents, and the performance of Seller of its obligations under Seller Document, has been duly and validly authorized by all necessary action by Seller, and (iii) Seller Documents, when executed and delivered, will constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms.
7.1.3.    Consents and Approvals; No Conflicts; Violations. Except for the approval of the appropriate Governmental Authorities in connection with the transfer of the Licenses and Permits, the release of Third Party Loans, the approval of the Franchisor for the New Franchise Agreements, the approval of the TPS Sunnyvale Ground Lease Lessor for the TPS Sunnyvale Ground Lease and the approval of the Lender for the Assumed Loan and, any consents or approval required for the assignment of any Equipment Leases, Operating Agreements and Warranties: (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for execution or delivery by Seller of Seller Documents, or the performance by Seller of any of its obligations under any of Seller Documents, or the consummation by Seller of the transactions described in this Agreement, except to the extent the failure to obtain such permit, authorization, consent or approval would not have a material adverse effect on the use, operation or value of any Property or prevent Seller from consummating the transaction described in this Agreement; and (ii) neither the execution and delivery by Seller of Seller Documents, nor the performance by Seller of any of its obligations under any of Seller Documents, nor the consummation by Seller of the transactions described in this Agreement will (A) violate any provision Seller’s organizational or governing documents, (B) result in a violation or breach of or constitute a default under any contract, agreement or other instrument or obligation to which Seller is a party, or (C) result in the creation or imposition of any lien or encumbrance on the Property or any portion thereof.
7.1.4.    Title to Personal Property. Seller has good and valid title to all Personal Property, which shall be free and clear of all liens and encumbrances as of the Closing, except for the Equipment Leases, which shall be subject only to the ownership interest of the lessor thereunder.

7.1.5.    Condemnation. Seller has received no written notice of any pending condemnation proceeding or other proceeding in eminent domain, and to Seller’s Knowledge, no condemnation proceeding or eminent domain proceeding is threatened affecting the Property or any portion thereof.
7.1.6.    Litigation. Except as set forth in Schedule 7.1.6 attached hereto and except for litigation to the extent that any liability thereunder is insured by Seller’s insurance and the insurer has agreed to cover the claim, Seller has not (i) been served with any court filing in any litigation with respect the Property or the Business which has not been resolved, settled or dismissed, or (ii) received written notice of, and, to Seller’s Knowledge, there is not, any claim, charge or complaint from any Governmental Authority or other Person pursuant to any administrative, arbitration or similar adjudicatory proceeding with respect the Property or the Business, which has not been resolved, settled or dismissed.
7.1.7.    Employees. To Seller’s Knowledge, HHM Manager is the Employer and all of the Employees provide services at the Property pursuant to the Management Agreement. Seller is not a party to any written employment or compensation agreements with any Employees. Seller does not have and has never had any Employees. Except for the Union Contract, Seller, Operating Tenant, and, to Seller’s Knowledge, HHM Manager and the Property are not subject to any collective bargaining agreement or any other labor agreement.   Seller has as of the date hereof, delivered or otherwise made available to the Purchaser a true, correct and complete (in all material respects) copy of the Union Contract subject to correction of scriveners error. Seller, Operating Tenant and, to Seller’s knowledge, HHM have complied with all notice requirements under the Union Contract related to the sale of the Property.
7.1.8.    Taxes. All Taxes for the Property and all sales, use, room, and occupancy taxes for the Business due and payable prior to the Closing Date have been or will be paid in full prior to the Closing and all Taxes for the Property not yet due and payable for a taxable period that includes the Closing Date will be prorated, at Closing, as part of the Prorations pursuant to Section 11.2 hereof; provided, however, that if any Taxes are payable in installments, such representation and warranty shall apply only to such installments which would be delinquent if unpaid at the Closing. No Tax certiorari or other proceedings or appeals with respect to any Property are in process or remain outstanding. Except as set forth on Schedule 7.1.8 attached hereto, Seller (i) has not received written notice that it is a party to any action, suit, proceeding, audit or claim by any governmental entity with respect to any Taxes relating to the Property nor is to its Knowledge is of any proceeding by any governmental authority for enforcement of collection of such Taxes against Seller in existence, and (ii) has not received any written notice of a special Tax or assessment to be levied (and does not have any Knowledge that a special Tax or assessment is contemplated), in each case with respect to its Property.
7.1.9.    Tenant Leases. Schedule 2.1.8 attached hereto sets forth a correct and complete list of the Tenant Leases, and Seller has made available to Purchaser a true and complete copy of the Tenant Leases. Seller has not given or received any written notice of, and to Seller’s Knowledge, there is not any breach or default under any of the Tenant Leases.
7.1.10.    Finders and Investment Brokers. Neither Seller nor any of its Affiliates or agents has dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for or on behalf of Seller in connection with the transactions described by this Agreement in a manner which would entitle such Person to any fee or commission in connection with this Agreement or the transactions described in this Agreement, except for the Broker, who shall be paid a commission or fee on account of the transactions contemplated by this Agreement solely by Seller pursuant to a separate written agreement between Broker and Seller dated on or before the date hereof. Seller hereby indemnifies Purchaser from and against any and all claims, liabilities and damages that Purchaser may suffer in connection with a breach of the foregoing representation and warranty by Seller. This Section 7.1.10 shall survive the initial Closing and all subsequent Closings hereunder, as well as the termination of this Agreement.
7.1.11.    U.S. Person. Seller is a “United States person” (as defined in Section 7701(a)(30)(B) or (C) of the Code) for the purposes of the provisions of Section 1445(a) of the Code.
7.1.12.    Bankruptcy. Seller has not made any general assignment for the benefit of creditors, become insolvent or filed a petition for voluntary bankruptcy or filed a petition or answer seeking reorganization or an arrangement or composition, extension or readjustment of its indebtedness or consented, in any creditors' proceeding, to the appointment of a receiver or trustee of Seller or the property or any part thereof of either of them or been named in an involuntary bankruptcy proceeding and to Seller's knowledge, no such actions are contemplated or have been threatened. Seller is not in the hands of a receiver nor is an application pending for a receiver for Seller.
7.1.13.    Financial Statements. Seller has provided to Purchaser true and correct copies of the unaudited financial statements of each Hotel for each of the calendar years ended December 31, 2019, December 31, 2020 and December 31, 2021 and year-to-date monthly statements through March 31, 2022 (collectively, the “Financial Statements”) and such Financial Statements are the same statements relied upon by Hersha and Seller in connection with reporting and in the Ordinary Course of Business.
7.1.14.    Sales and Use Taxes. All sales and use Taxes (other than those sales taxes, if any, arising from the sale of the Property from Seller to Purchaser), hotel/motel occupancy Taxes, real and personal property Taxes, employer withholding Taxes and similar Taxes that are due on or before the Closing Date (or applicable to any period prior to Closing) have been or will be paid in full prior to the Closing, and all required reports and returns relating thereto have been, or will be, timely filed.
7.1.15.    OFAC. Neither Seller nor any person owning a direct, or to Seller’s Knowledge, indirect, interest in Seller is now or shall be at any time prior to or at the Closing a person or entity with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories, including a United States Financial Institution as defined in 31 U.S.C. §5312 (a “U.S. Person”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under Anti-Terrorism Laws or other relevant United States law, regulation and executive orders, including lists published by OFAC (including those executive orders and lists published by OFAC with respect to persons or entities that have been designated by executive order or by the sanction regulations of OFAC as persons or entities with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC or otherwise) or under United Nations, OECD or other laws, regulations, executive orders or guidelines similar to Anti-Terrorism Laws. Neither Seller nor any person owning a controlling interest in Seller has been convicted of any criminal violation of any Anti-Terrorism Law. Seller and all persons owning a direct, or to Seller’s knowledge, indirect, interest in Seller are in compliance with the Patriot Act as applicable to Seller and such persons. The operations of Seller have been conducted at all times all material respects in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transaction Reporting Act of 1970, as amended, the U.S. Money Laundering Control Act of 1986, as amended, and all money laundering-related laws of other jurisdictions where Seller conducts business or owns assets, and any related or similar law issued, administered or enforced by any Governmental Authority.

7.1.16.    Loan Documents. Schedule 7.1.16-A contains a true, correct and complete list of the loan documents evidencing and securing the Assumed Loan (the “Assumed Loan Documents”). The Assumed Loan Documents have not been amended, supplemented or modified other than as set forth on Schedule 7.1.16-A. Neither Seller nor any Affiliate has delivered or received a written notice of default under or with respect to the Assumed Loan and, to Seller’s Knowledge, there exists no breach, default, or event or condition which, the giving of notice or the passage of time, or both, would constitute such a breach of default under or with respect to the Assumed Loan. As of the date hereof, (i) the outstanding principal balance of the Assumed Loan as of March 31, 2022 is $39,742,481.53 and (ii) Schedule 7.1.16-B sets forth a description and balance of any reserves maintained by the Assumed Lender.
7.1.17.    Ground Leases. Seller has made available to Purchaser a true, correct and complete copy of the TPS Sunnyvale Ground Lease and the Brookline Ground Lease and there are no other amendment, supplements or modifications to either the TPS Sunnyvale Ground Lease or the Brookline Ground Lease. Seller has not given or received any written notice of, and to Seller’s Knowledge, there is not any breach or default under the TPS Sunnyvale Ground Lease or the Brookline Ground Lease.
7.1.18.    No Rights of First Refusal or Rights to Purchase. Except as set forth in the TPS Sunnyvale Ground Lease, no Person has any right of first refusal or right of first offer or similar right with respect to any Property. Neither Seller nor any of its Affiliates has granted its consent to any written agreement providing for a sale of all or any portion of the Property to any Person.
7.1.19.    Plan Assets. The Seller is not, and the Property does not constitute assets of, a “benefit plan investor” within Section 3(42) of ERISA.
7.1.20.    Franchise Agreement. Seller has not given or received from Franchisor any written notice of, and Seller does not have Knowledge of, any breach or default under any Franchise Agreement which has not been cured. Sellers have delivered to Purchaser copies of all quality inspection reports and PIPs received by any Seller during the one year period prior to the Effective Date. There is no outstanding “key money” under any Franchise Agreement. Sellers have delivered to Purchaser true and correct copies of all quality inspection reports and PIPs received by any Seller during the one-year period prior to the Effective Date.
7.1.21.    Violations. Seller has not received any written notice from any Governmental Authority of, and to Seller’s Knowledge, there isn’t any material violation of any Applicable Laws with respect to its Property or any portion thereof.
7.1.22.    Material Contracts. Schedule 7.1.22 identifies each Material Contract affecting the Property. To Seller’s Knowledge, Seller has made available to Purchaser a true and complete (in all material respects) copy of each Material Contract affecting the Properties. Seller has not given or received from any counterparty to a Material Contract any written notice of, and Seller does not have Knowledge of, any material breach or default under any Material Contract which has not been cured.
7.1.23.    Licenses and Permits. Seller has not received a written notice from any applicable Governmental Authority (a) of any violation, default, intended or threatened non-renewal, suspension or revocation of any License or Permit, the loss of which would have a material adverse effect on the present use and occupancy of the Property or (b) that it lacks any License or Permit necessary for the present use or occupancy of the Property, which in each case has not been cured.

7.1.24.    DC Grant Agreements. Seller has made available to Purchaser a true, correct and complete copy of each DC Grant Agreement related to the Properties. Seller has not given or received from any counterparty to the DC Grant Agreements any written notice of, and Seller does not have Knowledge of, any breach or default under any DC Grant Agreement which has not been cured. Seller received an aggregate of $1,320,178 pursuant to the Grant Agreement (the “Grant Proceeds”). Seller has used the Grant Proceeds for purposes expressly authorized by the terms of the Grant Agreements and in accordance with its terms. To Seller’s knowledge, Seller is in full compliance with the Grant Agreements.
7.1.25.    REAs. To Seller’s Knowledge, Seller has not received any written notice that it is in default under the terms of any reciprocal easement agreements, declarations and similar agreements encumbering the Properties.
7.1.26.    PPP Loans. There are no outstanding Paycheck Protection Loan pursuant to the Paycheck Protection Program established pursuant to Section 1102 of the CARES Act or title III of the CAA (including the regulations promulgated thereunder and related published guidance in effect from time to time). “CAA” means the Consolidated Appropriations Act, 2021. “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act and any similar or successor legislation, including any presidential memoranda or executive orders, relating to the COVID-19 pandemic, as well as any applicable guidance issued thereunder or relating thereto. Neither Seller nor Manager has deferred any payroll Taxes under the CARES Act or claimed any other Tax relief pursuant to the CARES Act.
Notwithstanding the foregoing, if Purchaser has knowledge of a breach of any representation or warranty made by Seller in this Agreement prior to the Closing and Purchaser had the right to terminate this Agreement, including pursuant to Section 9.1.1, in connection with such breach and Purchaser nevertheless elects to proceed to Closing, such representation or warranty by Seller shall be deemed to be qualified or modified to reflect Purchaser’s knowledge of such breach. Purchaser’s knowledge shall include, but not be limited to, collectively: (i) the matters disclosed in this Agreement or listed on the schedules attached hereto, (ii) all information provided in the Data Room Web Site, to the extent in folders labeled in such a manner reasonably related to the subject matter of the representation and warranty, and (iii) the actual knowledge of Purchaser based upon the actual knowledge of Scott Trebilco and/or Michelle Gelshteyn, without independent investigation.
Section 7.2    Purchaser’s Representations and Warranties. To induce Seller to enter into this Agreement and to consummate the transactions described in this Agreement, Purchaser hereby makes the representations and warranties in this Section 7.2, upon which Purchaser acknowledges and agrees Seller is entitled to rely.
7.2.1.    Organization and Power. Purchaser is duly incorporated or formed (as the case may be), validly existing and in good standing under the laws of the State of its formation or incorporation, and has all requisite power and authority carry on its business as currently being conducted.
7.2.2.    Authority and Binding Obligation. (i) Purchaser has full power and authority to execute and deliver this Agreement and all other documents to be executed and delivered by Purchaser pursuant to this Agreement (the “Purchaser Documents”), and to perform all obligations of Purchaser arising under Purchaser Documents, (ii) the execution and delivery by the signer on behalf of Purchaser of Purchaser Documents, and the performance by Purchaser of its obligations under Purchaser Documents, has been duly and validly authorized by all necessary action by Purchaser, and (iii) Purchaser Documents, when executed and delivered, will constitute the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

7.2.3.    Consents and Approvals; No Conflicts. To Purchaser’s Knowledge: (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for the execution or delivery by Purchaser of Purchaser Documents, the performance by Purchaser of its obligations under Purchaser Documents, or the consummation by Purchaser of the transactions described in this Agreement; and (ii) neither the execution and delivery by Purchaser of Purchaser Documents, nor the performance by Purchaser of its obligations under Purchaser Documents, nor the consummation by Purchaser of the transactions described in this Agreement, will (A) violate any provision of the organizational or governing documents of Purchaser, (B) violate any Applicable Law to which Purchaser is subject, or (C) result in a violation or breach of or constitute a default under any contract, agreement or other instrument or obligation to which Purchaser is a party.
7.2.4.    Finders and Investment Brokers. Purchaser has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for or on behalf of Purchaser in connection with the transactions described in this Agreement in any manner which would entitle such Person to any fee or commission in connection with this Agreement or the transactions described in this Agreement, other than the Broker. Purchaser hereby indemnifies Seller from and against any and all claims, liabilities and damages that Seller may suffer in connection with a breach of the foregoing representation and warranty by Purchaser.
7.2.5.    No Violation of Anti-Terrorism Laws. None of Purchaser’s property or interests is subject to being “blocked” under any Anti-Terrorism Laws, and neither Purchaser nor any Person holding any direct or, to Purchaser’s knowledge, indirect, interest in Purchaser is in violation of any Anti-Terrorism Laws.
7.2.6.    OFAC. Neither Purchaser nor any person owning a direct, or to Purchaser’s knowledge, indirect, interest in Purchaser is (i) listed on the Specially Designated Nationals and Blocked Persons List or any other similar list maintained by the Office of Foreign Assets Control, Department of the Treasury or the Department of Foreign Affairs and International Trade (Canada), pursuant to any authorizing statute, executive order or regulation; (ii) a “specially designated global terrorist” or other person listed on Appendix A to Chapter V of 31 C.F.R., as the same has been from time to time updated and amended; or (iii) a Person either (a) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (b) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or a person similarly designated under any related enabling legislation or any other similar Executive Orders.
7.2.7.    Franchise Agreement. To Purchaser’s Knowledge, Purchaser, except with respect to Purchaser’s Affiliates’ status as a possible “Competitor” of each of Marriott International, Inc. (“Marriott”), Hilton Worldwide, Inc. (“Hilton”) and Hyatt Place Franchising, L.L.C. (“Hyatt”), satisfies the requirements of each applicable Franchisor for Purchaser (or Purchaser’s Affiliate Designee) to enter into a new Franchise Agreement.
Notwithstanding the foregoing, if Seller has Knowledge prior to the Closing of a breach of any representation or warranty made by Purchaser in this Agreement and Seller nevertheless elects to proceed to Closing, such representation or warranty by Purchaser shall be deemed to be qualified or modified to reflect Seller’s Knowledge of such breach.
ARTICLE VIII.
COVENANTS
Section 8.1    Confidentiality.

8.1.1.    Disclosure of Confidential Information. Seller and Purchaser shall keep confidential and not make any public announcement or disclose to any Person the existence or any terms of this Agreement or any information disclosed by any inspections or in Seller Due Diligence Materials which is not generally known to the public (the “Confidential Information”). Notwithstanding the foregoing, Seller and Purchaser shall be permitted to (i) disclose any Confidential Information to the extent required under Applicable Law or court order, and (ii) disclose any Confidential Information to any Person on a “need to know” basis, such as their respective shareholders, partners, members, trustees, beneficiaries, directors, officers, employees, attorneys, consultants, engineers, surveyors, lenders, investors, managers, franchisors and such other Persons whose assistance is required to consummate the transactions described in this Agreement; provided, however, that Seller or Purchaser, as the case may be, shall (A) advise such Person of the confidential nature of such Confidential Information, and (B) use commercially reasonable efforts to cause such Person to maintain the confidentiality of the Confidential Information. Notwithstanding anything herein to the contrary, Parties shall be entitled to disclose to any person the U.S. federal income tax treatment and tax structure of transactions effected pursuant to this Agreement.
8.1.2.    Public Announcements. Without limiting the generality of the provisions in Section 8.1.1 hereof, a Party shall have the right, at Closing, to make a public announcement regarding the transaction described in this Agreement, provided that Seller and Purchaser shall approve the form and substance of any such public announcement, which approval shall not be unreasonably withheld or delayed, except if a Party is required to make a public announcement under Applicable Law, in which case no such approval by any other Party shall be required; provided further, that in such event that a public announcement is required under Applicable Law, each of Seller and Purchaser shall provide the other Party with reasonable opportunity to review and comment on such announcement.
8.1.3.    Communication with Governmental Authorities; Counterparties. Without limiting the generality of the provisions in Section 8.1.1 hereof, Purchaser shall be permitted to communicate with any Governmental Authority or any official, employee or representative thereof, involving any matter with respect to the Property or the Business, provided that Purchaser shall give prior notice to Seller (unless such inquiries are made pursuant to customary inquiries related to zoning compliance or requests for customary searches). Purchaser shall be permitted to communicate with any ground lessor of a Ground Lease, HHM Manager, Franchisor and Assumed Loan Lender, with prior notice to Seller in the case of any ground lessor or Assumed Loan Lender.
8.1.4.    Communication with Employees. Without limiting the generality of the provisions in Section 8.1.1 hereof, Purchaser shall not, prior to the Closing, through its officers, employees, managers, contractors, consultants, agents, representatives or any other Person, directly or indirectly, communicate with any Employee or Person representing any Employee involving any matter with respect to the Property or the Business, the Employee or this Agreement, except (i) for those individuals that HHM Manager designates in writing may be contacted for such purposes and the purposes of Section 8.5 hereof and (ii) except for the General Manager, Director of Revenues, Director of Sales and Director of Engineering, provided Seller or a representative of Seller may attend meetings with the Persons listed in this clause (ii), and provided further that any such communications contemplated by this Section 8.1.4 shall be coordinated by Seller and HHM Manager.
Section 8.2    Operation in the Ordinary Course of Business. From the Effective Date until the Closing, Seller shall (and shall cause Operating Tenant and HHM Manager to) conduct the Business in the Ordinary Course of Business, including, without limitation: (i) maintaining the inventories of FF&E, Supplies, F&B and Retail Merchandise at the Property at levels maintained in the Ordinary Course of Business; (ii) performing maintenance and repairs for the Real Property and tangible Personal Property in the Ordinary Course of Business; (iii) maintaining insurance coverages consistent with Seller’s then-current risk management policies and (iv) issue gift certificates for free rooms and services at the Hotel in the Ordinary Course of Business, provided Seller shall have the right to (and shall be permitted to allow Operating Tenant and HHM Manager to) take actions required to comply with COVID-19 Measures or otherwise reasonably and in good faith to respond to COVID-19 Measures and to the extent such actions are reasonably expected to have an adverse impact on any Property (other than to a de minimus extent) after using commercially reasonable efforts to provide advance notice to and consult with Purchaser (if reasonably practical) with respect thereto.
Section 8.3    Actions Requiring Purchaser’s Consent. Except as specifically required or allowed pursuant to the terms and conditions of this Agreement, Seller shall not, and shall cause Operating Tenant and HHM Manager not to, take, cause the taking of, or allow to occur any of the following actions without the prior written consent of Purchaser:
(A)    enter into or otherwise amend, extend, renew or terminate (i) any Tenant Leases or Material Contract or any agreement that would be considered a Tenant Lease or Material Contract if entered into, in each case, without the consent of Purchaser (which shall be deemed given if not objected to within three (3) Business Days of written request, which may be provided via email to Michelle.Gelshteyn@Blackstone.com and sissembert@brehotels.com), or (ii) any Licenses or Permits or Contracts other than Material Contracts, in the case of this clause (ii) other than in the Ordinary Course of Business, and Seller delivers written notice thereof together with a copy of the relevant agreement at least three (3) Business Days prior to the execution thereof;
(B)    remove any Personal Property from the Hotel, except consumable inventory in the Ordinary Course of Business;
(C)    sell, transfer or encumber, or impose any Lien that would be a Monetary Defect, of all or any portion of the Property or any Personal Property, FF&E and other personal property of Seller used at the Property, except for the use and consumption of inventory and other supplies, and the replacement of worn out, obsolete and defective tools, equipment and appliances, in the Ordinary Course of Business (subject to Section 8.3(A) with respect to Equipment Leases);
(D)    other than such capital expenditures set forth on Schedule 8.3, commit to, make or pay for any structural alterations, additions or major capital expenditures, without the written consent of Purchaser, except that Seller may make and shall pay for, to the extent made, any structural alterations, additions or capital expenditures (i) as required by Applicable Laws, or (ii) as required for maintenance and repair or due to emergency;
(E)    change, consent to or attempt to change the current zoning of the Property;
(F)    cancel or materially reduce in the amount or scope of property or general liability coverage under any insurance currently maintained with respect to the Property;
(G)    issue any gift certificates for rooms or services at the Hotel that are redeemable after Closing other than consistent with the Ordinary Course of Business;
(H)    modify, amend, supplement or terminate any Franchise Agreement;
(I)    amend, modify or otherwise supplement the Assumed Loan or Assumed Loan Documents;

(J)    enter into, amend, supplement or modify Union Contract, collective bargaining agreement or similar arrangement;
        (K)    amend, modify, terminate or supplement the Grant Agreements, the Brookline Ground Lease or the TPS Sunnyvale Ground Lease and
         (L)    commence any evictions proceedings against or forfeit any security deposit from any tenant under a Tenant Lease.
Section 8.4    Licenses and Permits. Except as otherwise set forth herein, and subject to Section 19.2 with respect to the California Liquor Licenses, Purchaser shall be responsible for obtaining the transfer of all transferrable Licenses and Permits or the issuance of new licenses and permits, including, without limitation, the licenses and permits required for the sale and service of alcoholic beverages at the Properties (collectively, the “Liquor Licenses”). Purchaser, at its cost and expense, shall submit all necessary applications and other materials to the appropriate Governmental Authority and take such other actions to effect the transfer of Licenses and Permits or issuance of new licenses and permits, including, without limitation, the Liquor License, prior to the Closing Date, and Seller shall use commercially reasonable efforts to cooperate with Purchaser, and to cause the holder of the Licenses and Permits and the Liquor Licenses at each Hotel to cooperate with Purchaser, to cause the Licenses and Permits and the Liquor Licenses to be transferred or new licenses and permits or interim licenses and permits to be issued to Purchaser or Purchaser’s designee. If this Agreement is terminated and Purchaser has filed an application or otherwise commenced the processing of obtaining new licenses and permits, Purchaser shall withdraw all such applications and cease all other activities with respect to such new licenses and permits.
Section 8.5    Employees.
8.5.1.    Continued Employment. HHM Manager shall continue to be the employer of the Employees immediately following the Closing, subject to the terms of the New Hotel Management Agreement. Purchaser acknowledges that the Closing shall not result in a termination of any of the Employees. The Employees’ employment with HHM Manager immediately following the Closing shall be at salaries, wages and/or other compensation and with benefits (including, without limitation, sick leave, vacation, health insurance and other pension and welfare benefits) that such Employees enjoy as of the day prior to the Closing Date and in compliance with the Union Contract.

8.5.2.    WARN Act. Seller shall not, at any time prior to the Closing Date effectuate a “plant closing” or “mass layoff,” as those terms are defined in the WARN Act, or take any action that would trigger the requirements under the WARN Act, affecting in whole or in part any site of employment, facility, operating unit or Employee, without notifying Purchaser in advance and without complying with the notice requirements and other provisions of the WARN Act and its state law equivalent. Purchaser shall not, at any time prior to ninety (90) days after the Closing Date effectuate a “plant closing” or “mass layoff,” as those terms are defined in the WARN Act, or take any action that would trigger the requirements under the WARN Act, affecting in whole or in part any site of employment, facility, operating unit or Employee, without notifying Seller in advance and without complying with the notice requirements and other provisions of the WARN Act and its state law equivalent. In addition, Purchaser shall provide a full defense to, and indemnify the Seller Indemnities for any Indemnification Losses which the Seller Indemnitees may incur in connection with any suit or claim of violation brought against or affecting any of the Seller Indemnitees under the WARN Act or any similar state law for any actions taken by Purchaser (or its manager or any of its and its manager’s Affiliates) with regard to any site of employment, facility, operating unit or employee affected by this Agreement, including but not limited to liability under the WARN Act that arises in whole or in part as a result of any “employment loss”, as that term is defined in the

WARN Act, which was caused or directed by Purchaser or its manager or their Affiliates subsequent to the Closing Date.
8.5.3.    Union-Related Obligations.
(A)    Purchaser agrees that as of the Closing Date, Purchaser will be bound by the obligations of “Owner” under the Union Contract from and after the Closing Date, and Purchaser will otherwise execute any documents reasonably necessary to effectuate such assumption. Purchaser acknowledges that it has received a copy of the Union Contract.
(B)    The Parties intend for the provisions of Section 4204 of ERISA to apply to the transactions contemplated by this Agreement so that the transactions contemplated by this Agreement do not constitute either a “complete withdrawal” or “partial withdrawal” with respect to the Multiemployer Pension Plans. Each of Seller and Purchaser agrees to comply with their respective obligations under ERISA, including, without limitation, their respective obligations under Section 4204 of ERISA and to take any other action required or desirable, so that no withdrawal liability is imposed upon Seller or HHM Manager (or any Affiliates thereof) by the Multiemployer Pension Plans as a result of the transactions contemplated by this Agreement or any subsequent action or omission of Purchaser (or any Affiliate of Purchaser). To that end, each of Purchaser and Seller (as applicable) acknowledges, agrees and covenants as follows:
(i)    Notwithstanding any other provision of this Agreement, Purchaser agrees and covenants to contribute to the Multiemployer Pension Plans for substantially the same number of contribution base units (as defined in Section 4001(a)(11) of ERISA) for which Seller or HHM Manager was obligated (or claimed it was obligated) to contribute prior to the Closing Date, such contributions by Purchaser to be made for any remaining portion of the plan year of the Multiemployer Pension Plans from and after the Closing Date and throughout the Surety Period;
(ii)    Unless a waiver is in effect pursuant to Section 4204(c) of ERISA, Purchaser agrees and covenants to provide to and for the benefit of the Multiemployer Pension Plans for the five (5) plan years commencing with the first plan year to begin after the Closing Date (the “Surety Period”), either a bond issued by a corporate surety company that is an acceptable surety for purposes of Section 412 of ERISA, a letter of credit or an amount held in escrow by a bank or similar financial institution, in either case in an amount equal to the greater of (A) the average annual contribution that Seller or HHM Manager (with respect to the Property) was required to make with respect to the covered operations for the three plan years preceding the plan year in which the Closing Date occurs, or (B) the annual contribution that Seller or HHM Manager (with respect to the Property) was required to make with respect to the covered operations for the plan year preceding the plan year in which the Closing Date occurs. If, at any time during the Surety Period, Purchaser (or its Affiliate or Purchaser’s manager, including HHM Manager) or any successor in interest thereto, withdraws from the Multiemployer Pension Plans or fails to make any contribution to the Multiemployer Pension Plans when due, then the bond, letter of credit or escrowed amount described above shall be paid to the Multiemployer Pension Plans. If a waiver is not in effect pursuant to Section 4204(c) of ERISA, Purchaser shall deliver to the Multiemployer Pension Plans on the Closing Date, with copies to Seller and HHM Manager, either the bond, the letter of credit or evidence of the establishment of an escrow described above;
(iii)    If Purchaser (or Purchaser’s Affiliate or Purchaser’s manager, including HHM Manager) or any successor in interest thereto shall withdraw from the Multiemployer Pension Plans in either a complete or partial withdrawal, as such terms are used in Sections 4203 and 4205 of ERISA, and withdrawal liability is imposed under

Section 4201 of ERISA, the Parties hereto understand and agree that Seller or HHM Manager will be secondarily liable to the Multiemployer Pension Plans for any withdrawal liability that they would have had to the Multiemployer Pension Plans in the absence of Section 4204 of ERISA; provided, however, that the preceding clause of this sentence will be void and of no effect, if the Parties obtain a variance from the requirements of Section 4204(a)(1)(C) of ERISA. The Parties will reasonably cooperate in obtaining a variance or waiver from the requirements of Sections 4204(a)(1)(B) and 4204(a)(1)(C) of ERISA;
(iv)    In connection with their respective obligations under Section 8.5.3(B)(ii) and Section 8.5.3(B)(iii), Seller, HHM Manager and Purchaser shall apply at Purchaser’s cost to the Multiemployer Pension Plans and/or the Pension Benefit Guaranty Corporation, as applicable for an exemption or variance from the obligations imposed by Sections 4204(a)(1)(B) and 4204(a)(1)(C) of ERISA, respectively, Seller shall reasonably cooperate with Purchaser at Purchaser’s cost and Purchaser shall cooperate with Seller and HHM Manager to take all steps and provide all information reasonably necessary to demonstrate to the satisfaction of the Multiemployer Pension Plans and/or the Pension Benefit Guaranty Corporation, as applicable, that Seller, HHM Manager and/or Purchaser, as the case may be, are exempt from the requirements of Sections 4204(a)(1)(B) and 4204(a)(1)(C) of ERISA, respectively, in accordance with the provisions of the Code of Federal Regulations; and
(v)    To the extent that any obligation is imposed on Purchaser (or Purchaser’s Affiliate or Purchaser’s manager) under this Section 8.5.3(B), Purchaser agrees and covenants it will require each of its successors in interest and assigns to specifically assume and accept such obligations. Purchaser agrees to indemnify, defend and hold harmless the Seller Indemnities for any Indemnification Losses which the Seller Indemnitees may incur in connection, arising from or relating to (i) a breach of Purchaser’s obligations under this Section 8.5.3(B), (ii) any withdrawal liability resulting from a complete or partial withdrawal occurring after the Closing Date (including, without limitation, any secondary liability under Section 8.5.3(B)(iii)); and (iii) any withdrawal liability resulting from the failure of Purchaser to satisfy its obligations under Section 4204 of ERISA.
(vi)    The Parties acknowledge that the transaction contemplated by this Agreement is a bona fide arm’s length sale and that such Parties are unrelated, as each term is used in ERISA Section 4204.
8.5.4.    Survival. This Section 8.5 shall survive the initial Closing and all subsequent Closings hereunder, as well as the termination of this Agreement.
Section 8.6    Bookings. Purchaser shall honor all Bookings made prior to the Closing Date for any period on or after the Closing Date which are made in the Ordinary Course of Business. On the date that is two (2) Business Days prior to the Closing, the Seller shall cause HHM Manager to deliver to the Purchaser or its hotel manager a true, complete and correct list of Bookings for the Hotel as of the Cut-Off Time and any Hotel Guest Data Information relating thereto in compliance with Applicable Law.
Section 8.7    Tax Contests.
8.7.1.    Taxable Period Terminating Prior to Closing Date. Seller shall be entitled to any refunds or abatements of Taxes awarded in any proceeding to contest any Taxes for any taxable period which terminates prior to the Closing Date and shall be entitled to any refunds or abatements awarded in such proceedings; provided that, Seller shall not be permitted to agree to or cause any increases in Taxes for any period prior or subsequent to the Closing Date and any such proceedings and items related thereto (including but not limited to any consulting fees) shall be at Seller’s sole cost and expense. This 8.7.1 shall survive the initial Closing and all subsequent Closings hereunder, as well as the termination of this Agreement.
8.7.2.    Taxable Period Commencing After Closing Date. Purchaser shall have the right to commence, continue and settle any proceedings to contest Taxes for any taxable period which commences after the Closing Date, and shall be entitled to any refunds or abatements of Taxes awarded in such proceedings; provided that, Purchaser shall not be permitted to agree to or cause any increases in Taxes for any period prior to the Closing Date. This Section 8.7.2 shall survive the initial Closing and all subsequent Closings hereunder, as well as the termination of this Agreement.
8.7.3.    Taxable Period That Includes the Closing Date. Purchaser shall have the right to, and Seller shall not, at its sole cost and expense, commence, continue and settle any proceedings to contest Taxes for any taxable period which includes the Closing Date, and any refunds or abatements of Taxes awarded in such proceeding shall be prorated between the Parties, when received, in accordance with Section 11.2.1.
Section 8.8    Cooperation. Seller and Purchaser shall use commercially reasonable efforts to cooperate with the Party contesting the Taxes (at no cost or expense to the Party not contesting the Taxes) and execute and deliver any documents and instruments reasonably requested by the Party contesting the Taxes in furtherance of the contest of the Taxes. This Section 8.8 shall survive the initial Closing and all subsequent Closings hereunder, as well as the termination of this Agreement.
Section 8.9    Notices and Filings. Seller and Purchaser shall use commercially reasonable efforts to cooperate with each other (at no cost or expense to the Party whose cooperation is requested) to provide written notice to any Person under any Tenant Leases, Contracts, Licenses and Permits, and to effect any registrations or filings with any Governmental Authority or other Person, regarding the change in ownership of the Property or the Business. This Section 8.9 shall survive the initial Closing and all subsequent Closings hereunder, as well as the termination of this Agreement.
Section 8.10    Intentionally Omitted.
Section 8.11    Privacy Laws. To the extent Purchaser reviews, is given access to, or otherwise obtains, any Hotel Guest Data and Information as part of the purchase of the Property and the Business, Purchaser shall at all times comply in all material respects with all Applicable Law concerning: (i) the privacy and use of the Hotel Guest Data and Information and the sharing of such information and data with third parties (including, without limitation, any restrictions with respect to Purchaser’s or any third party’s ability to use, transfer, store, sell or share such information and data); and (ii) the establishment of adequate security measures to protect the Hotel Guest Data and Information. This Section 8.11 shall survive the initial Closing and all subsequent Closings hereunder, as well as the termination of this Agreement.
Section 8.12    Further Assurances. From the Effective Date until the expiration or earlier termination of this Agreement, Seller and Purchaser shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, necessary, proper or advisable to consummate the transactions described in this Agreement, including, without limitation: (i) obtaining all necessary consents, approvals and authorizations required to be obtained from any Governmental Authority or other Person under this Agreement or Applicable Law; and (ii) effecting all registrations and filings required under this Agreement or Applicable Law. After Closing, Seller and Purchaser shall use commercially reasonable efforts (at no cost or expense to such Party, other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) to further effect the transactions contemplated by this Agreement. The immediately preceding sentence of this

Section 8.12 shall survive the initial Closing and all subsequent Closings hereunder, as well as the termination of this Agreement.
Section 8.13    Estoppel Certificates. Prior to the Closing, Seller shall use commercially reasonable efforts to assist Purchaser in obtaining an estoppel certificate from the lessor under the Brookline Ground Lease in connection with the transactions contemplated by this Agreement (the “Ground Lease Estoppel”) in a form reasonably requested by Purchaser; provided, that, the failure to obtain the Ground Lease Estoppel shall not constitute a Seller Default. For the avoidance of doubt the ground lease estoppel for the TPS Sunnyvale Property is contained within the Ground Lease Consent. Additionally, Purchaser may include additional requests to be estopped to in the Ground Lease Estoppel in connection with its potential financing plans, but such additional matters shall not be required to be included in the Ground Lease Estoppel for purposes of the Purchaser Closing Conditions in Section 9.1 hereof.
Section 8.14    DC Grant Agreement. From and after the Effective Date through and including the expiration of the terms of the DC Grant Agreements, Seller shall cause the DC Hotels to continue to comply with the duties and obligations of the Grantee and/or the hotel owner as set forth in the DC Grant Agreements (and Purchaser shall cooperate with Seller in connection with such compliance), including, without limitation, all reporting obligations under the DC Grant Agreements. Seller hereby agrees to indemnify and hold the Purchaser Indemnitees harmless from and against all liabilities incurred by any Purchaser Indemnitee with respect to or in connection with the DC Grant Agreements, including, without limitation, any demand to any Purchaser Indemnitee to recover the grant. This Section 8.14 shall survive the Closing through the expiration of the terms of the DC Grant Agreement and the expiration of any statute of limitations relating thereto.
Section 8.15    Material Notices. To the extent received by Seller, promptly deliver to Buyer copies of (i) written notices of lawsuits or similar proceedings with respect to Seller or any Hotel (excluding slip and fall type litigation claims that are insured), (ii) written notices of violations of Laws affecting Seller or any Hotel, (iii) written notices under any Ground Lease, Franchise Agreement, TPS Sunnyvale Loan Documents or DC Grant Agreement, and (iv) written notices under any Material Contract; provided, however, except with respect to quality assurance reports, monthly write-ups, forbearance notices, “new development” notices and similar notices relating to the operation of any Hotel as part of the applicable Franchisor’s system, Seller and Purchaser agree that this Section 8.16 shall not apply to notices sent or received by HHM Manager or any Franchisor in the ordinary course of business. Seller shall not settle any litigation or other proceeding without the prior written consent of Purchaser if such settlement would be binding on Purchaser or the Property from and after Closing. Additionally, Seller shall cooperate with Purchaser in connection with Purchaser’s efforts to obtain weekly and monthly reporting from Manager as reasonably requested by Purchaser.
Section 8.16    Exclusivity. Seller shall not (and shall cause all Affiliates of Seller not to) directly or indirectly negotiate, discuss, accept, commit to, or enter into any offers, arrangements or agreements, for the purchase, sale, recapitalization, refinance, ground lease of, or investment in, all or any portion, of the Properties or any interest therein (whether debt or equity or direct or indirect) with any party other than Purchaser.
    Section 8.17    Planned Capital Expenditures. (a) Prior to the applicable Closing Date, Seller shall use commercially reasonable efforts to perform or cause to be performed the capital expenditure projects described in Schedule 8.3 (the “Planned Capital Expenditures Projects”) in a good and workmanlike manner and to complete each Planed Capital Expenditures Project by the applicable Closing Date in accordance with the development scope and timeline on Schedule 8.3 and Applicable Law. Seller shall not amend, supplement, terminate or otherwise alter in any material manner the scope or timeline of the Planned Capital Expenditures Projects or the quality of the materials to be used in connection therewith without the prior written consent of Purchaser which consent shall be subject to Purchaser’s sole discretion.

    (b)    To the extent the Planned Capital Expenditure Projects are not completed by or prior to the Closing, (i) Seller shall provide Purchaser at the Closing with reasonable evidence of the remaining work to be completed, amounts that remain to be paid under any contract for the Planned Capital Expenditure Projects and amounts that have been paid under any such contract(s) or otherwise prior to the Closing, (ii) Seller shall assign the contract(s), if any, for any such Planned Capital Expenditures Projects to Purchaser at the Closing, (iii) Buyer shall assume at the Closing the obligations under any such contract(s) to complete such Planned Capital Expenditures Projects (and such Contracts, if any, shall be deemed to be added as “Contracts” hereunder), and (iv) in such event, Buyer shall receive a credit to the Purchase Price equal to one hundred percent (100%) of the “costs remaining” for any Planned Capital Expenditures Projects set forth on Schedule 8.3, less any amounts previously paid by or on behalf of Seller after the Effective Date with respect to such Planned Capital Expenditures Projects.
ARTICLE IX.
CLOSING CONDITIONS
Section 9.1    Purchaser Closing Conditions.
9.1.1.    Satisfaction of Purchaser Closing Conditions. Purchaser’s obligation to close the transactions contemplated by this Agreement at each Closing is subject to the satisfaction or waiver by Purchaser, at or prior to such Closing, of the following conditions precedent (the “Purchaser Closing Condition(s)”):
(A)    All Seller Closing Deliveries with respect to each Property that is to be acquired at such Closing shall have been delivered to Purchaser or deposited with Escrow Agent in the Closing Escrow to be delivered to Purchaser at Closing;
(B)    The representations or warranties of Seller in this Agreement (i) with respect to all Properties, shall be true and correct in all material respects as of the Effective Date (or as of such other date to which such representation or warranty expressly is made), and (ii) with respect to all Properties that are to be acquired at such Closing, shall be (a) in the case of Fundamental Representations, true and correct in all material respects as of the Closing (or as of such other date to which such representation or warranty expressly is made) and (b) with respect to the representations and warranties other than the Fundamental Representations, as modified by Representation Schedule Updates permitted pursuant to Section 16.16, true and correct as of Closing (or as of such other date to which such representation or warranty expressly is made), to the extent the breach of such non-Fundamental Representations, individually or in the aggregate, (x) would not have a material adverse effect on the use, operation, value or financeability of the Properties, taken as a whole, or (y) prevent Seller from consummating the transaction described in this Agreement with respect to all Properties that are subject to the Closing;
(C)    The covenants and obligations of Seller in this Agreement with respect to all Properties shall have been performed in all material respects;
(D)    With respect to the Second Closing only, the Lender Approval with respect to the Courtyard Sunnyvale Hotel shall have been received;
(E)    Purchaser shall have received the Ground Lease Consent and the Ground Lease Estoppel;
(F)    No litigation or other court action shall have been commenced seeking to obtain an injunction or other relief from such court to enjoin the consummation of the transactions described in this Agreement, and no preliminary or permanent injunction or other order, decree or ruling shall have been issued by a court of competent jurisdiction or by any

Governmental Authority, that would make illegal or invalid or otherwise prevent the consummation of the transactions described in this Agreement;
(G)    No Applicable Law shall have been enacted that would make illegal or invalid or otherwise prevent the consummation of the transactions described in this Agreement; and
(H)    The Title Company shall be irrevocably committed to issue to Purchaser the Title Policy for the Property, subject only to the Permitted Exceptions, and title shall be delivered to Purchaser as required by this Agreement.
9.1.2.    Failure of Purchaser Closing Condition. Except as expressly provided in Section 9.3 hereof, if any Purchaser Closing Condition(s) is/are not satisfied at Closing, then Purchaser shall have the right to:
(A)    Subject to Section 10.1.3, terminate this Agreement for all Properties (but in each case only with respect to the Properties with respect to which a Closing has not occurred) by providing written notice thereof to Escrow Agent and Seller, in which event, such Parties shall have no further rights or obligations under this Agreement (with respect to any Property with respect to which a Closing has not occurred), except as otherwise expressly set forth herein; or
(B)    Waive, in writing, any such Purchaser Closing Condition(s) at or prior to Closing and proceed to Closing, if possible, without abatement of the amount of the Purchase Price.
If Purchaser terminates this Agreement pursuant to this Section 9.1.2, Purchaser shall be entitled to the portion of the Deposit that has not been applied to a prior Closing and Escrow Agent shall disburse to Purchaser the amount of the Cash Deposit that has not been applied in any prior Closing as set forth on Schedule 3.3.5 attached hereto no later than two (2) Business Days after the termination; provided, that, Purchaser shall not have the right to terminate this Agreement due to the failure of the satisfaction of the Purchaser Closing Conditions set forth in Section 9.1.1(D) or Section 9.1.1(E) if there is a Purchaser Default in connection with Section 4.2.1 or Section 4.4, as the case may be, in which case, the provisions of Article XIII shall apply.
Section 9.2    Seller Closing Conditions.
9.2.1.    Satisfaction of Seller Closing Conditions. Seller’s obligation to close the transactions contemplated by this Agreement at each Closing is subject to the satisfaction or waiver by Seller, at or prior to such Closing, of the following conditions precedent (the “Seller Closing Condition(s)”):
(A)    Purchaser shall have paid to Seller or deposited with Escrow Agent, the Purchase Price for each Property that is to be acquired at such Closing, as adjusted pursuant to Section 3.1 hereof;
(B)    All Purchaser Closing Deliveries with respect to each Property that is to be acquired at such Closing shall have been delivered to Seller or deposited with Escrow Agent in the Closing Escrow to be delivered to Seller at Closing;
(C)    The representations or warranties of Purchaser in this Agreement (i) shall be true and correct in all material respects as of the Effective Date (or as of such other date to which such representation or warranty expressly is made), and (ii) shall be true and correct in all material respects as of the Closing (or as of such other date to which such representation or warranty expressly is made);
(D)    The covenants and obligations of Purchaser in this Agreement shall have been performed in all material respects;
(E)    Intentionally omitted;
(F)    Purchaser shall have received the Franchise Approval with respect to all of the Properties to be acquired at such Closing;
(G)    Purchaser shall have delivered evidence to Seller that the New Franchise Agreements have been duly executed by Purchaser and the applicable Franchisor;
(H)    Purchaser shall have received the Ground Lease Consent;
(I)    With respect to the Second Closing only, Purchaser shall have received the Lender Approval with respect to the Courtyard Sunnyvale Hotel;
(J)    The New Hotel Management Agreements have been duly executed by Purchaser and HHM Manager;
(K)    No litigation or other court action shall have been commenced seeking to obtain an injunction or other relief from such court to enjoin the consummation of the transactions described in this Agreement, and no preliminary or permanent injunction or other order, decree or ruling shall have been issued by a court of competent jurisdiction or by any Governmental Authority, that would make illegal or invalid or otherwise prevent the consummation of the transactions described in this Agreement; and
(L)    No Applicable Law shall have been enacted that would make illegal or invalid or otherwise prevent the consummation of the transactions described in this Agreement.
9.2.2.    Failure of Seller Closing Condition. Except as expressly provided in Section 9.3, if any Seller Closing Condition(s) is/are not satisfied at Closing, then Seller shall have the right to:
(A)    Terminate this Agreement for all Properties (but in each case only with respect to the Properties with respect to which a Closing has not occurred) by providing written notice thereof to Escrow Agent and Purchaser, in which event, such Parties shall have no further rights or obligations under this Agreement (with respect to any Property with respect to which a Closing has not occurred), except as otherwise expressly set forth herein; or
(B)    Waive, in writing, any Seller Closing Condition(s) at or prior to Closing and proceed to Closing, if possible, without abatement of the amount of the Purchase Price.
If Seller terminates this Agreement pursuant to this Section 9.2.2, Purchaser shall be entitled to the portion of the Deposit that has not been applied to a prior Closing and Escrow Agent shall disburse the amount of the Cash Deposit that has not been applied in a prior Closing, as set forth on Schedule 3.3.5 attached hereto, to Purchaser no later than two (2) Business Days after the termination; provided, that if Seller terminates this Agreement due to a failure of the Seller Closing Condition set forth in Sections 9.2.1(F), or 9.2.1(G), Seller shall be entitled to the portion of the Deposit that has not been applied to a prior Closing and Escrow Agent shall disburse the amount of the Cash Deposit that has not been applied in a prior Closing, as set forth on Schedule 3.3.5 attached hereto, to Seller, and Purchaser shall cause BREIT SS Holdings LLC to pay to Seller the then remaining portion of the Limited Guaranty Amount to Seller, no later than two (2) Business Days after the termination; provided, further, that if Seller terminates this Agreement due to the failure of the satisfaction of the Seller Closing Condition set forth in Section 9.2.1(I) or 9.2.1(H) as a result of a Purchaser Default, the provisions of Article XIII shall apply.
Section 9.3    Frustration of Closing Conditions. Neither Seller nor Purchaser may rely on the failure of a Seller Closing Condition or a Purchaser Closing Condition, respectively, if such failure was caused by such Party’s failure to abide by the implied covenant of good faith and fair dealing.
ARTICLE X.
CLOSING
Section 10.1    Closing Date.
10.1.1.    First Closing. The settlement on all Unencumbered Properties pursuant to this Agreement (the “First Closing”) shall occur on July 25, 2022 (the “Initial First Closing Date”), provided Purchaser shall have the right on written notice to Seller on or before the day that is two (2) Business Days before the Initial First Closing Date to extend the Closing to a date on or before August 4, 2022 (the Initial First Closing Date, as extended, the “First Closing Date”), subject to the terms and conditions of this Agreement.
10.1.2.    Second Closing. The settlement on the Courtyard Sunnyvale Hotel pursuant to this Agreement (the “Second Closing”) shall occur on the earlier of (i) five (5) Business Days after the date on which all of the closing conditions with respect to the Courtyard Sunnyvale Hotel have been satisfied (other than such conditions to closing that are satisfied by their terms at Closing) and (ii) one hundred eighty (180) days from and after the Effective Date (the “Second Closing Date”), subject to the terms and conditions of this Agreement.
10.1.3.    Deferral Election. In the event that Purchaser or Seller elects to terminate this Agreement in its entirety pursuant to Section 9.1.2(A) or Section 9.2.2(A), as applicable for failure of a Purchaser Closing Condition or a Seller Closing Condition, as applicable, and such Purchaser Closing Condition or Seller Closing Condition is reasonably susceptible to cure, Seller or Purchaser, as applicable, shall have the right and option to defer such Closing once for a period of ten (10) Business Days in order to cure such failure of a Purchaser Closing Condition or Seller Closing Condition, as applicable.
Section 10.2    Closing Escrow. Each Closing shall take place pursuant to an escrow agreement between the Parties (the “Closing Escrow Agreement”), in form and substance reasonably acceptable to the Parties, and administered and coordinated by Escrow Agent (the “Closing Escrow”), pursuant to which (i) the Cash Consideration, as adjusted pursuant to Section 3.1 hereof, which shall be paid by Purchaser to Seller pursuant to Section 3.3 hereof, shall be deposited with Escrow Agent, (ii) all of the recordable documents required to be delivered by Seller and Purchaser at any Closing pursuant to this Agreement shall be deposited with Escrow Agent, (iii) at each Closing, the portion of the Purchase Price allocable to the Property, as set forth on Schedule 3.3.5 attached hereto, as adjusted pursuant to Section 3.1 hereof, shall be disbursed to Seller, and (iv) the documents deposited into the Closing Escrow shall be recorded in the appropriate jurisdiction or otherwise delivered to Seller and Purchaser, as the case may be, pursuant to the Closing Escrow Agreement.
Section 10.3    Closing Deliveries.
10.3.1.    Seller’s Deliveries. At Closing, Seller shall deliver or cause to be delivered to Purchaser, or deposited with Escrow Agent in the Closing Escrow to be recorded or delivered to Purchaser, as appropriate, all of the (i) documents set forth in this Section 10.3.1, each of which shall have been duly executed and acknowledged (if required), by Seller, and (ii) other items set forth in this Section 10.3.1 (the “Seller Closing Deliveries”), as follows:
(A)    A closing certificate in the form of Exhibit D attached hereto, together with all exhibits thereto (the “Closing Certificate”);
(B)    A special warranty deed (or local law equivalent) for the Real Property (the “Deed”), subject only to the Permitted Exceptions and an Assignment and Assumption of Ground Lease Agreement (which shall be in recordable form or accompanied by a recordable notice thereof) for each of the Brookline Ground Lease and the Courtyard Sunnyvale Ground Lease, subject to the Permitted Exceptions (“Lease Assumption Agreements”);
(C)    A Bill of Sale in the form of Exhibit E, transferring the FF&E, Supplies, IT System, F&B, Retail Merchandise, Intellectual Property, Books and Records, Plans and Specifications, Warranties and Bookings to Purchaser, on the terms set forth therein;
(D)    An Assignment and Assumption of Leases, Contracts and Licenses and Permits in the form of Exhibit F, assigning the Tenant Leases, Contracts and Licenses and Permits to Purchaser, on the terms and to the extent being assumed by Purchaser, as set forth therein;
(E)    Such agreements, affidavits or other documents as may be reasonably required by the Title Company from Seller to issue the Title Policy, including, but not limited to, the title affidavit in the form attached hereto as Exhibit B;
(F)    Any real estate transfer tax declaration or similar documents required under Applicable Law in connection with the Real Property;
(G)    A FIRPTA affidavit in the form set forth in the regulations under Section 1445 of the Code certifying that the transactions contemplated by this Agreement are exempt from withholding under Section 1445 of the Code;
(H)    The Closing Statement prepared pursuant to Section 11.1 hereof;
(I)    A certificate or registration of title for any owned vehicle or other Personal Property included in the Property which requires such certification or registration, duly executed, conveying such vehicle or such other Personal Property to Purchaser and any required bill of sale or other transfer instrument required to effectuate the transfer of title;
(J)    A notice of the sale of the Property to each Tenant executed by Purchaser and Seller in form and substance reasonably satisfactory to Purchaser;
(K)    Resolutions and other consents of Seller or its applicable Affiliate evidencing the authority to consummate the transactions contemplated hereby;
(L)    All documents as may be required to evidence of record the termination of the Operating Lease;
(M)    Intentionally omitted;
(N)    a California Franchise Tax Board Form 593;

(O)    Any withholding certificates and/or other forms or certifications required to exempt the transactions contemplated herein from withholding under any state withholding Tax statutes; and
(P)    Such documents and instruments that are required to be executed and delivered by Seller under or with respect to the Assumed Loan to obtain the Lender Approvals, each in the form approved by Seller in Seller’s reasonable discretion, including updated representations and warranties.
10.3.2.    Purchaser’s Deliveries. At Closing, Purchaser shall deliver or cause to be delivered to Seller, or deposited with Escrow Agent in the Closing Escrow to be delivered to Seller, all of the (i) documents set forth in this Section 10.3.2, each of which shall have been duly executed by Purchaser and acknowledged (if required), and (ii) other items set forth in this Section 10.3.2 (the “Purchaser Closing Deliveries”), as follows:
(A)    A portion of the Purchase Price, as set forth on Schedule 3.3.5 attached hereto, as adjusted pursuant to Section 3.1 hereof, to be paid by Purchaser for the Property;
(B)    A Closing Certificate, together with all exhibits thereto;
(C)    Intentionally Omitted;
(D)    Such documents and instruments that are required to be executed and delivered by Purchaser under or with respect to the Assumed Loan to obtain the Lender Approvals, each in the form approved by Purchaser in Purchaser’s reasonable discretion as provided in, and to the extent required by, Section 4.2.1;
(E)    A counterpart of each of the documents and instruments to be delivered by Seller under Section 10.3.1 hereof which require execution by Purchaser; and
(F)    Such other documents and instruments as may be reasonably requested by the Title Company in order to consummate the transactions described in this Purchase Agreement.
Section 10.4    Possession. Seller shall deliver possession of the Real Property, subject to the Permitted Exceptions, and the tangible Personal Property, to Purchaser, upon completion of the Closing.
ARTICLE XI.
PRORATIONS AND EXPENSES
Section 11.1    Closing Statement. No later than five (5) Business Days prior to the Closing, the Parties, through their respective employees, agents or representatives, jointly shall make such examinations, audits and inventories of the Property as may be necessary to make the adjustments and prorations to the Purchase Price as set forth in Section 11.2 and Section 11.3 hereof or any other provisions of this Agreement. Based upon such examinations, audits and inventories, the Parties jointly shall prepare, prior to the Closing, a closing statement (the “Closing Statement”), which shall set forth their best estimate of the amounts of the items to be adjusted and prorated under this Agreement. Each Closing Statement shall be approved and executed by the Parties at the Closing, and such adjustments and prorations shall be final with respect to the items set forth in the Closing Statement, except to the extent any such items shall be re-prorated after the Closing as expressly set forth in Section 11.2 hereof.
Section 11.2    Prorations and Credits. The items of revenue and expense set forth in this Section 11.2 shall be prorated between the Parties (the “Prorations”) as of 11:59 p.m. on the day

preceding the Closing Date (the “Cut-Off Time”), based on a 365 day year, or such other time expressly provided in this Section 11.2, so that the Closing Date is a day of income and expense for Purchaser.
11.2.1.    Taxes. All real property, personal property and similar Taxes, water and sewage charges and general or special assessments, in each case which are assessed or assessable against any Property for a period during which Closing occurs, shall be prorated as of the Cut-Off Time between Seller and Purchaser. If the amount of any Taxes is not ascertainable on the Closing Date, the proration for the Taxes shall be based on the most recent available bill; provided, however, that after the Closing, Seller and Purchaser shall re-prorate the Taxes and pay any deficiency in the original proration to each Party to which such deficiency is owed promptly upon receipt of the actual bill for the relevant taxable period. This Section 11.2.1 shall survive the initial Closing and all subsequent Closings hereunder, as well as the termination of this Agreement. In the event a Property or any part thereof shall be or shall have been affected by an assessment which is payable in installments, the Seller shall, at Closing, pay all installments due prior to Closing and Purchaser shall be responsible for all installments due after the Closing.
11.2.2.    Tenant Leases. Any rents and other amounts prepaid, accrued or due and payable under the Tenant Leases, including any percentage rent and, to the extent collected common area maintenance charges or other reimbursements from Tenants shall be prorated as of the Cut-Off Time on an as and when collected between Seller and Purchaser. Purchaser shall receive a credit for all Tenant Security Deposits held by Seller under the Tenant Leases which are not transferred to Purchaser, and Purchaser thereafter shall be obligated to refund or apply such deposits in accordance with the terms of the Tenant Leases. Seller shall use its commercially reasonable efforts to deliver to Purchaser at Closing any original security deposits held in the form of letters of credit (the “SD Letters of Credit”) and completed transfer forms for the purpose of transferring such SD Letters of Credit to Purchaser if the same are transferable, at Purchaser’s sole cost (including the payment of any reasonable third party transfer fees and expenses). If any of the SD Letters of Credit is not transferable, Seller shall request the Tenants obligated under such SD Letters of Credit cause new letters of credit be issued in favor of Purchaser in replacement thereof and in the event such a new letter of credit is not issued in favor of Purchaser by Closing, Purchaser shall diligently pursue such replacement after Closing and Seller shall take all reasonable actions, as reasonably directed by Purchaser, in connection with the presentment of such SD Letters of Credit for payment as permitted under the terms of the applicable Lease. Delinquent rents and other such amounts, if any, shall not be prorated and all rights thereto shall be retained by Seller; provided Seller shall not attempt to collect such delinquent rents and other such amounts or otherwise pursue any collection action with respect thereto and Purchaser agrees to use commercially reasonable efforts to pursue the collection of such delinquent rents and other such amounts on Seller’s behalf in the Ordinary Course of Business. Purchaser shall not be required to send a default notice or commence any litigation, disposition or eviction proceeding against the delinquent tenant. If, at any time after the Closing, Purchaser shall receive any such delinquent rents, Purchaser shall promptly remit such amounts to Seller, provided that any monies received by Purchaser from a delinquent tenant shall be applied first to current rents then due and payable and then to delinquent rents applying to the most recent delinquent rental period first. The previous sentence shall survive the Closing.
11.2.3.    Contracts. Any amounts prepaid, accrued or due and payable under the Contracts at Closing (other than for utilities which proration is addressed separately in Section 11.2.5 hereof) shall be prorated as of the Cut-Off Time between Seller and Purchaser, with Seller being credited for amounts prepaid for periods following Closing, and Purchaser being credited for amounts accrued and unpaid. Purchaser shall receive a credit for all deposits held by Seller under the Contracts (together with any interest thereon) which are not transferred to Purchaser, and Purchaser thereafter shall be obligated to refund or apply such deposits in accordance with the terms of the Contracts. At Closing, Seller shall receive a credit for all deposits made by Seller under the Contracts (together with any interest thereon) which are transferred to Purchaser or remain on deposit for the benefit of Purchaser.
11.2.4.    Licenses and Permits. All amounts prepaid, accrued or due and payable under any Licenses and Permits transferred to Purchaser shall be prorated as of the Cut-Off Time between Seller and Purchaser. At Closing, Seller shall receive a credit for all deposits made by Seller under the Licenses and Permits (together with any interest thereon) which are transferred to Purchaser or which remain on deposit for the benefit of Purchaser.
11.2.5.    Utility Services. All utility services shall be prorated as of the Cut-Off Time between Seller and Purchaser. The Parties shall use commercially reasonable efforts to obtain readings for all utilities as of the Cut-Off Time. If readings cannot be obtained as of the Closing Date, the cost of such utilities shall be prorated between Seller and Purchaser by estimating such cost on the basis of the most recent bill for such service; provided, however, that after the Closing, the Parties shall re-prorate the amount for such utilities and pay any deficiency in the original proration to each Party to which such deficiency is owed promptly upon receipt of the actual bill for the relevant billing period, which obligation shall survive the initial Closing and all subsequent Closings hereunder, as well as the termination of this Agreement. Seller shall receive a credit for all fuel stored at its Property based on Seller’s cost for such fuel. Seller shall receive a credit for all deposits transferred to Purchaser or which remain on deposit for the benefit of Purchaser with respect to such utility contracts; provided, to the extent allowed by the utility provider, Purchaser may elect to post its own deposits in lieu of receiving a transfer of, or obtaining the benefit of Seller’s deposit.
11.2.6.    Bookings. Purchaser shall receive a credit for 100% of all prepaid deposits for Bookings scheduled to occur on or after the Closing Date, except to the extent such deposits are transferred to Purchaser.
11.2.7.    Restaurants and Bars. Seller shall close out the transactions in the restaurants and bars at its Property as of the regular closing time for such restaurants and bars during the night in which the Cut-Off Time occurs and Seller shall receive a credit at Closing in the amount of such transactions net of any Taxes thereon (which Taxes shall be paid by the Party that receives the payment of such taxes from the customer) prior to the regular closing time for such restaurants and bars during the night in which the Cut-Off Time occurs.
11.2.8.    Vending Machines. Seller shall remove all monies from all vending machines, laundry machines, pay telephones and other coin operated equipment as of the Cut-Off Time and shall retain all monies collected therefrom as of the Cut-Off Time, and Purchaser shall be entitled to any monies collected therefrom after the Cut-Off Time.
11.2.9.    Trade Payables. Except to the extent an adjustment or proration is made under another subsection of this Section 11.2, (i) Seller shall pay in full prior to the Closing all amounts payable to vendors or other suppliers of goods or services for the Business (the “Trade Payables”) which are due and payable as of the Closing Date for which goods or services have been delivered to the Property to the Closing, and (ii) Purchaser shall receive a credit for the amount of the Trade Payables which have accrued, but are not yet due and payable as of the Closing Date, and Purchaser shall pay all the Trade Payables accrued as of the Closing Date when the Trade Payables become due and payable; provided, however, that Seller and Purchaser shall re-prorate the amount of credit for any Trade Payables and pay any deficiency in the original proration to each Party to which such deficiency is owed promptly upon receipt of the actual bill for such goods or services. Seller shall receive a credit for all advance payments or deposits made with respect to FF&E, Supplies, F&B and Retail Merchandise ordered, but not delivered to the Hotel prior to the Closing Date, and Purchaser shall pay the amounts which become due and payable for such FF&E, Supplies, F&B and Retail Merchandise which were ordered prior to Closing. This Section 11.2.9 shall survive Closing as well as the termination of this Agreement.
11.2.10.    Cash. Subject to the provisions of this Agreement regarding deposits, at Closing, Seller shall receive a credit for all cash on hand or on deposit in any house bank at the Property which shall remain on deposit for the benefit of Purchaser.
11.2.11.    Function Revenues. Revenues from conferences, receptions, catering, meetings and other functions occurring in any conference, banquet or meeting rooms in the Property, or in any adjacent facilities owned or operated by Seller, including usage charges and related taxes, food and beverage sales, valet parking charges, equipment rentals and telecommunications charges (collectively, “Function Revenues”), shall be allocated between Seller and Purchaser, based on when the function therein commenced, with (x) one-day functions commencing prior to the Cut-Off Time being allocated to Seller, (y) one-day functions commencing after the Cut-Off Time being allocated to Purchaser and (z) multi-day functions being allocated between Seller and Purchaser according to the number of days of the function occurring before the Cut-Off Time and the number of days of the function occurring after the Cut-Off Time.
11.2.12.    Employees. Seller shall be responsible for the liabilities to or in respect of all Employees and former service providers that have accrued prior to and are unpaid as of the Closing Date or that relate to the period on or prior to the Closing Date, including, without limitation, all Employees’ wages, bonuses, and benefits under any compensatory or benefit plan (a “Benefit Plan”), any contribution coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) in respect of Employees who experience a “qualifying event” on or prior to the Closing Date, together with F.I.C.A., unemployment and other similar payroll taxes and the benefits due from any employer of such Employees, and any liabilities pursuant to the Management Agreement. Purchaser shall be responsible for all other liabilities that accrue after the Closing Date to or in respect of Employees. Notwithstanding the foregoing, Purchaser shall receive a credit at Closing with respect to, all costs and expenses of accrued and unpaid vacation, sick leave or paid time off as of the Closing Date for all Employees, including payroll taxes and any other amounts due in connection therewith (“Benefit Credits”). The covenants and agreements contained in this Section 11.2.12 are not intended and shall not confer any benefit of right on any person or entity other than the Parties to this Agreement.
11.2.13.    Other Adjustments and Prorations. All other items of income and expense as are customarily adjusted or prorated upon the sale and purchase of a hotel property similar to the Property, including any parking revenues or other income producing agreements, shall be adjusted and prorated between Seller and Purchaser in accordance local with custom; provided, for the avoidance of doubt, there will be no adjustment between Seller and Purchaser with respect to the DC Grant Agreements.
11.2.14.    Gift Certificates. At Closing, Purchaser shall receive a credit equal to the aggregate amount of all outstanding gift certificates for complimentary rooms or services at the applicable Property as of the Cut-Off Time. On the date that is two (2) Business Days prior to the Closing, the Seller shall cause HHM Manager to deliver to the Purchaser or its hotel manager a true, complete and correct list of all such certificates and the aggregate value for such certificates as of the Cut-Off Time.
11.2.15.    Reserve Accounts Assumed Loan. To the extent any security, escrows and/or deposits held by Lender or its agent in connection with the Assumed Loan is not funded by Purchaser at or before Closing and is retained by Lender or its agent, Seller shall receive a credit at Closing in the amount of such security, escrows and/or deposits and Purchaser shall thereafter own all right, title and interest in such security, escrows and/or deposits. Purchaser acknowledges that a Trigger Period (as defined in the Courtyard Sunnyvale Loan Agreement) is in effect with respect to the Assumed Loan resulting in all cash flow from the Courtyard Sunnyvale Hotel being deposited into a reserve account (the “Cash Flow Reserve Account”). Seller shall receive a credit at Closing in the amount of the funds in such Cash Flow Reserve Account as of the Closing Date and held for the benefit of Purchaser after Closing.
11.2.16.    Inventory; Alcoholic Beverages. Seller and Purchaser acknowledge and agree that all Supplies and Retail Merchandise and unopened bottles or containers of alcoholic beverages are included within the Purchase Price, provided, however that Purchaser shall receive a credit against the Purchase Price for the amount of the Liquor Assets Purchase Price actually deposited by Purchaser in accordance with Section 19.2.2.
11.2.17.    Ground Leases. Any amounts prepaid, accrued or due and payable under the Ground Leases (other than for utilities which proration is addressed separately in Section 11.2.5 hereof) that Purchaser is assuming at Closing shall be prorated as of the Cut-Off Time between Seller and Purchaser, with Seller being credited for amounts prepaid for periods following Closing, and Purchaser being credited for amounts accrued and unpaid as of the Cut-Off. At Closing, Purchaser shall receive a credit in the amount of any deferred rent payable under the Ground Lease after the Closing which were initially attributable to periods prior to Closing, including pursuant to that certain letter agreement dated May 12, 2020 from HHLP Sunnyvale TPS Associates, LLC and read, agreed and accepted by TPS Sunnyvale Ground Lease Lessor.
11.2.18.    Assumed Loan Interest and Amortization. Any interest and monthly principal amortization amounts prepaid, accrued or due and payable under the Assumed Loan that Purchaser is assuming at Closing shall be prorated as of the Cut-Off Time between Seller and Purchaser, with Seller being credited for amounts prepaid for periods following Closing, and Purchaser being credited for amounts accrued and unpaid as of the Cut-Off.
11.2.19.    Courtyard Westside LA Credit. Purchaser shall receive a credit at Closing in an amount equal to $5,000,000 which shall be allocated solely to the Purchase Price for CY LA Westside Property.
11.2.20.    Violations. Notwithstanding anything to the contrary contained herein, Seller shall be responsible for the payment of any outstanding fines, penalties and interest relating to any and all violations now or hereafter issued or noted with respect to the Properties, including any open building permits and any fines or penalties associates with the foregoing as of the Closing Date.
Section 11.3    Accounts Receivable.
11.3.1.    Guest Ledger. At Closing, Seller shall receive a credit in an amount equal to: (i) all amounts charged to the Guest Ledger for all room nights up to (but not including) the night during which the Cut-Off Time occurs, and (ii) one half (½) of all amounts charged to the Guest Ledger for the room night which includes the Cut-Off Time (other than any restaurant or bar charges on the Guest Ledger, which shall be prorated in accordance with Section 11.2.8 hereof, and any Function Revenues, which shall be prorated in accordance with Section 11.2.12 hereof), and Purchaser shall be entitled to be credited with or retain (a) all other revenues collected from the Guest Ledger and (b) all deposits made and amounts collected with respect to the Guest Ledger.
11.3.2.    Accounts Receivable (Other than Guest Ledger). At Closing, Seller shall receive no credit for any Accounts Receivable (other than the Guest Ledger which is addressed in Section 11.3.1 hereof) and all rights thereto shall be retained by Seller; provided that, Seller shall not attempt to collect such Accounts Receivable or otherwise pursue any collection action with respect thereto and Purchaser agrees to use commercially reasonable efforts to pursue the collection of such Accounts Receivable on Seller’s behalf. If at any time after the Closing Purchaser shall receive any such Accounts Receivable allocable to the period prior to the Cut-Off Time, Purchaser shall promptly remit the same to Seller. The Parties agree that such Accounts Receivable (other than the Guest Ledger which is addressed in Section 11.3.1 hereof), are not being conveyed to Purchaser hereby and the same shall not be deemed to be included within the words “Property,” “Properties,” “Hotel” or “Hotels,” as the same are used herein.
Section 11.4    Transaction Costs.
11.4.1.    Seller’s Transaction Costs. In addition to the other costs and expenses to be paid by Seller set forth elsewhere in this Agreement, Seller shall pay for the following items in connection with the transactions contemplated by this Agreement: (i) the fees and expenses of removing or curing any Monetary Defects as required under Section 5.3.3 hereof; (ii) other than (A) one half (1/2) of the transfer taxes with respect to the Real Property located in Philadelphia, Pennsylvania and (B) as set forth in clause (v) of Section 11.4.2 below, one hundred percent (100%) of any transfer, sales or other tax and recording charges payable in connection with the conveyance of the Real Property and the assignment of the Ground Leases and any other Property; (iii) one half (½) of the fees and expenses for Escrow Agent; (iv) the fees and expenses of their own attorneys, accountants and consultants; and (v) one hundred percent (100%) the premiums for certain Title Policies related to Properties located in California.
11.4.2.    Purchaser’s Transaction Costs. In addition to the other costs and expenses to be paid by Purchaser as set forth elsewhere in this Agreement, Purchaser shall pay for the following items in connection with the transactions contemplated by this Agreement: (i) the fees and expenses incurred by Purchaser for visits or inspections at the Property or otherwise in connection with such visits or inspections of the Property; (ii) the fees and expenses for the Title Commitments, Updated Surveys and any zoning reports ordered by Seller and provided to Purchaser as part of the Seller Due Diligence Materials; (iii) any fees or expenses payable for the assignment, transfer or conveyance of any Contracts, Licenses and Permits, IT System, Intellectual Property, Plans and Specifications and Warranties, and any fees payable to replace the goods or services provided under the Operating Agreements (which are not assigned or transferred to Purchaser); (iv) any mortgage tax, title insurance fees and expenses for any loan title insurance policies, recording charges or other amounts payable in connection with any financing obtained by Purchaser; (v) (A) one half (1/2) of the transfer taxes with respect to the Real Property located in Philadelphia, Pennsylvania and (B) recordation tax payable in connection with the conveyance of the Real Property located in Washington, D.C.; (vi) one half (½) of the fees and expenses for Escrow Agent; (vii) all sales, excise, value-added taxes and similar taxes arising from the conveyance of the Personal Property; (viii) the fees and expenses of its own attorneys, accountants and consultants; and (ix) one hundred percent (100%) of the premiums for certain Title Policies related to Properties located in Massachusetts, Pennsylvania and Washington, D.C.
11.4.3.    Other Transaction Costs. All other fees, costs and expenses not expressly addressed in this Section 11.4 or elsewhere in this Agreement shall be allocated between Seller and Purchaser in accordance with applicable local custom for similar transactions.
Section 11.5    Reconciliation. If any of the Prorations in Section 11.2 or Section 11.3 cannot be definitely calculated accurately as of the Closing, then they shall be recalculated as soon as practicable after the Closing but in any event within one hundred eighty (180) days of the Closing Date. On or prior to the date that is one hundred eighty (180) days after the applicable Closing, Purchaser shall conduct a final reconciliation of any such overpayment or underpayment of the prorations described above to the date of Closing and shall provide such final reconciliation to Seller, together with all relevant back-up, paid invoices, receipts, and other materials and any errors in computing such adjustments and prorations at the Closing or thereafter shall be promptly corrected or made. If any reconciliation indicates that Purchaser or Seller was entitled to a larger credit with respect to the same than such Party received at Closing, such Party shall immediately remit the shortfall to the other Party.
Section 11.6    Survival. This Article XI shall survive the Closing (A) in the case of the provisions of Section 11.4, until the end of the statute of limitations and (B) in the case of the remainder of the obligations in this Article XI for the period necessary to complete the reconciliation process in Section 11.5 above.
ARTICLE XII.
TRANSITION PROCEDURES
Section 12.1    Safe Deposit Boxes. Prior to Closing, Seller shall notify all guests or customers who are then using a safe deposit box at the Property advising them of the pending change in management of the Property and requesting them to conduct an inventory and verify the contents of such safe deposit box. All inventories by such guests or customers shall be conducted under the joint supervision of employees, agents or representatives of the Parties. At Closing, Seller shall deliver to Purchaser all keys, receipts and agreements for such safe deposit box (and thereafter such safe deposit box shall be deemed an “Inventoried Safe Deposit Box”). If this Agreement is terminated after such inventory, Purchaser shall return all keys, receipts and agreements to Seller for such Inventoried Safe Deposit Boxes immediately upon such termination. At Closing, Seller shall deliver to Purchaser all keys in Seller’s Possession for all safe deposit boxes not then in use, and a list of all safe deposit boxes which are then in use, but not yet inventoried by the depositor, with the name and room number of such depositor. After Closing, the Parties shall make appropriate arrangements for guests and customers at the Property to inventory and verify the contents of the non-Inventoried Safe Deposit Boxes, and upon such inventory and verification, Seller shall deliver to Purchaser all keys, receipt and agreements for such safe deposit box (and such safe deposit box thereafter shall constitute an Inventoried Safe Deposit Box). Purchaser shall be responsible for, and shall indemnify and hold harmless Seller Indemnitees in accordance with Article XV from and against any Indemnification Loss incurred by Seller Indemnitees with respect to, any theft, loss or damage to the contents of any safe deposit box from and after the time such safe deposit box is deemed an Inventoried Safe Deposit Box pursuant to this Section 12.1. Seller shall be responsible for, and shall indemnify and hold harmless Purchaser Indemnitees in accordance with Article XV from and against, any Indemnification Loss incurred by Purchaser Indemnitees with respect to, any theft, loss or damage to the contents of any safe deposit box at the Property prior to the time such safe deposit box is deemed an Inventoried Safe Deposit Box.
Section 12.2    Baggage. On the Closing Date, employees, agents or representatives of the Parties jointly shall make a written inventory of all baggage, boxes and similar items checked in or left in the care of Seller at the Property, and Seller shall deliver to Purchaser the keys to any secured area which such baggage and other items are stored (and thereafter such baggage, boxes and other items inventoried shall be deemed the “Inventoried Baggage”). Purchaser shall be responsible for, and shall indemnify and hold harmless Seller Indemnitees in accordance with Article XV from and against any Indemnification Loss incurred by Seller Indemnitees with respect to any theft, loss or damage to any Inventoried Baggage from and after the time of such inventory, and any other baggage, boxes or similar items left in the care of Purchaser which was not inventoried by the Parties.
Section 12.3    IT System. With respect to the IT System, Seller shall provide Purchaser with a contact name and telephone number of the applicable licensor, vendor or supplier, and Purchaser shall (i) be responsible for obtaining any consents or approvals necessary for the assignment or transfer of the IT System from Seller to Purchaser, or a new license for the IT System, and (ii) pay any fees or expenses charged by the licensor, vendor or supplier of the IT System in respect of such assignment or transfer or new license (as the case may be). Seller shall cooperate with Purchaser’s efforts to obtain any such consent, approval or assignment and transfer. Failure to obtain any such consent, approval, assignment or transfer shall not be a condition to close or a Purchaser Default under this Agreement.
Section 12.4    Removal of Proprietary Property. Except as otherwise expressly set forth herein, prior to Closing, Seller shall remove from the Properties all proprietary property of Seller at the Property (collectively, “Proprietary Property”). The Parties agree the Proprietary Property are not being conveyed to Purchaser hereby, and the same shall not be deemed to be included within the words “Property,” “Properties,” “Hotel” or “Hotels,” as the same are used herein, except as otherwise expressly set forth herein to the contrary.

ARTICLE XIII.
DEFAULT AND REMEDIES
Section 13.1    Seller Default. If, at or any time prior to any Closing, Seller fails to perform its covenants or obligations under this Agreement in any material respect, which breach or default is not caused by a Purchaser Default (a “Seller Default”), then Purchaser, as its sole and exclusive remedies, may elect to: (i) terminate this Agreement by providing written notice to Seller, in which case, any amount of the Deposit which has not already been applied to a Property at a Closing that has occurred shall be promptly refunded to Purchaser, and Seller shall reimburse Purchaser for all third-party costs and expenses reasonably incurred by Purchaser in connection with the transactions contemplated under this Agreement, in an amount not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate (the “Purchaser’s Costs”), and the Parties shall have no further rights or obligations under this Agreement, except as otherwise expressly provided herein and except with respect to the Properties for which a Closing has occurred; or (ii) seek specific performance of Seller's obligations under this Agreement; or (iii) waive any Seller Default at or prior to the Closing and proceed to the Closing without any abatement of the Purchase Price. Purchaser shall have deemed to have elected the remedy of termination of this Agreement under the foregoing clause (i) if Purchaser fails to file a lawsuit asserting such claim or cause of action for specific performance within thirty (30) calendar days following the scheduled Closing Date. Notwithstanding anything to the contrary in this Agreement, Purchaser shall not have the right to exercise its remedies under this Section 13.1 for a Seller Default (except in the case of Seller failing to close this transaction on the Closing Date, in which case Seller shall not be entitled to any such cure period) or under Section 9.1.1 hereof for a failure of a Purchaser Closing Condition (each, a “Purchaser Closing Condition Failure”), unless Purchaser has provided written notice to Seller specifying, in reasonable detail, the nature of Seller Default or Purchaser Closing Condition Failure, as the case may be, and Seller has not cured Seller Default or Purchaser Closing Condition Failure, as the case may be, within ten (10) days after Seller’s receipt of such notice (the “Seller Cure Period”); in which case, the Closing shall be postponed until the date which is five (5) Business Days after the expiration of Seller Cure Period. PURCHASER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT IT WOULD BE IMPRACTICAL AND/OR EXTREMELY DIFFICULT TO FIX OR ESTABLISH THE ACTUAL DAMAGE SUSTAINED BY PURCHASER AS A RESULT OF DEFAULT BY SELLER, AND AGREE THAT THE REMEDY ELECTED BY PURCHASER PURSUANT TO THIS SECTION 13.1 IS A REASONABLE APPROXIMATION THEREOF. ACCORDINGLY, IN THE EVENT THAT THIS AGREEMENT TERMINATES AS A RESULT OF SELLER’S DEFAULT, AND IF ELECTED BY PURCHASER AS A REMEDY THE DELIVERY OF THE DEPOSIT TO PURCHASER AND THE PAYMENT OF THE PURCHASER COSTS SHALL CONSTITUTE AND BE DEEMED TO BE THE AGREED AND LIQUIDATED DAMAGES OF PURCHASER WHICH IS NOT INTENDED TO BE A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO PURCHASER. EXCEPT FOR THE REMEDIES SET FORTH IN THIS SECTION 13.1, PURCHASER AGREES TO, AND DOES HEREBY, WAIVE ALL OTHER REMEDIES AGAINST SELLER WHICH PURCHASER MIGHT OTHERWISE HAVE AT LAW OR IN EQUITY BY REASON OF SUCH DEFAULT BY SELLER, INCLUDING, WITHOUT LIMITATION, ANY DAMAGES (ACTUAL, SPECIAL, CONSEQUENTIAL AND/OR PUNITIVE); PROVIDED, HOWEVER, THE FOREGOING SHALL NOT LIMIT SELLER’S OBLIGATION TO PAY PURCHASER ATTORNEYS’ FEES AND COSTS OF PURCHASER TO ENFORCE THE PROVISIONS OF THIS SECTION 13.1. THE PARTIES ACKNOWLEDGE THAT THE RETURN OF THE DEPOSIT AND THE RECEIPT OF THE PURCHASER’S COSTS AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO PURCHASER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.

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    Seller’s Initials                        Purchaser’s Initials
Section 13.2    Purchaser’s Default. If, at or any time prior to Closing, Purchaser fails to perform its covenants or obligations under this Agreement in any material respect, which breach or default is not caused by a Seller Default (a “Purchaser Default”), then Seller, as its sole and exclusive remedy, may terminate this Agreement by providing written notice to Purchaser, in which case, any amount of the Deposit which has not already been applied to a Property at a Closing which has occurred shall be immediately disbursed to Seller, and Purchaser shall cause BREIT SS Holdings LLC to pay to Seller the then remaining portion of the Limited Guaranty Amount to Seller, as liquidated damages, and the Parties shall have no further rights or obligations under this Agreement, except as otherwise expressly provided herein and except with respect to the Properties for which a Closing has occurred. In no event shall Purchaser be liable for damages, whether actual, compensatory, contingent, punitive or other types of damages. Notwithstanding anything to the contrary in this Agreement, Seller shall not have the right to exercise its remedies under this Section 13.1 for a Purchaser Default (except in the case of Purchaser failing to close this transaction on the Closing Date, in which case Purchaser shall not be entitled to any such cure period) or under Section 9.2 hereof for a failure of a Seller Closing Condition (each, a “Seller Closing Condition Failure”), unless Seller has provided written notice to Purchaser specifying, in reasonable detail, the nature of Purchaser Default or Seller Closing Condition Failure, as the case may be, and Purchaser has not cured Purchaser Default or Seller Closing Condition Failure, as the case may be, within ten (10) days after Purchaser’s receipt of such notice (the “Purchaser Cure Period”); in which case, the Closing shall be postponed until the date which is five (5) Business Days after the expiration of Purchaser Cure Period. IN THE EVENT THIS AGREEMENT IS TERMINATED PURSUANT TO Section 13.2, PURCHASER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT IT WOULD BE IMPRACTICAL AND/OR EXTREMELY DIFFICULT TO FIX OR ESTABLISH THE ACTUAL DAMAGE SUSTAINED BY SELLER AS A RESULT OF SUCH DEFAULT BY PURCHASER, AND AGREE THAT THE DEPOSIT IS A REASONABLE APPROXIMATION THEREOF. ACCORDINGLY, IN THE EVENT THAT THIS AGREEMENT IS TERMINATED PURSUANT TO Section 13.2, THE DEPOSIT SHALL CONSTITUTE AND BE DEEMED TO BE THE AGREED AND LIQUIDATED DAMAGES OF SELLER, AND, SUBJECT TO ARTICLE XVIII, SHALL BE PAID BY ESCROW AGENT TO SELLER AS SELLER’S SOLE AND EXCLUSIVE REMEDY HEREUNDER; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT LIMIT PURCHASER’S OBLIGATION TO PAY TO SELLER ALL ATTORNEYS’ FEES AND COSTS OF SELLER TO ENFORCE THE PROVISIONS OF THIS Section 13.2 OR LIMIT PURCHASER’S INDEMNITY OBLIGATIONS OWED TO SELLER PURSUANT TO THIS AGREEMENT WHICH SURVIVE A TERMINATION OF THIS AGREEMENT. THE PAYMENT OF THE DEPOSIT AS LIQUIDATED DAMAGES IS NOT INTENDED TO BE A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. PURCHASER AGREES TO, AND DOES HEREBY, WAIVE ALL OTHER REMEDIES AGAINST SELLER WHICH PURCHASER MIGHT OTHERWISE HAVE AT LAW OR IN EQUITY BY REASON OF SUCH DEFAULT BY SELLER, INCLUDING, WITHOUT LIMITATION, ANY DAMAGES (ACTUAL, SPECIAL, CONSEQUENTIAL AND/OR PUNITIVE). THE PARTIES ACKNOWLEDGE THAT THE RETENTION OF THE DEPOSIT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.
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    Seller’s Initials                        Purchaser’s Initials

ARTICLE XIV.
RISK OF LOSS
Section 14.1    Casualty. If, at any time after the Effective Date and prior to the Closing or earlier termination of this Agreement, the Property or any portion thereof is damaged or destroyed by fire or any other casualty (a “Casualty”), Seller of the Property shall give written notice of the Casualty to Purchaser promptly after the occurrence of the Casualty.
Section 14.2    Material Casualty. If the estimated amount of the cost to repair and restore a Property following a Casualty equals or exceeds (a) fifteen percent (15%) of the Purchase Price allocation for such Property, as set forth on Schedule 3.3.5 attached hereto or (b) seven percent (7%) of the aggregate Purchase Price (a “Material Casualty”), and the Material Casualty was not caused by Purchaser or Purchaser’s Inspectors, or their respective employees or agents, then Purchaser shall have the right to elect, by providing written notice to Seller, within ten (10) Business Days after Purchaser’s receipt of Seller’s written notice of the Material Casualty, to: (i) terminate this Agreement with respect to such Property, in which case, the Parties shall have no further rights or obligations under this Agreement with respect to such Property, except as otherwise expressly provided therein; or (ii) proceed to Closing, without terminating this Agreement with respect to such Property, in which case Seller shall (A) provide Purchaser with a credit against the Purchase Price in an amount equal to the sum of: (1) the applicable insurance deductible, and (2) and the reasonable estimated costs for the repair or restoration of the Property required by the Material Casualty, and (B) transfer and assign to Purchaser all of Seller’s right, title and interest in and to all proceeds from all casualty and lost profits insurance policies maintained by Seller with respect to the Property or the Business, except those proceeds allocable to lost profits and costs incurred by Seller for the period prior to the Closing. Prior to the Closing, Seller shall use commercially reasonable efforts to cause Purchaser to be added as an additional named insured to Seller’s existing property, terrorism and boiler and machinery insurance policies with respect to the Property to cover property and business interruption losses resulting only from a pre-Closing occurrence, in each case only for the period from and after the applicable Closing Date through the date of the final restoration and repair of such Property (including any extended period of indemnity); provided, that in no event shall the addition of Purchaser as such additional named insured, or Seller’s efforts related thereto, be a condition to Closing. If Purchaser fails to provide written notice of its election to Seller within such time period, then Purchaser shall be deemed to have elected to terminate this Agreement as it relates to the Property in question pursuant to (i) above. If the Closing is scheduled to occur within Purchaser’s ten (10) Business Day election period, the Closing Date shall be postponed until the date which is five (5) Business Days after the expiration of such ten (10) Business Day election period. Purchaser shall have the right to a refund of the amount of the Cash Deposit allocated to the Property, as set forth on Schedule 3.3.5 attached hereto and the Limited Guaranty Amount shall be automatically reduced by the Limited Guaranty Amount allocated to the Property, as set forth on Schedule 3.3.5, and Purchaser shall receive the prompt refund of the applicable Cash Deposit following the termination of this Agreement with respect to such Property pursuant to this Section 14.2.
14.2.1.    Non Material Casualty. In the event of any (i) Casualty which is not a Material Casualty, or (ii) Material Casualty which is caused by Purchaser or Purchaser’s Inspectors, or their respective employees or agents, then Purchaser shall not have the right to terminate this Agreement or any part hereof, but shall proceed to Closing, in which case Seller shall: (A) provide Purchaser with a credit against the Purchase Price (except if the Casualty is caused by Purchaser or Purchaser’s Inspectors) in an amount equal to the sum of: (1) the applicable insurance deductible, and (2) the reasonable estimated costs for the repair or restoration of the Property required by the Casualty; and (B) transfer and assign to Purchaser all of Seller’s right, title and interest in and to all proceeds from all casualty and lost profits insurance policies maintained by Seller with respect to the Property so affected, except those proceeds allocable to any lost profits or costs incurred by Seller for the period prior to the Closing.

Section 14.3    Condemnation. If, at any time after the Effective Date but prior to the expiration of termination of this Agreement, any Governmental Authority commences or threatens to commence any condemnation proceeding or other proceeding in eminent domain with respect to all or any portion of the Real Property not already conveyed pursuant to this Agreement (each, a “Condemnation”), Seller shall give written notice of the Condemnation to Purchaser promptly after Seller receives notice of the Condemnation.
14.3.1.    Material Condemnation. If the Condemnation would (i) result in the permanent loss of value equal to more than (a) fifteen percent (15%) of the Purchase Price allocation for such Property, as set forth on Schedule 3.3.5 attached hereto or (b) seven percent (7%) of the aggregate Purchase Price, (ii) result in any permanent material reduction or restriction in access to the Land or Improvements or parking for any particular Property, or (iii) permanently and materially impair the use and value of the Real Property and which cannot be restored to substantially the same use and value (each, a “Material Condemnation”), then Purchaser shall have the right to elect, by providing written notice to Seller, within ten (10) days after Purchaser’s receipt of Seller’s written notice of the Material Condemnation, to (A) terminate this Agreement with respect to such Property in which case, the Parties shall have no further rights or obligations under this Agreement with respect to such Property, except as otherwise expressly provided therein; or (B) proceed to Closing, without terminating this Agreement or any part hereof, in which case Seller shall assign to Purchaser all of Seller’s right, title and interest in all proceeds and awards from the Material Condemnation. If Purchaser fails to provide written notice of its election to Seller within such time period, then Purchaser shall be deemed to have elected to terminate this Agreement with respect to such Property pursuant to clause (A) above. If the Closing is scheduled to occur within Purchaser’s ten (10) day election period, the Closing shall be postponed until the date which is five (5) Business Days after the expiration of such ten (10) day election period. Purchaser shall have the right to a refund of the amount of the Cash Deposit allocated to the Property, as set forth on Schedule 3.3.5 attached hereto and the Limited Guaranty Amount shall be automatically reduced by the Limited Guaranty Amount allocated to the Property, as set forth on Schedule 3.3.5, and Purchaser shall receive the prompt refund of the applicable Cash Deposit following the termination of this Agreement with respect to such Property pursuant to this Section 14.3.
14.3.2.    Non-Material Condemnation. In the event of any Condemnation, other than a Material Condemnation, Purchaser shall not have the right to terminate this Agreement but shall proceed to Closing, in which case, Seller shall assign to Purchaser all of Seller’s right, title and interest in all proceeds and awards from the Condemnation.
The provisions of this Article XIV shall survive Closing.
ARTICLE XV.
SURVIVAL AND INDEMNIFICATION
Section 15.1    Survival. Except as expressly set forth in this Section 15.1, all representations, warranties, covenants, liabilities and obligations as they relate to each such Property contained in this Agreement or any Seller Document shall be deemed (i) if the Closing occurs, to survive Closing for a period of nine (9) months after the Closing Date of each such Property unless another survival period is expressly provided for with respect to such representations, warranties, covenants, liabilities or obligations, then for the stated survival period or (ii) if this Agreement is terminated, not to survive such termination.
15.1.1.    Survival of Representations and Warranties. If this Agreement is terminated, the representations and warranties in Section 7.1.10, Section 7.1.11, Section 7.1.15, Section 7.1.24, Section 7.2.4, Section 7.2.5 and Section 7.2.6 hereof shall survive such termination until the expiration of the applicable statute of limitations.

15.1.2.    Survival of Covenants and Obligations. If this Agreement is terminated, only those covenants and obligations to be performed by the Parties under this Agreement which expressly survive the termination of this Agreement shall survive such termination.
Section 15.2    Indemnification by Seller. Subject to the limitations set forth in Article VI and Section 15.1, Section 15.4, Section 15.5, and Section 15.6 hereof, as well as any other express provision of this Agreement, Seller shall indemnify and hold harmless Purchaser Indemnitees from and against any Indemnification Loss incurred by any Purchaser Indemnitee resulting from (i) any breach of any express representations, warranties or covenants of Seller in this Agreement which survive the termination or expiration of this Agreement in accordance with the express terms hereof, (ii) Article XI and (iii) Seller’s obligations pursuant to Section 8.14; provided that, the limitations set forth in Section 15.1, Section 15.4 and Section 15.5 shall (x) not apply an indemnification claim pursuant to clause (ii) or clause (iii) of this Section 15.2 and (y) any claims for indemnification pursuant to clause (ii) or clause (iii) shall not count against the Indemnification Deductible or the Cap.
Section 15.3    Indemnification by Purchaser. Subject to the limitations set forth in Section 15.1, Section 15.4, Section 15.5, Section 15.6 hereof, Purchaser, and each assignee of Purchaser, shall indemnify and hold harmless Seller Indemnitees from and against any Indemnification Loss incurred by Seller Indemnitee to the extent resulting from (i) any breach of any express representations or warranties of Purchaser in this Agreement which survive the termination or expiration of this Agreement in accordance with the express terms hereof, and (ii) any breach by Purchaser of any of its covenants or obligations under this Agreement which expressly survive the termination or expiration of this Agreement in accordance with the express terms hereof.
Section 15.4    Limitations on Indemnification Obligations.
15.4.1.    Failure to Provide Notice within Survival Period. Notwithstanding anything else to the contrary in this Agreement, an Indemnitee which is seeking defense or indemnification for a breach of any representations or warranties shall be entitled to indemnification for such breach only if the Indemnitee has given written notice to the Indemnitor in accordance with Section 15.5 hereof prior to the expiration of any applicable survival period described herein.
15.4.2.    Indemnification Deductible and Cap. Notwithstanding anything to the contrary in this Agreement, except as provided in Section 15.2 above, no Seller shall be required to provide indemnification to Purchaser Indemnitees pursuant to Section 15.2(i) hereof to the extent that the amount of Indemnification Loss incurred by Purchaser Indemnitees for which Purchaser otherwise would be entitled to indemnification under Section 15.2(i), (A) does not exceed Two Hundred Thousand Dollars ($200,000) in the aggregate (including all breaches) with regard to all Properties (the “Indemnification Deductible”); or if the Indemnification Losses exceed the Indemnification Deductible, Purchaser shall not be entitled to defense or indemnification for amounts commencing at dollar one, or (B) exceeds two percent (2.0%) of the Purchase Price in the aggregate, with regard to all Properties (the “Cap”). Notwithstanding anything contained herein to the contrary, in no event shall any of the following be applied to or count against the Indemnification Deductible or the Cap: (A) any Indemnification Losses incurred by any Purchaser Indemnitee arising out of (a) any fraud by any Seller or (b) the indemnification set forth in Section 7.1.10, and (B) as set forth in Section 15.2.
Section 15.5    Negligence or Willful Misconduct of Indemnitee. Notwithstanding anything to the contrary in this Agreement, (i) no Purchaser Indemnitee shall be entitled to defense or indemnification to the extent the Indemnification Loss results from the gross negligence or willful misconduct of, or breach of this Agreement by, any Purchaser Indemnitee, and (ii) no Seller Indemnitee shall be entitled to defense or indemnification to the extent the Indemnification Loss results from the gross negligence or willful misconduct of, or breach of this Agreement by, Seller Indemnitee. This Section 15.5 shall survive the initial Closing and all subsequent Closings hereunder, as well as the termination of this Agreement
Section 15.6    Waiver of Certain Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR UNDER APPLICABLE LAW, EACH SELLER (FOR ITSELF AND ALL SELLER INDEMNITEES) AND PURCHASER (FOR ITSELF AND ALL PURCHASER INDEMNITEES) HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE AND DISCLAIM ALL RIGHTS TO CLAIM OR SEEK ANY CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES AND ACKNOWLEDGE AND AGREE THAT THE RIGHTS AND REMEDIES IN THIS AGREEMENT WILL BE ADEQUATE IN ALL CIRCUMSTANCES FOR ANY CLAIMS THE PARTIES (OR ANY INDEMNITEE) MIGHT HAVE WITH RESPECT THERETO.
Section 15.7    Indemnification Procedure.
15.7.1.    Notice of Indemnification Claim. If any of Seller Indemnitees or Purchaser Indemnitees (as the case may be) (each, an “Indemnitee”) is entitled to defense or indemnification under any express provision in this Agreement (each, an “Indemnification Claim”), the Party required to provide defense or indemnification to the Indemnitee (the “Indemnitor”) shall not be obligated to defend, indemnify and hold harmless the Indemnitee unless and until the Indemnitee provides written notice to the Indemnitor promptly after the Indemnitee has actual knowledge of any facts or circumstances on which the Indemnification Claim is based or a Third-Party Claim is made on which the Indemnification Claim is based, describing in reasonable detail such facts and circumstances or Third-Party Claim with respect to the Indemnification Claim.
15.7.2.    Resolution of Indemnification Claim Not Involving Third-Party Claim. If the Indemnification Claim does not involve a Third-Party Claim and is disputed by the Indemnitor, the dispute shall be resolved by litigation or other means of alternative dispute resolution as the Parties may agree in writing.
15.7.3.    Resolution of Indemnification Claim Involving Third-Party Claim. If the Indemnification Claim involves a Third-Party Claim, the Indemnitor shall have the right (but not the obligation) to assume the defense of the Third-Party Claim, at its cost and expense, and shall use good faith efforts consistent with prudent business judgment to defend the Third-Party Claim, provided that (i) the counsel for the Indemnitor who shall conduct the defense of the Third-Party Claim shall be reasonably satisfactory to the Indemnitee (unless selected by Indemnitor’s insurance company), (ii) the Indemnitee, at its cost and expense, may participate in, but shall not control, the defense of the Third-Party Claim, and (iii) the Indemnitor shall not enter into any settlement or other agreement which requires any performance or admissions by the Indemnitee, other than the payment of money which shall be paid by the Indemnitor. The Indemnitee shall not enter into any settlement or other agreement with respect to the Indemnification Claim, without the Indemnitor’s prior written consent, which consent may be withheld in Indemnitor’s sole discretion. If the Indemnitor elects not to assume the defense of the Third-Party Claim, the Indemnitee shall have the right to retain the defense of the Third-Party Claim and shall use good faith efforts consistent with prudent business judgment to defend the Third-Party Claim in an effective and cost efficient manner.
Section 15.8    Accrual of Indemnification Obligation. Notwithstanding anything to the contrary in this Agreement, the Indemnitee shall have no right to indemnification against the Indemnitor for any Indemnification Claim which (i) does not involve a Third-Party Claim but is disputed by Indemnitor until such time as the dispute is resolved by written agreement or other means as the Parties otherwise may agree in writing, or (ii) which involves a Third-Party Claim until such time as the Third-Party Claim is concluded, including any appeals with respect thereto.

Section 15.9    Exclusive Remedy for Indemnification Loss. Except for claims based on fraud, the indemnification provisions in this Article XV shall be the sole and exclusive remedy of any Indemnitee with respect to any claim for Indemnification Loss arising from or in connection with this Agreement.
ARTICLE XVI.
MISCELLANEOUS PROVISIONS
Section 16.1    Notices.
16.1.1.    Method of Delivery. All notices, requests, demands and other communications required to be provided by any Party under this Agreement (each, a “Notice”) shall be in writing and delivered, at the sending Party’s cost and expense, by (i) personal delivery, (ii) certified U.S. mail, with postage prepaid and return receipt requested, (iii) overnight courier service, or (iv) facsimile transmission, with a verification copy sent on the same day by any of the methods set forth in clauses (i), (ii) or (iii), to the recipient Party at the following address or facsimile number:
If to Seller:

Hersha Hospitality Trust
510 Walnut Street, 9th Floor
Philadelphia, PA 19106
Attn: Ashish Parikh, Chief Financial Officer
Email: Ashish.Parikh@Hersha.com

And to:

Hersha Hospitality Trust
510 Walnut Street, 9th Floor
Philadelphia, PA 19106
Attn: Senior Corporate Counsel
Email: Stephanie.Galli@Hersha.com

In each case, with a required copy to:

Latham & Watkins LLP
330 N Wabash Avenue, Suite 2800
Chicago, IL 60614
Attn: Gary E. Axelrod
Email: gary.axelrod@lw.com

If to Purchaser:

BCORE Halo Holdings LLC
c/o BREIT Operating Partnership L.P.
345 Park Avenue
New York, New York 10154
Attn: Head, U.S. Asset Management
Email: realestatenotices@blackstone.com

And to:

c/o BREIT Operating Partnership L.P.

345 Park Avenue
New York, New York 10154
Attn: General Counsel
Email: realestatenotices@blackstone.com

In each case, with a required copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Krista Miniutti
email: kminiutti@stblaw.com

If to Title Company/Escrow Agent:

Fidelity National Title Insurance Company
1700 Market Street, Suite 2100
Philadelphia, PA, 19103
Attention: Bernie Bittner
Email: Bernie.Bittner@FNF.com.

16.1.2.    Receipt of Notices. All Notices sent by a Party (or its counsel pursuant to Section 16.1.4) under this Agreement shall be deemed to have been received by the Party to whom the Notice is sent upon (i) delivery to the address or facsimile number of the recipient Party, provided that such delivery is made prior to 5:00 p.m. (local time for the recipient Party) on a Business Day, otherwise the following Business Day, or (ii) the attempted delivery of the Notice if (A) the recipient Party refuses delivery of the Notice, or (B) the recipient Party is no longer at such address or facsimile number, and the recipient Party failed to provide the sending Party with its current address or facsimile number pursuant to Section 16.1.3.
16.1.3.    Change of Address. The Parties and their respective counsel shall have the right to change their respective address and/or facsimile number for the purposes of this Section 16.1 by providing a Notice of the change in address and/or facsimile number as required under this Section 16.1.
16.1.4.    Delivery by Party’s Counsel. Each Party agrees that the attorney for the Party shall have the authority to deliver Notices on the Party’s behalf to each other Party.
Section 16.2    No Recordation. Neither Purchaser, any Affiliate of Purchaser, nor any Person acting by or on behalf of Purchaser, shall record this Agreement, or any memorandum or other notice of this Agreement, in any public records, other than in connection with an action for specific performance brought by Purchaser in accordance with Section 13.1.
Section 16.3    Time is of the Essence. Time is of the essence of this Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement, if the time period for the performance of any covenant or obligation, satisfaction of any condition or delivery of any Notice or item required under this Agreement shall expire on a day other than a Business Day, such time period shall be extended automatically to the next Business Day.
Section 16.4    Assignment. Purchaser shall not assign this Agreement or any interest therein to any Person, without the prior written consent of Seller, which consent may be withheld in Seller’s sole and absolute discretion. Notwithstanding the foregoing, Purchaser shall have the right, without the need to obtain the prior consent of Seller, but subject to prior written notice thereof to Seller, to designate any Affiliate or Affiliates as its nominee to receive title to all or any portion of the Property (“Purchaser Affiliate Designee”), or assign all of its right, title and interest in this Agreement to any Affiliate of Purchaser by providing written notice to Seller no later than five (5) Business Days prior to Closing; provided, however, that (a) the Affiliate remains an Affiliate of Purchaser at Closing, (b) Purchaser shall not be released until Closing from any of its liabilities and obligations under this Agreement by reason of such designation or assignment, (c) such assignment does not delay the issuance of the Lender Approval, the Franchise Approval and/or the Ground Lease Consent past the applicable Closing Date, and (d) Purchaser shall indemnify Seller from and against any transfer tax liability, or similar taxes and/or assessments, that Seller may suffer as a result of the foregoing. This Section 16.4 shall survive the initial Closing and all subsequent Closings hereunder, as well as the termination of this Agreement.
Section 16.5    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective successors and permitted assigns, provided there shall be no assignment of the Parties’ obligations under this Agreement except as expressly permitted herein and except by operation of law.
Section 16.6    Third Party Beneficiaries. This Agreement shall not confer any rights or remedies on any Person other than (i) the Parties and their respective successors and permitted assigns, and (ii) any Indemnitee to the extent the Indemnitee is expressly provided any right of defense or indemnification in this Agreement.
Section 16.7    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCEPT AS SPECIFICALLY APPLIES TO THE REAL PROPERTY RIGHTS OF EACH PROPERTY, WHICH SHALL BE GOVERNED BY THE JURISDICTION IN WHICH SUCH PROPERTY IS SITUATED, WITHOUT GIVING EFFECT TO ANY PRINCIPLES REGARDING CONFLICT OF LAWS.
Section 16.8    Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement:
16.8.1.    Singular words shall connote the plural as well as the singular, and plural words shall connote the singular as well as the plural, and the masculine shall include the feminine and the neuter, as the context may require.
16.8.2.    All references in this Agreement to particular articles, sections, subsections or clauses (whether in upper or lower case) are references to articles, sections, subsections or clauses of this Agreement. All references in this Agreement to particular exhibits or schedules (whether in upper or lower case) are references to the exhibits and schedules attached to this Agreement, unless otherwise expressly stated or clearly apparent from the context of such reference.
16.8.3.    The headings in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.
16.8.4.    Each Party and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any rules of construction requiring that ambiguities are to be resolved against the Party which drafted the Agreement or any exhibits attached hereto shall not be applicable in the construction and interpretation of this Agreement or any exhibits attached hereto.

16.8.5.    The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms shall refer to this Agreement, and not solely to the provision in which such term is used.
16.8.6.    The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without limitation.”
16.8.7.    The term “sole discretion” with respect to any determination to be made a Party under this Agreement shall mean the sole and absolute discretion of the Party, without regard to any standard of reasonableness or other standard by which the determination of the Party might be challenged. In the event no standard is provided in connection with a determination to be made by a Party under this Agreement, such determination shall be deemed to be made in such Party’s “sole discretion”.
Section 16.9    Severability. If any term or provision of this Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Agreement, or the validity or enforceability of such affected term or provision at any other time or in any other jurisdiction.
Section 16.10    JURISDICTION AND VENUE. ANY LITIGATION OR OTHER COURT PROCEEDING WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT SHALL BE CONDUCTED IN THE COURT OF COMMON PLEAS OF THE COMMONWEALTH OF PENNSYLVANIA IN PHILADELPHIA COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA, IN THE COMMONWEALTH OF PENNSYLVANIA, AND EACH SELLER (FOR ITSELF AND ALL SELLER INDEMNITEES), AND PURCHASER (FOR ITSELF AND ALL PURCHASER INDEMNITEES), HEREBY SUBMITS TO JURISDICTION AND CONSENT TO VENUE IN SUCH COURTS, AND WAIVE ANY DEFENSE BASED ON FORUM NON CONVENIENS.
Section 16.11    WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY LITIGATION OR OTHER COURT PROCEEDING WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT.
Section 16.12    Prevailing Party. If any litigation or other court action, arbitration or similar adjudicatory proceeding is commenced by any Party to enforce its rights under this Agreement against any other Party, all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, incurred by the prevailing Party in such litigation, action, arbitration or proceeding shall be reimbursed by the losing Party; provided, that if a Party to such litigation, action, arbitration or proceeding prevails in part, and loses in part, the court, arbitrator or other adjudicator presiding over such litigation, action, arbitration or proceeding shall award a reimbursement of the fees, costs and expenses incurred by the Party on an equitable basis. This Section 16.12 shall survive the initial Closing and all subsequent Closings hereunder, as well as the termination of this Agreement.
Section 16.13    Joint and Several Liability of Seller. Notwithstanding anything to the contrary in this Agreement, from and after Closing, the Sellers shall be jointly and severally liable for all liabilities and obligations of Seller under this Agreement and the Closing Documents; provided, however, notwithstanding the foregoing, this Agreement is intended to be a single unitary agreement and, except to the extent this Agreement contemplates the specific removal of an individual Property from this Agreement, Seller is required to sell all of the Property to Purchaser pursuant to the terms and provisions of this Agreement, and Purchaser is required to purchase all of the Property from Seller pursuant to the terms and provisions of this Agreement.
Section 16.14        Exculpation. Purchaser and Seller acknowledge and agree that Purchaser and Seller shall look solely to the assets of Seller and Hersha or Purchaser (or Purchaser Affiliate

Designee, post-Closing), respectively, for the enforcement of any claims against Seller and Hersha or Purchaser (or Purchase Affiliate Designee), as the case may be, and the officers, directors, partners, members, shareholders, trustees, employees and agents of Seller and Hersha or Purchaser (or Purchaser Affiliate Designee) assume no personal liability for the liabilities and obligations entered into by Seller and Hersha or Purchaser, respectively, and its individual assets shall not be subject to any claims relating to such liabilities and obligations.
Section 16.15    Incorporation of Recitals, Exhibits and Schedules. The recitals to this Agreement, and all exhibits and schedules (as amended, modified and supplemented from time to time) referred to in this Agreement are incorporated herein by this reference and made a part of this Agreement. Any matter disclosed in any Schedule to this Agreement shall be deemed to be incorporated in all other schedules to this Agreement.
Section 16.16    Updates of Schedules. If any Schedule to this Agreement needs to be amended, supplemented or updated to maintain the truth or accuracy of the applicable representation or warranty or the information disclosed therein, Seller shall have the right, prior to Closing, to so amend, supplement and update such Schedule by providing written notice to Purchaser specifically amending such representation or warranty or information disclosed in the Schedules from time to time but only if such representation or warranty or the information on such Schedule was true and correct in all material respects on the Effective Date and is not the result of a breach by Seller of this Agreement (each a “Representation Schedule Update”). Any Representation Schedule Update shall not be deemed to modify or effect the Purchaser Closing Conditions or the remedies available to Purchaser as a result of such failure of the Purchaser Closing Conditions; provided, that in no event shall Seller have any liability in connection with any Representation Schedule Update to reflect any matter that is permitted under this Agreement. If Purchaser proceeds to Closing notwithstanding the delivery of a Representation Schedule Update delivered in accordance with this Section 16.16 and Purchaser was entitled to terminate this Agreement, the corresponding representation or warranty to which the disclosure relates shall be deemed qualified by the Representation Schedule Update and the provisions of the last paragraph of Section 7.1 shall apply thereto.
Section 16.17    Entire Agreement. This Agreement sets forth the entire understanding and agreement of the Parties hereto, and supersedes all other agreements and understandings (written or oral) among the Parties with respect to the subject matter hereof and thereof.
Section 16.18    Amendments, Waivers and Termination of Agreement. No amendment or modification to any terms or provisions of this Agreement, waiver of any covenant, obligation, breach or default under this Agreement or termination of this Agreement (other than as expressly provided in this Agreement), shall be valid unless in writing and executed and delivered by each of the Parties.
Section 16.19    Not an Offer. The delivery by Seller of this Agreement executed by Seller shall not constitute an offer to sell the Property, and Seller shall have no obligation to sell the Property to Purchaser, unless and until all Parties have executed and delivered this Agreement to all other Parties.
Section 16.20    Execution of Agreement. A Party may deliver executed signature pages to this Agreement by facsimile transmission to any other Party, which facsimile copy shall be deemed to be an original executed signature page. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.
ARTICLE XVII.
JOINDER OF HERSHA
Section 17.1    Hersha Guaranty.

17.1.1.    Guaranty. Hersha is executing this Agreement solely for the purposes specified in this Article XVII. Notwithstanding the pre-closing several liability of the Sellers pursuant to Section 16.13, Hersha hereby guarantees to Purchaser the due and punctual payment and performance of all Seller’s obligations under Article XI and Article XIII and Section 7.1.10, Article XIV, Article XV, Section 16.12 Section 16.14, Section 19.4.5 and Section 19.5.5; provided that, the Parties acknowledge and agree that Hersha shall only be liable pursuant to this Article XVII to the extent that Seller is liable pursuant to this Agreement.
17.1.2.    Terms of the Guaranty. The terms of this Article XVII and Hersha's obligations hereunder are a continuing and irrevocable obligation of Hersha and shall remain in full force until payment, performance and/or observation in full of the obligations hereunder; Hersha's guaranty and liability under this Article XVII are absolute and unconditional and shall not be affected, released, terminated, discharged or impaired, in whole or in part, by any or all of the following: (i) any amendment or modification of the terms of this Agreement; (ii) any failure or delay of Purchaser to exercise, or any lack of diligence in exercising, any right or remedy with respect to this Agreement; (iii) any dealings or transactions between Purchaser and Seller or any of its affiliates relating to this Agreement, whether or not Hersha shall be a party to or cognizant of the same; (iv) any guaranty now or hereafter executed by Hersha or its affiliates or the release of Hersha or its affiliates thereunder or the failure of any other party to assume liability for the payment in connection with this Agreement, whether by operation of law or otherwise; (v) Purchaser's consent to any assignment or successive assignments of this Agreement; (vi) the failure to give Seller notice of any breach of this Agreement if such notice is not required; and/or (vii) any other circumstance which might constitute a legal or equitable discharge or defense available to Hersha, whether similar or dissimilar to the foregoing (including any bankruptcy of Seller), other than the defense of (a) payment and performance or (b) the claim against Seller is not due and owing under the terms of this Agreement or that Seller has performed (it being understood and agreed that Purchaser will only be required to litigate the existence of the same or similar defenses raised by both Seller and Hersha in one action or proceeding). Hersha expressly waives the following: (i) notice of acceptance of this Agreement; (ii) any requirement of promptness, diligence, presentment, protest, notice of dishonor, notice of demand and notice of acceptance; (iii) the right to trial by jury in any action or proceeding of any kind arising on, under, out of, or by reason of or relating, in any way, to its obligations under this Article XVII, or the interpretation, breach or enforcement of such obligations; and (iv) all rights of subrogation and any other claims that it may now or hereafter acquire against Seller or any insider that arise from the existence, payment, performance or enforcement of Hersha's obligations under this Article XVII until such time as Hersha's obligations under this Article XIV are performed and paid in full. Hersha's guaranty under this Article XVII is a present guaranty of payment and performance and not of collection.
Section 17.2    Representations and Warranties of Hersha. Hersha hereby represents, warrants and certifies to Purchaser as follows: (i) the execution, delivery and performance under this Article XVII by Hersha will not violate any provision of any law, regulation, order or decree of any Governmental Authority, bureau or agency or of any court binding on Hersha, or of any contract, undertaking or agreement to which Hersha is a party or which is binding on Hersha, or of any contract, undertaking or agreement to which Hersha is a party or which is binding upon or any of its property or assets or the organizational or other constituent documents of Hersha, (ii) the Agreement, with respect to this Article XVII, has been duly authorized, executed and delivered by Hersha and constitutes a legal, valid and binding obligation of Hersha, enforceable against Hersha in accordance with its terms, subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and doctrines of equity affecting the availability of specific enforcement as a remedy; and (iii) all necessary resolutions, consents, licenses, approvals and authorizations of any Person required in connection with the execution, delivery and performance of this Article XVII have been duly obtained and are in full force and effect.

Section 17.3    Survival. This Article XVII shall survive the termination of this Agreement until the expiration of the statute of limitations.
ARTICLE XVIII.
ESCROW
Section 18.1    Escrow Provisions. The rights and obligations of Seller, Purchaser and Escrow Agent with respect to the Deposit are as follows:
18.1.1.    Upon receipt by Escrow Agent of the Deposit, Escrow Agent shall cause the same to be deposited into an interest-bearing account with Wells Fargo, it being agreed that Escrow Agent shall not be liable for (y) any loss of principal or interest (unless due to Escrow Agent’s gross negligence or willful misconduct) or (z) any failure to attain a favorable rate of return on the amount so deposited. Escrow Agent shall deliver the Deposit, and the interest accrued thereon, to Seller or to Purchaser, as the case may be, under the following conditions:
(i)    The Deposit shall be delivered to Seller at the Closing upon receipt by Escrow Agent of a written statement executed by Seller and Purchaser authorizing the release of the Deposit and the interest accrued thereon; or
(ii)    The Deposit (or the applicable portion thereof) shall be delivered to Seller following receipt by Escrow Agent (with simultaneous delivery of notice thereof to Purchaser) of written demand therefor from Seller stating that Purchaser has defaulted in the performance of its obligations in a manner that would entitle Seller to the return of the Deposit, and specifying the Section of this Agreement which entitles Seller to the return of the Deposit, provided Purchaser shall not have given written notice of objection in accordance with the provisions set forth below; or
(iii)    The Deposit (or the applicable portion thereof) shall be delivered to Purchaser following receipt by Escrow Agent (with simultaneous delivery of notice thereof to Seller) of written demand therefor from Purchaser stating that Purchaser is entitled to a return of the Deposit in accordance with this Agreement and specifying the Section of this Agreement which entitles Purchaser to the return of the Deposit, in each case provided Seller shall not have given written notice of objection in accordance with the provisions set forth below; or
(iv)    The Deposit, and the interest accrued thereon, shall be delivered to Purchaser or Seller as directed by joint written instructions of Seller and Purchaser.
18.1.2.    Notwithstanding anything to the contrary contained herein, upon the filing of a written demand for the Deposit by Seller or Purchaser, pursuant to Section 18.1.1(ii) or Section 18.1.1(iii) above or any written demand for the Deposit by Purchaser or Seller as otherwise provided in this Agreement, the other Party shall have the right to object to the delivery of the Deposit, by giving written notice of such objection to Escrow Agent at any time within ten (10) days after such Party’s receipt of notice of written demand, but not thereafter. Such notice shall be made in good faith and shall set forth the basis (in reasonable detail) for objecting to the delivery of the Deposit. Upon receipt of such notice of objection, Escrow Agent shall promptly give a copy of such notice to the Party who filed the written demand. If Escrow Agent shall have timely received such notice of objection, Escrow Agent shall continue to hold the Deposit, and the interest accrued thereon, until (x) Escrow Agent receives joint written notice from Seller and Purchaser directing the disbursement of the Deposit, in which case Escrow Agent shall then disburse the Deposit, and the interest accrued thereon, in accordance with said direction, (y) litigation is commenced between Seller and Purchaser, in which case Escrow Agent shall deposit the Deposit, and the interest accrued thereon, with the clerk of the court in which said litigation is pending pursuant to an appropriate order of such court, or (z) Escrow Agent takes such affirmative steps as Escrow Agent may elect, at Escrow Agent’s option, in order to terminate Escrow Agent’s duties hereunder, including but not limited to depositing the Deposit, and the interest accrued thereon, in court and commencing an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser is the losing party in such interpleader action, as determined by a final non-appealable order of such court.
18.1.3.    Escrow Agent may rely and act upon any instrument or other writing reasonably believed by Escrow Agent to be genuine and purporting to be signed and presented by any person or persons purporting to have authority to act on behalf of Seller or Purchaser, as the case may be, and shall not be liable in connection with the performance of any duties imposed upon Escrow Agent by the provisions of this Agreement, except for Escrow Agent’s own negligence or willful misconduct. Escrow Agent shall have no duties or responsibilities except those set forth herein. Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless the same is in writing and signed by Purchaser and Seller, and, if Escrow Agent’s duties hereunder are affected, unless Escrow Agent shall have given prior written consent thereto. Escrow Agent shall be reimbursed by Seller and Purchaser for any expenses (including reasonable legal fees and disbursements of outside counsel), including all of Escrow Agent’s fees and out-of-pocket expenses with respect to any interpleader action incurred in connection with this Agreement, and such liability shall be joint and several; provided, however, that, as between Purchaser and Seller, the prevailing Party in any dispute over the Deposit shall be entitled to reimbursement by the losing Party of any such expenses paid to Escrow Agent. After delivery of the Deposit, and the interest accrued thereon, in accordance herewith, Escrow Agent shall have no further liability or obligation of any kind whatsoever.
(A)    Escrow Agent shall have the right at any time to resign upon ten (10) Business Days’ prior notice to Seller and Purchaser. Seller and Purchaser shall jointly select a successor Escrow Agent and shall notify Escrow Agent of the name and address of such successor Escrow Agent within ten (10) Business Days after receipt of notice of Escrow Agent of its intent to resign. If Escrow Agent has not received notice of the name and address of such successor Escrow Agent within such period, Escrow Agent shall have the right to select on behalf of Seller and Purchaser a bank or trust company licensed to do business in the State of New York and having a branch located in New York County to act as successor Escrow Agent hereunder. At any time after the ten (10) Business Day period, Escrow Agent shall have the right to deliver the Deposit, and the interest accrued thereon, to any successor Escrow Agent selected hereunder, provided such successor Escrow Agent shall execute and deliver to Seller and Purchaser an assumption agreement whereby it assumes all of Escrow Agent’s obligations hereunder. Upon the delivery of all such amounts and such assumption agreement, the successor Escrow Agent shall become the Escrow Agent for all purposes hereunder and shall have all of the rights and obligations of the Escrow Agent hereunder, and the resigning Escrow Agent shall have no further responsibilities or obligations hereunder.
18.1.4.    Seller and Purchaser each hereby agrees to severally (but not jointly) indemnify, defend and hold harmless Escrow Agent from and against fifty percent (50%) of any and all loss, cost, damage, expense and reasonable attorneys’ fees actually incurred by Escrow Agent arising out of it acting as the Escrow Agent hereunder, other than to the extent arising from Escrow Agent’s gross negligence or willful misconduct.
18.1.5.    Provided the Purchaser has delivered to Escrow Agent, a form W-9, prior to receipt of the Deposit, the Deposit will be placed in an interest-bearing account. The interest earned on the Deposit shall be paid to the Party entitled to receive the Deposit as provided in this Agreement. The Party receiving such interest shall pay any income taxes thereon. Seller and Purchaser shall each furnish their respective taxpayer identification numbers to the other Party and to the Escrow Agent within five (5) Business Days of the Effective Date.
18.1.6.    It is understood and agreed that Escrow Agent is an escrow holder only and merely responsible for the safekeeping of the Deposit and shall not be required to determine questions of fact or law. The Escrow Agent shall not be liable for any loss or impairment of the Deposit if the loss or impairment results from (A) failure, insolvency or suspension of the bank where the Deposit is held (the “Bank”), (B) any loss of interest due to any delays in the withdrawal of the Deposit that may be imposed by the Bank as a result of the depositing or redeeming of the Deposit pursuant to Escrow Agent’s instructions, or (C) any loss arising from the fact that the Deposit exceeds the amount insured by the Federal Deposit Insurance Corporation.
18.1.7.    The provisions of this Article XVIII shall survive the Closing or termination of this Agreement.
ARTICLE XIX.
STATE SPECIFIC PROVISIONS
Section 19.1    California Matters.
19.1.1.    As used herein, the term “California Natural Hazard Area” shall mean those areas identified as natural hazard areas or natural hazards in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4 and 51183.5, and California Public Resources Code Sections 2621.9, 2694 and 4136, and any successor statutes or laws (collectively the “California Natural Hazard Laws”). Purchaser hereby acknowledges that, prior to the date of this Agreement, Seller has provided Purchaser with a Natural Hazard Disclosure Statement. Purchaser acknowledges that Seller retained the services of the Title Company to examine the maps and other information made available to the public by government agencies for the purpose of enabling Seller to fulfill its disclosure obligations with respect to the California Natural Hazard Laws and to prepare the written report of the result of its examination. Purchaser is solely responsible for making any disclosures required by California Natural Hazard Laws to subsequent prospective purchasers of the California Hotels.
19.1.2.    Seller is required by California Health and Safety Code Section 25359.7 to notify Purchaser if Seller knows, or has reasonable cause to believe, that any release of hazardous substance has come to be located on or beneath the Real Property located in California. Without limiting Seller’s disclosure obligations under H & S Code Section 25359.7, Purchaser acknowledges that delivery of the environmental report(s) which are part of the Seller Due Diligence Materials previously provided to Purchaser constitutes written notice to Purchaser under H & S Code Section 25359.7 as to the matters disclosed in such environmental report(s).
19.1.3.    Pursuant to California Civil Code Section 1057.6 Seller hereby notifies Purchaser it has the right to purchase title insurance.
19.1.4.    Pursuant to California Business and Professional Code Section 10147, California Government Code Sections 8875-6, 8875.9, 8893.2 and 8893.3 and California Civil Code Section 2079.9, Purchaser acknowledges receipt of a copy of “The Commercial Property Owner’s Guide to Earthquake Safety”.
Section 19.2    California Sale of Liquor Assets.
19.2.1.    The California Liquor Licenses are held as follows: (i) the Liquor License for the TownePlace Suites Sunnyvale (the “TPS License”) is held by HHLP Sunnyvale

TPS Lessee LLC (the “TPS License Holder”); (ii) the Liquor License for the Courtyard Sunnyvale (the “CYS License”) is held by HHLP Sunny Lessee LLC (the “CYS License Holder”); and (iii) the Liquor License for the Courtyard LA Westside (the “CYLA Liquor License”) is held by 44 LA Westside Lessee LLC (the “CYLA License Holder”, and collectively with the TPS License Holder and the CYS License Holder, the “California License Holders”). Upon the expiration of the Due Diligence Period, Purchaser shall open separate escrow accounts (collectively, the “Liquor Assets Escrow Accounts”) with California Business Escrow Inc., located at 1748 Main St., Escalon, California (the “Liquor Assets Escrow Company”), Attn: Diane Boudreau (the “Liquor Assets Escrow Agent”), and Seller shall cause the California License Holders to execute separate escrow agreements relating to the transfer of the California Liquor Assets to Purchaser (or Purchaser’s designee) (the “Liquor Assets Escrow Agreements”), in the form of Exhibit G attached hereto, and any other forms and documents required to transfer the Liquor Licenses to Purchaser (or Purchaser’s designee) (collectively, the “Liquor Assets Transfer Documents”). Purchaser and Seller shall, promptly after the expiration of the Due Diligence Period, deliver the fully executed Liquor Assets Escrow Agreements to the Liquor Assets Escrow Agent
19.2.2.    Within five (5) Business Days after the receipt of the duly executed Liquor Assets Transfer Documents from Seller, Purchaser shall submit applications to the California Department of Alcoholic Beverage Control (“ABC”) to transfer the California Liquor Licenses to Purchaser (or Purchaser’s designee) and for temporary operating permits (each, a “Temporary Permit”) pending approval of the transfer of the California Liquor Licenses. Purchaser specifically acknowledges and agrees that should any application relating to the transfer of the California Liquor Licenses to Purchaser (or Purchaser’s designee) be denied for any reason, such denial shall not affect in any manner whatsoever the terms and provisions of this Agreement and the Closing shall take place without delay or interruption.  If Purchaser shall receive an unappealable order denying the transfer of any of the California Liquor Licenses, Purchaser agrees to cancel the applicable Liquor Assets Escrow Agreement and shall direct that the remaining deposit, if any, held by the Liquor Assets Escrow Agent, be paid over to Seller.  Seller shall and shall cause the California License Holders to use commercially reasonable efforts to cooperate with Purchaser (or Purchaser’s designee) in connection with the transfer of the California Liquor Licenses as provided herein, which such cooperation shall include, without limitation, maintaining the California Liquor Licenses in good standing until such time as Purchaser secures approval from the ABC for the transfer of the California Liquor Licenses (or receives an unappealable order denying the transfer) and also executing any and all paperwork required by the Liquor Assets Escrow Company or the ABC for the transfer of the California Liquor Licenses.
19.2.3.    Simultaneously with the Closing, Purchaser shall deposit with the Liquor Assets Escrow Company, in cash or other immediately available funds, the following amounts (for the avoidance of doubt, the parties shall : (i) with respect to the TownePlace Suites Sunnyvale, the sum of the Aggregate TPS Sunnyvale Amount, of which Five Thousand Dollars ($5,000) shall be allocated to the TPS License, and the remainder shall be allocated to the estimated alcoholic beverage inventory at the TownePlace Suites Sunnyvale as of Closing; (ii) with respect to the Courtyard Sunnyvale, the sum of the Aggregate Courtyard Sunnyvale Amount, of which Sixty Thousand Dollars ($60,000) shall be allocated to the CYS License, and the remainder shall be allocated to the estimated alcoholic beverage inventory at the Courtyard Sunnyvale as of Closing; and (iii) with respect to the Courtyard LA Westside, the sum of the Aggregate Courtyard LA Westside Amount, of which One Hundred Thousand Dollars ($100,000) shall be allocated to the CYLA License, and the remainder shall be allocated to the estimated alcoholic beverage inventory at the Courtyard LA Westside as of Closing. The allocations set forth in this Section 19.2.2 shall be collectively referred to herein as the “Liquor Assets Purchase Price”.  Purchaser shall receive a credit against the Purchase Price for the deposit of the Liquor Assets Purchase Price with the Liquor Assets Escrow Company at Closing.

The Parties hereby agree to cooperate to reasonably determine the Aggregate Amounts prior to Closing.
19.2.4.    The Liquor Assets Escrow Accounts shall close as promptly as possible after the Closing, subject to Applicable Law.  Upon the closing of the Liquor Assets Escrow Accounts, the Liquor Assets Escrow Agent shall deliver to the applicable California License Holder the Liquor Assets Purchase Price less any amounts disbursed to third parties by the Liquor Assets Escrow Agent from the Liquor Assets Escrow Accounts pursuant to the terms of the Liquor Assets Escrow Agreements.
19.2.5.    Without limiting the obligations of the Parties under Section 19.2, the Parties do hereby specifically acknowledge and agree that to the extent the California Liquor Licenses are not transferable or have not been effectively transferred to Purchaser (or its Liquor Designee) on the Closing Date, such failure shall not constitute a Purchaser Closing Condition Failure, shall not affect in any manner whatsoever the Closing, and the Closing shall proceed without any delay or interruption whatsoever.
Section 19.3    Massachusetts Matters. Purchaser and Seller acknowledge that the Massachusetts Liquor License is held by Hersha Brookline Concessions, LLC (the “MA Licensee”), that the MA Licensee operates the sale and service of alcoholic beverages at the Property pursuant to that certain Concession Agreement for Food and Beverage Facilities (the “MA Concession Agreement”) dated October 22, 2019 between the MA Licensee and HHM Manager, and that the terms and conditions of the MA Concession Agreement are essential for compliance with MA law. Following the Closing Date, Purchaser and HHM Manager may enter into a Management Agreement in a form and substance reasonably consistent with the current terms and conditions controlling the relationship relative to alcohol sales between Seller, HHM Manager and MA Licensee, including maintaining the MA Concession Agreement between HHM Manager and MA Licensee in its current form in order to allow the MA Licensee to continue to hold the Massachusetts Liquor License and operate the sale and service of alcoholic beverages at the Property in accordance with applicable Massachusetts law without the need for further application to the local licensing authority and the MA ABCC for a change in the direct or indirect interest in the License. If at any time after Closing any of the parties are notified by the regulatory authorities that such an application is in the view of the regulatory authorities so required, the parties agree to cooperate in any required application process and shall take all steps necessary to ensure that alcohol sales continue at the Hotel located in Massachusetts.
Section 19.4    DC Matters.
19.4.1.    Generally. The applicable Seller will cooperate, at no additional cost or expense to Sellers, in all reasonable respects with Purchaser in connection with Purchaser’s application for transfer of the Liquor Licenses to Purchaser and obtaining the same. Sellers and Purchaser acknowledge and agree that, to the extent Purchaser or its designee has not obtained transfer of the Liquor Licenses (including obtaining all governmental approvals necessary for such transfer) on or before the Closing Date, (i) such failure shall not constitute a failure of a Purchaser’s condition precedent to close the transactions contemplated by this Agreement, (ii) such failure shall not affect in any manner whatsoever the Closing, and (iii) the Closing shall proceed without any delay or interruption whatsoever.
19.4.2.    TORP. If Purchaser is unable to obtain the transfer of the Liquor Licenses (including obtaining all governmental approvals necessary for such transfer) prior to the Closing, then Operating Lessee for the DC Hotel (which is the holder of the Liquor Licenses) (“DC Liquor Licensee”) consents to Purchaser’s procurement from the District of Columbia Alcoholic Beverage Control Board of a Temporary Operating Retail Permit (“TORP”), as provided by 23 DCMR 703, pursuant to which Purchaser may sell and serve alcoholic beverages under DC Liquor Licensee’s Liquor Licenses, as provided in this Section

19.4.4) of this Section 19.4, until such time as: (i) a transferred liquor license and applicable permits for sale and service of alcoholic beverages, diligently pursued through experienced District of Columbia Alcoholic Beverage Control counsel, have been obtained by Purchaser; or (ii) the expiration of ninety (90) days after Closing, whichever occurs earlier.
19.4.3.    TORP Insurance. Purchaser shall (or shall cause its manager or Affiliate to) obtain and maintain in force and effect at all times during which the TORP remains in force and effect: (a) commercial general liability insurance coverage in the amount of at least $10,000,000, (b) dram shop (liquor liability) insurance coverage in the amount of at least $10,000,000, (c) completed products insurance, and (d) workmen’s compensation insurance. All such insurance policies shall be on an “occurrence” basis and maintained with insurance companies reasonably acceptable to Sellers and shall name Sellers and DC Liquor Licensee as an additional insured. Purchaser shall deliver to Sellers a certificate of insurance which shall provide that such insurance may not be canceled or modified without thirty (30) days prior notice to Seller. This Section 19.4.4 shall survive the Closing indefinitely.
19.4.4.    Release and Indemnification. Purchaser hereby releases Sellers and their respective Affiliates, and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers, employees and agents, and the successors, assigns, heirs and legal representatives of each of the foregoing, (together, the “DC Liquor License Indemnitees”) for any liability, damage, loss, cost or expense incurred by Purchaser or any Affiliates or any of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers, employees or agents, or the successors, assigns, heirs or legal representatives of any of the foregoing related to the Liquor Licenses associated with the Hotel, TORP or the provisions of this Section 19.4.4) of this Section 19.4 except to the extent resulting from the gross negligence or willful misconduct by Sellers.
19.4.5.    Clearance Certificates. Not later than fifteen (15) days prior to the Closing Date, Purchaser shall request and diligently pursue tax and bulk sales clearance certificates (or confirmation of any required withholdings) pursuant to Section 47-4461 of the District of Columbia Code by sending a letter in the form of Exhibit “L” attached hereto to the District of Columbia Office of Tax and Revenue (“DC OTR”). If DC OTR does not deliver the applicable clearance certificates prior to Closing, then Seller shall hold harmless and indemnify Purchaser from and against any liability that Purchaser may have for any taxes, interest or penalties payable to the District of Columbia (or any agency or sub-agency thereof) pursuant to the provisions of Title 47 of the District of Columbia Code by reason of any failure by Seller to pay Taxes as required by such Title 47 or a sale by Seller of its assets in bulk.
Purchaser shall indemnify and hold harmless the DC Liquor License Indemnitees against any liability, damage, loss, cost or expense, including, without limitation, reasonable attorneys’ fees and court costs, incurred by any such DC Liquor License Indemnitees arising from, relating to or in connection with the TORP or the use of DC Liquor Licensee’s Liquor License, except to the extent resulting from the gross negligence or willful misconduct of Sellers. This Section 19.4 shall survive the Closing.
Section 19.5    Pennsylvania Matters.
19.5.1.     A Real Estate Recovery Fund exists to reimburse any Person who has obtained a final civil judgment against a Pennsylvania real estate licensee owing to fraud, misrepresentation, or deceit in a real estate transaction and who has been unable to collect the judgment after exhausting all legal and equitable remedies. For complete details about the Real Estate Recovery Fund, call 717-783-3658.

19.5.1.    Formal tender of an executed deed or of purchase money is hereby waived in respect of the Real Property located in the Commonwealth of Pennsylvania (the “Pennsylvania Real Property”).
19.5.2.    The Pennsylvania Real Property has the following zoning classification: CMX4. The foregoing representation is a statement regarding the zoning classification of such Real Property as provided in the Real Estate Licensing and Registration Act, effective February 25, 1989, 19 Pa.B. 781, as amended.
19.5.3.    The Pennsylvania Property is serviced by a community sewage facility. The foregoing representation is a statement regarding the availability of a community sewage system required by the Pennsylvania Sewage Facilities Act of January 24, 1966, No. 527 P.L.1535, as amended.
19.5.4.    Purchaser shall be solely responsible for the payment of all realty transfer and documentary stamp taxes that may be imposed or assessed in connection with any assignment of this Agreement with respect to the Pennsylvania Real Property (or any portion thereof) or Purchaser’s rights hereunder by Purchaser and shall indemnify, defend and hold harmless the Seller Indemnitees from any and all losses or other liability relating to such taxes. Purchaser’s indemnification obligations pursuant to this Section 19.5.4 shall be separate from Purchaser’s indemnification obligations set forth in Article XV hereof and survive the applicable Closing and the delivery of the applicable Deed. Notwithstanding anything to the contrary set forth in this Agreement, if, pursuant to Section 16.4 hereof, Purchaser exercises its right to (a) designate any Affiliate or Affiliates as its nominee to receive title to all or any portion of the Property or (b) assign all of its right, title and interest in this Agreement to any Affiliate of Purchaser, in order to complete such nomination or assignment, Seller shall enter into a novation and repudiation agreement with such nominee or assignee and Purchaser.
19.5.5.    Purchaser hereby waives the requirement for Seller’s delivery, by Closing, of the tax clearance certificates to be issued pursuant to Pennsylvania’s Bulk Sales Statutes (hereinafter defined) (the “PA Tax Clearance Certificates”); provided, however, that Seller shall indemnify, defend and hold harmless Purchaser from and against any and all liabilities, losses, claims (including third party claims), demands, damages (of any nature whatsoever), causes of action, debts, controversies, costs, penalties, fines, judgments, reasonable attorneys’ fees, consultants’ fees and costs and experts’ fees that may arise out of Seller’s failure to comply with the Pennsylvania Bulk Sales Statutes, including, without limitation, obtaining the Tax Clearance Certificates, if applicable. As used herein, the term “Pennsylvania’s Bulk Sales Statutes” shall mean 43 P.S. § 788.3, 69 P.S. § 529, 72 P.S. § 1403, 72 P.S. § 7240, and 72 P.S. § 7321.1 and the regulations promulgated thereunder, as amended. Additionally, Seller understands and agrees that Purchaser is entering into this Agreement for the benefit and on behalf of BCORE 1301 Race Street TRS LLC, a Delaware limited liability company (“Principal”), Purchaser is acting merely as a facilitator of the sale from Seller to Principal, and that prior to Closing Purchaser intends to designate or assign to Principal, for no additional consideration, all of its right, title and interest in this Agreement as it relates to the Real Property located in Pennsylvania and Purchaser has no intent to obtain legal or equitable title to the Real Property located in Pennsylvania. The provisions of this Section shall survive Closing and shall not be merged into any deed or any other agreement.
19.5.6.    Prior to and following the Closing Date, Seller and/or HHM Manager shall be solely responsible for maintaining all Licenses and Permits in its name, including, without limitation, the licenses and permits required for the sale and service of alcoholic beverages at the Property (the “PA Liquor License”). Purchaser, at its sole cost and expense, shall submit all necessary applications and other materials to the Pennsylvania Liquor Control Board and take such other actions to report its ownership of the Property within thirty

(30) days following the Closing Date, and Seller and/or HHM Manager shall use commercially reasonable efforts, at no material cost or expense to itself, to cooperate with Purchaser. HHM Manager shall continue its operations of the PA Liquor License at the Property in accordance with Applicable Law. Purchaser hereby agrees to indemnify and hold the Seller Indemnitees harmless from and against all liabilities incurred by any Seller Indemnitee with respect to or in connection with the PA Liquor License. This Section 19.5.6 shall survive the Closing.
Section 19.6    Washington, DC Matters.
19.6.1.    Pursuant to Section 42-608(b) of the District of Columbia Code, Purchaser is hereby advised by Seller that the characteristic of the soil of the Property as described by the Soil Conservation Service of the United States Department of Agriculture in the Soil Survey of the District of Columbia published in 1976, as the same may be amended from time to time, and as shown on the Soil Maps of the District of Columbia at the back of that publication, is Urban Land - Not Rated. For further information, Purchaser can contact a soil testing laboratory, the District of Columbia Department of Environmental Services, or the Soil Conservation Service of the United States Department of Agriculture. This Section is intended solely to comply with Section 42-608(b) of the District of Columbia Code and, to the maximum extent permitted by Applicable Law, Seller shall not be deemed to have made any representation with respect to the subject matter of this Section or to have any liability hereunder to Purchaser with respect to any inaccuracy or incompleteness of this Section.
19.6.2.    In accordance with the requirements of the District of Columbia Underground Storage Tank Management Act of 1990, as amended by the District of Columbia Underground Storage Tank Management Act of 1990 Amendment Act of 1992 (D.C. Code Section 8-113.1 et seq.) and the D.C. Underground Storage Tank Regulations, 20 DCMR Chapters 55-70, Seller has informed Purchaser that, to Seller’s Knowledge during Seller’s ownership of the Property, no underground storage tanks were removed from the Property and to Seller’s Knowledge no underground storage tanks currently exist on the Property, other than as disclosed in the Seller Due Diligence Materials.
Section 19.7    Survival of State Specific Provisions. Notwithstanding anything to the contrary in this Agreement, the provisions of this Article XIX shall survive the Closing of this Agreement for the applicable statute of limitations.

[remainder of page intentionally left blank; signatures on following page(s)]

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed and delivered in its name by a duly authorized officer or representative.

SELLER:
44 BROOKLINE HOTEL, LLC, a Delaware limited liability company
By:    44 BROOKLINE MANAGER, LLC, a Delaware limited liability company, its manager

By: /s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

AFFORDABLE HOSPITALITY ASSOCIATES, L.P., a Pennsylvania limited partnership,
By:    RACE STREET, LLC, a Pennsylvania limited liability company, its general partner

By: /s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

HHLP DC CONVENTION CENTER ASSOCIATES, LLC, a Delaware limited liability company
By:     HHLP DC CONVENTION CENTER MANAGER, LLC, a Delaware limited liability company, its manager

By: /s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

HHLP GEORGETOWN II ASSOCIATES, LLC, a Delaware limited liability company
By:     HHLP GEORGETOWN II MANAGER, LLC, a Delaware limited liability company, its manager

By: /s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

HHLP LA WESTSIDE ASSOCIATES, LLC, a Delaware limited liability company
By:     HHLP LA WESTSIDE MANAGER, LLC, a Delaware limited liability company, its manager

By: /s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

HHLP SUNNY ASSOCIATES, LLC, a Delaware limited liability company
By:     HHLP SUNNY MANAGER, LLC, a Delaware limited liability company, its manager

By: /s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

HHLP SUNNYVALE TPS ASSOCIATES, LLC, a Delaware limited liability company
By:    HHLP SUNNYVALE TPS MANAGER, LLC, a Delaware limited liability company

By: /s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

44 BROOKLINE MANAGEMENT, LLC, a Delaware limited liability company

By: /s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

PHILLY ONE TRS, LLC, a Pennsylvania limited liability company

By: /s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

HHLP DC CONVENTION CENTER LESSEE, LLC, a Delaware limited liability company

By: /s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

44 LA WESTSIDE LESSEE, LLC, a Delaware limited liability company

By: /s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

HHLP SUNNYVALE TPS LESSEE, LLC, a Delaware limited liability company

By: /s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

HHLP GEORGETOWN II LESSEE, LLC, a Delaware limited liability company

By: /s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

HHLP SUNNY LESSEE, LLC, a Delaware limited liability company

By: /s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

PURCHASER:

BCORE HALO HOLDINGS LLC,
a Delaware limited liability company

By: /s/ Scott Trebilco
Name: Scott Trebilco
Title: Senior Managing Director and Vice President

JOINDER OF ESCROW AGENT
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, and intending to be legally bound hereby, FIDELITY NATIONAL TITLE INSURANCE COMPANY (the “Escrow Agent”) hereby joins in this Agreement solely to acknowledge it agreement to be bound by the terms and conditions set forth at Section 3.2 and Section 3.3 and Article XVIII hereof.
AGREED AND ACCEPTED THIS 27th DAY OF APRIL 2022.

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:__/s/ Bernie Bittner___________________
Name: Bernie Bittner
Title: Vice President and Commercial Underwriting Counsel

JOINDER OF HERSHA HOSPITALITY TRUST
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, and intending to be legally bound hereby, HERSHA HOSPITALITY TRUST, a Maryland real estate investment trust (“Hersha”), hereby joins in this Agreement solely to acknowledge it agreement to be bound by the terms and conditions set forth at Article XVII hereof.
AGREED AND ACCEPTED THIS 27th DAY OF APRIL, 2022.

HERSHA HOSPITALITY TRUST

By: /s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: CFO

EXHIBIT A – HOTELS

Courtyard Marriott LA Westside 6333 Bristol Parkway Culver City, CA 90230

Courtyard Marriott Sunnyvale 660 W El Camino Real Sunnyvale, CA 94087

TownePlace Suites Sunnyvale 606 S. Bernardo Ave Sunnyvale, CA 94087

Hampton Inn Washington DC 901 6th Street Washington, DC 20001

Hilton Garden Inn DC Georgetown 2201 M St NW Washington, DC 20037

Courtyard Marriott Brookline 40 Webster St Brookline, MA 2446

Hampton Inn Philadelphia 1301 Race Street Philadelphia, PA 19107